    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 2002
                                                   Registration No. 333-90550

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                           LONG BEACH SECURITIES CORP.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   33-0917586
                      (I.R.S. Employer Identification No.)

                            1100 Town & Country Road
                            Orange, California 92868
                                 (714) 541-5378
                        (Address, Including Zip Code, and
                        Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                                Thomas G. Lehmann
                           LONG BEACH SECURITIES CORP.
                              c/o Washington Mutual
                                1201 Third Avenue
                            Seattle, Washington 98101
                                 (206) 377-6022
                       (Name, Address, Including Zip Code,
                         and Telephone Number, Including
                        Area Code, of Agent For Service)

                                ----------------

                                   Copies to:

                                Mark Levie, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                        Old Federal Reserve Bank Building
                               400 Sansome Street
                         San Francisco, California 94111

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

-------------------------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] __________________________

                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed
                                             Proposed Maximium      Maximum
                                                 Aggregate         Offering                        Amount of
                                               Offering Being      Price per    Amount Being      Registration
          Title of Securities                  Registered(1)        Unit(1)     Registered(1)      Fee(2)(3)
----------------------------------------     -----------------     --------     -------------     ------------
Mortgage Pass-Through Certificates and
Mortgage-Backed Notes, issued in Series       $13,324,461,000         100%     $13,324,461,000     $1,225,851

(1) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

(2) Calculated in reliance upon Rule 457(o).


(3) $92.00 of which was paid in connection with the initial filing of this Registration Statement. In addition, a filing fee of $349,657 was paid with Registration Statement No. 333-41712 in connection with $1,324,461,000 of unsold securities registered by Washington Mutual Mortgage Securities Corp. under Registration Statement No. 333-41712, initially filed on July 18, 2000, and is being offset against the total filing fee due for this Registration Statement pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended.

             CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(a)

             ITEMS AND CAPTIONS IN FORM S-3 LOCATION IN PROSPECTUSES

1.  Forepart of Registration Statement and Outside Front
    Cover Page of Prospectus.............................. Forepart of Registration Statement and Outside Front
                                                           Cover Page of Prospectuses**

2.  Inside Front and Outside Back Cover Pages of
    Prospectus............................................ Inside Front Cover Page of Prospectuses and Outside
                                                           Back Cover Page of Prospectuses**

3.  Summary Information, Risk Factors and Ratio of
    Earnings to Fixed Charges............................. Summaries of Prospectus; Special Considerations

4.  Use of Proceeds....................................... Use of Proceeds**
5.  Determination of Offering Price....................... *

6.  Dilution.............................................. *

7.  Selling Security Holders.............................. *

8.  Plan of Distribution.................................. Method of Distribution**

9.  Description of Securities to Be Registered............ Outside Front Cover Page; Summaries of Prospectus;
                                                           Description of the Trust Funds; Description of the
                                                           Certificates**

10. Interests of Named Experts and Counsel................ *

11. Material Changes...................................... Financial Information

12. Incorporation of Certain Information by Reference..... Incorporation of Certain Information by Reference

13. Disclosure of Commission Position on Indemnification
    for Securities Act Liabilities........................ See page II-1

*Answer negative or item inapplicable.

**To be completed or provided from time to time by Prospectus Supplement.


                                EXPLANATORY NOTE

         This Registration Statement consists of (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of senior/subordinate certificates ("Version 1"), (iii) an illustrative form of prospectus supplement for use in an offering a series of Mortgage Pass-Through Certificates with various combinations of credit support ("Version 2"), and (iv) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes ("Version 3").

                       Contents of Registration Statement

                                                                                  Page
                                                                                  ----
Forms of Prospectus Supplement:
    Version 1:  Form of Prospectus Supplement relating to
                a typical Senior/Subordinate Series.............................  S-1
    Version 2:  Form of Prospectus Supplement relating to Certificates with various combinations of Credit Support..........................  S-1
    Version 3:  Form of Prospectus Supplement relating to an offering of
                Mortgage-Backed Notes...........................................  S-1
Basic Prospectus................................................................   1

                                                                     [Version 1]


The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                Subject to Completion, Dated ___________________

          Prospectus Supplement (to Prospectus dated ________________)

                         $_______________ (APPROXIMATE)

       [__] FLOATING RATE MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-

                           LONG BEACH SECURITIES CORP.
                                    DEPOSITOR

                            [NAME OF MASTER SERVICER]
                                 MASTER SERVICER

------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

This prospectus supplement, together with the accompanying prospectus will constitute the complete prospectus.
------------------------------------------------------------------------------

OFFERED            The trust created for the series _____-__
CERTIFICATES       certificates will hold a pool of one- to four-family,
                   adjustable rate, residential first mortgage loans.
                   The trust will issue ______ classes of offered certificates. You can find a list of these classes, together with their principal balances, pass-through rates and other characteristics, on Page S-__ of this prospectus supplement. Credit enhancement for the offered certificates will be provided by the Class
                   A-2 Certificates and ______ classes of subordinated
                   Class M Certificates. Each class of Class M
                   Certificates is subordinated to the senior certificates and any Class M Certificates with a higher payment priority.

UNDERWRITING       _______________________, as underwriter, will offer to the public the Class A-1 Certificates, the Class A-2
                   Certificates, the Class M-1 Certificates, the Class M-2
                   Certificates and the Class M-3 Certificates at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten certificates will be approximately _____% of the principal balance of the underwritten certificates plus accrued interest, before deducting expenses. See "Method of Distribution".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                              [NAME OF UNDERWRITER]

                                   Underwriter

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

     o this prospectus supplement, which describes the specific terms of this series of certificates.

Long Beach Securities Corp.'s principal offices are located at 1100 Town & Country Road, Orange, California 92868 and its phone number is (___) ________.

                                TABLE OF CONTENTS
                                      PAGE
                              PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement.........................................   S-3
Risk Factors.............................................................   S-9
Use of Proceeds..........................................................  S-15
The Mortgage Pool........................................................  S-15
Yield on The Certificates................................................  S-25
Description of the Certificates..........................................  S-34
The Mortgage Loan Seller.................................................  S-52
Pooling and Servicing Agreement                                            S-52
Federal Income Tax Consequences..........................................  S-59
Method of Distribution...................................................  S-61
Secondary Market.........................................................  S-62
Legal Opinions...........................................................  S-62
Legal Investment.........................................................  S-63
ERISA Considerations.....................................................  S-64


                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Title of Series......................  [__] Floating Rate Mortgage Pass-Through
                                       Certificates,  Series ____-_.

Cut-off Date.........................  __________ __, ____.

Closing Date.........................  On or about __________ __, ____.

Depositor............................  Long Beach Securities Corp.. The
                                       depositor will deposit the mortgage loans into the trust. The depositor's principal offices are located at 1100 Town & Country Road, Orange, California 92868 and its telephone number is (___) ______. SEE "THE DEPOSITOR" IN THE PROSPECTUS.

Mortgage Loan Seller.................  __________________. SEE "THE MORTGAGE
                                       LOAN SELLER" IN THIS PROSPECTUS
                                       SUPPLEMENT.

Master Servicer and Originator.......  __________________. SEE "THE MORTGAGE
                                       POOL--UNDERWRITING STANDARDS OF _________
                                       AND REPRESENTATIONS CONCERNING THE
                                       MORTGAGE LOANS" AND "POOLING AND
                                       SERVICING AGREEMENT--THE MASTER SERVICER"
                                       IN THIS PROSPECTUS SUPPLEMENT.

Trustee..............................  __________________. SEE "POOLING AND
                                       SERVICING AGREEMENT--THE TRUSTEE" IN THIS
                                       PROSPECTUS SUPPLEMENT.

Distribution Dates...................  Distributions on the offered certificates will be made on the __ day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in __________, ____.

Offered Certificates.................  Only the certificates listed in the immediately following table are being
                                       offered by this prospectus supplement.
                                       Each class of offered certificates and
                                       their pass-through rates and certificate principal balances are set forth in the immediately following table.

                     PASS-                         CLASS           CLASS
                    THROUGH                       PRINCIPAL       PRINCIPAL
  INITIAL           INITIAL          PASS-         BALANCE         BALANCE
CERTIFICATE       CERTIFICATE       THROUGH         RATE            RATE
-----------       -----------       -------       ---------       ---------






         The initial certificate principal balance of each class of certificates listed in the immediately preceding table is approximate. The pass-through rate on each class of certificates (other than the Class M-3 Certificates) is generally based on one-month LIBOR plus an applicable spread, subject to a rate cap equal to the weighted average of the net mortgage rates of the mortgage loans as described in this prospectus supplement.

THE TRUST

The depositor will establish a trust with respect to the certificates, under the pooling and servicing agreement dated as of __________ __, ____ among the depositor, the master servicer and the trustee. There are _____ classes of certificates representing the trust. SEE "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the offered certificates will be made only from payments received in connection with the mortgage loans described in the next section.

THE MORTGAGE LOANS

The trust will contain approximately _____ [conventional] [sub-prime] [nonconforming], one- to four-family, adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of __________, ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________, ____.

     Approximate range of mortgage
     rates:                                     _____% to _____%.

     Approximate weighted average
     mortgage rate:                             _____%.

     Approximate range of gross
     margins:                                   _____% to _____%._____%.

     Approximate weighted average
     gross margin:                              _____%.

     Approximate range of minimum
     mortgage rates:                            _____% to _____%.

     Approximate weighted average
     minimum mortgage rate:                     _____%.

     Approximate range of maximum
     mortgage rates:                            _____% to _____%.

     Approximate weighted average
     maximum mortgage rate:                     _____%.

     Approximate weighted average
     remaining term to stated maturity:         _____ years and ____ months.

     Approximate range of principal
     balances:                                  $_____ to $_____.

     Average principal balance:                 $_____.

     Approximate range of
     loan-to-value ratios:                      _____% to _____%.

     Approximate weighted average
     loan-to-value ratio:                       _____%.

     Approximate weighted average next
     adjustment date                            _____% to _____%.

The interest rate on each mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six- month LIBOR and the related gross margin, subject to periodic and lifetime limitations, as described herein.

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

PRE-FUNDING ACCOUNT AND SUBSEQUENT MORTGAGE LOANS

On or before ________, the depositor will sell subsequent mortgage loans to be included in the trust fund. On the closing date, the Depositor will pay to the trustee approximately $__________ which will be held by the trustee in the pre-funding account.

The amount on deposit in the pre-funding account will be reduced by the amount used to purchase subsequent mortgage loans during the period from the closing date up to and including ____________. Any amounts remaining in the pre-funding account after ______________ will be distributed on the next distribution date to the holders of the Class A-1 Certificates. SEE "THE MORTGAGE POOL--CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE- FUNDING ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.

INTEREST COVERAGE ACCOUNT

On the closing date, the depositor will pay to the trustee for deposit in the interest coverage account, an amount as specified in the pooling and servicing agreement. Funds on deposit in the interest coverage account will be applied by the trustee to cover shortfalls in the amount of interest generated by the assets of the trust fund attributable to the pre- funding feature during the funding period. SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST COVERAGE ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATES

OFFERED CERTIFICATES. The offered certificates will have the characteristics shown in the table appearing on page S-__ in this prospectus supplement. The pass-through rate on the offered certificates (other than the Class M-3 Certificates) is variable and will be calculated for each distribution date as described under the definition of pass-through rate contained in "Description of the Certificates--Glossary of Terms" in this prospectus supplement.

The offered certificates will be sold by the depositor to the underwriter on the closing date.

The offered certificates will initially be represented by one or more global certificates registered in the name of CEDE & Co., as nominee of DTC in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations. SEE "DESCRIPTION OF THE CERTIFICATES--REGISTRATION OF THE BOOK-ENTRY CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CLASS CE CERTIFICATES. The Class CE Certificates are one of the ____ classes of certificates representing the trust, but are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $_______, which is equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately ___% in the trust. The Class CE Certificates will be delivered to a wholly-owned bankruptcy remote subsidiary of the depositor as partial consideration for the mortgage loans.

CLASS P CERTIFICATES. The Class P certificates are one of the ___ classes of each certificates representing the trust, but are not offered by this prospectus supplement. The Class P Certificates will have an initial certificate principal balance of $[100] and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be delivered to a wholly-owned bankruptcy remote subsidiary of the depositor as partial consideration for the mortgage loans.

RESIDUAL CERTIFICATES. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are the classes of certificates representing the residual interests in the trust, but are not offered by this prospectus supplement. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates will be delivered to a wholly-owned bankruptcy remote subsidiary of the depositor as partial consideration for the mortgage loans.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination and overcollateralization.

SUBORDINATION. The rights of the holders of the Class A-2 Certificates, the Class M Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A-1 Certificates.

The rights of the holders of the Class M Certificates and Class CE Certificates will be subordinated to the rights of the holders of the Class A-2 Certificates.

In addition, the rights of the holders of the Class M Certificates with higher numerical class designations will be subordinated to the rights of holders of the certificates with lower numerical class designations, and the rights to the holders of the Class CE Certificates will be subordinated to the rights to the holders of the Class M Certificates to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the certificates protection against realized losses on the mortgage loans as described in the next section. SEE "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES" IN THIS PROSPECTUS SUPPLEMENT.

OVERCOLLATERALIZATION. The sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount will exceed the aggregate certificate principal balance of the offered certificates and the Class P Certificates on the closing date by approximately $__________, which is equal to the initial certificate principal balance of the Class CE Certificates. Such amount represents approximately ____% of the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount, and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement. SEE "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

ALLOCATION OF LOSSES. If, on any distribution date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans then realized losses on the mortgage loans will be allocated to the Class A-2 Certificates and the Class M Certificates as described below. If realized losses on the mortgage loans are allocated to the Class A-2 Certificates and the Class M Certificates, such losses will be allocated first, to the Class M-3 Certificates, second, to the Class M-2 Certificates, third, to the Class M-1 Certificates and fourth, to the Class A-2 Certificates. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class A-1 Certificates or the Class P Certificates; however, investors in the Class A-1 Certificates should realize that under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class A-1 Certificates all interest and principal amounts to which such certificates are then entitled. Once realized losses are allocated to the Class A-2 Certificates and the Class M Certificates, their certificate principal balances will be permanently reduced by the amount so allocated. SEE "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" AND --ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

P&I ADVANCES

The master servicer is required to advance delinquent payments of principal and interest on the mortgage loans, as described in this prospectus supplement. The master servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. SEE "DESCRIPTION OF THE CERTIFICATES--P&I ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DISTRIBUTIONS ON THE SECURITIES--ADVANCES BY MASTER SERVICER IN RESPECT OF DELINQUENCIES ON THE TRUST FUND ASSETS" IN THE PROSPECTUS.

OPTIONAL TERMINATION

At its option, the majority holder of the Class CE Certificates (or if such holder does not exercise such option, the master servicer) may purchase all of the mortgage loans, together with any properties in respect of the mortgage loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans, and properties acquired in respect of the mortgage loans, remaining in the trust has been reduced to less than [10%] of the sum of the aggregate principal balance of the mortgage loans as of __________ __, ____ and the original pre-funded amount. SEE "POOLING AND SERVICING AGREEMENT-- TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "DISTRIBUTIONS ON THE SECURITIES--TERMINATION OF THE TRUST FUND AND DISPOSITION OF TRUST FUND ASSETS" IN THE PROSPECTUS.

FEDERAL INCOME TAX CONSEQUENCES

Three separate elections will be made to treat designated portions of the trust (exclusive of the pre-funding account and the interest coverage account) as real estate mortgage investment conduits for federal income tax purposes. SEE "FEDERAL INCOME TAX CONSEQUENCES--REMIC'S--CHARACTERIZATI ON OF INVESTMENTS IN REMIC CERTIFICATES" IN THE PROSPECTUS.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from [______________] and [______________]:

      OFFERED
    CERTIFICATES              [RA]              [RA]
    ------------              ----              ----
     Class A-1                 AAA               AAA
     Class A-2                 AAA               AAA
     Class M-1                 AA                AA
     Class M-2                  A                 A
     Class M-3                 BBB               BBB

A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. SEE "YIELD ON THE CERTIFICATES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD AND MATURITY CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The Class A-1 Certificates, the Class A-2 Certificates and the Class M-1 Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 until such time as the balance of the pre- funding account is reduced to zero. At such time, the Class A-1 Certificates, the Class A- 2 Certificates and the Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. The Class M-2 Certificates and the Class M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA. SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

The U.S. Department of Labor has issued an individual exemption to the underwriter. This exemption will only apply to the Class A-1 Certificates, provided that the conditions set forth under "Considerations for Benefit Plan Investors" in the prospectus are satisfied.

ACCORDINGLY, THE OTHER CLASSES OF CERTIFICATES MAY NOT BE ACQUIRED BY OR ON BEHALF OF A PLAN EXCEPT AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND "CONSIDERATIONS FOR BENEFIT PLAN INVESTORS" IN THE PROSPECTUS.

RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

         You should carefully consider the following factors in connection with the purchase of the offered certificates:

[APPROPRIATE RISK FACTORS AS NECESSARY]

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

         The originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who do have equity in their property. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination.

         As a result of the underwriting standards described in the immediately preceding paragraph, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

         Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS OF __________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT].

[LIMITED SERVICING HISTORY AND PERFORMANCE DATA WITH RESPECT TO THE MASTER SERVICER

         The Master Servicer began directly servicing mortgage loans in [_____________]. As a result, the Master Servicer has limited experience servicing mortgage loans similar to the mortgage loans in the mortgage pool. The Master Servicer's limited experience in servicing mortgage loans may result in greater defaults and losses on the mortgage loans in the mortgage pool and result in accelerated prepayments on the Offered Certificates. You will bear any reinvestment risk resulting from such accelerated prepayments.

         Because the Master Servicer commenced its direct servicing operations in November 1998, the Master Servicer does not have historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining the Master Servicer's performance in servicing mortgage loans similar to the mortgage loans in the mortgage pool, other than to the limited extent as described under "POOLING AND SERVICING AGREEMENT--THE MASTER SERVICER--COLLECTION PROCEDURES; DELINQUENCY AND LOSS EXPERIENCE" IN THIS PROSPECTUS SUPPLEMENT. There can be no assurance that such experience is or will be representative.]

[CERTAIN OF THE MORTGAGE LOAN ARE BALLOON LOANS, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         Approximately ____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, are mortgage loans with balloon payments. Because borrowers of mortgage loans with balloon payments are required to make substantial higher final payments upon maturity, it is possible that the default risk associated with such mortgage loans is greater than that associated with fully- amortizing mortgage loans.]

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL HAVE HIGH LOAN-TO-VALUE RATIOS, SO THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

         Approximately _____% of the initial mortgage loans, by aggregate principal balance as of _______ __, ____, had a loan-to-value ratio at origination in excess of 80%. No initial mortgage loan in the mortgage pool with a loan-to-value ratio at origination in excess of 80% will be covered by a primary mortgage insurance policy. No initial mortgage loan will have a loan-to-value ratio exceeding __% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss in that an overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. This increase may reduce the likelihood of liquidation or other proceeds being insufficient to satisfy the mortgage loan and any losses, to the extent not covered by the credit enhancement, may affect the yield to maturity or your certificates. Furthermore, investors should note that the value of the mortgaged property may be insufficient to cover the outstanding balance of the certificates. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.]

[APPROXIMATELY ____% OF THE INITIAL MORTGAGE LOANS IN THE MORTGAGE POOL ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ____% of the initial mortgage loans, by aggregate principal balance as of _______ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of ______ __, ____. Approximately ____% of the initial mortgage loans, by aggregate principal balance as of _______ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _______ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the initial mortgage loans, by aggregate principal balance as of _______ __, ____, have a first payment date occurring on or after _______ __, ____ and, therefore, these mortgage loans could not have been delinquent as of _______ __, ____].

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE CONCENTRATED IN THE STATE OF [NAME OF STATE], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ___% of the initial mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets causing a decline in property values in those areas, and consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans located in other geographic regions. A region's economic condition and housing market may be directly, or indirectly, adversely affected by a number of factors including natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. A concentration of mortgage loans in the trust fund in a region experiencing a deterioration in economic conditions or a decline in real estate values may expose your certificates to losses in addition to those present for similar mortgage-backed securities without this concentration. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Any deterioration of economic conditions in [name of state] which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquency and foreclosure of the mortgage loans that may result in losses that, to the extent not covered by the [credit enhancement] will be allocated to your certificates.]

[THE SUBSEQUENT MORTGAGE LOANS MAY HAVE DIFFERENT CHARACTERISTICS THAN THE INITIAL MORTGAGE LOANS

         The subsequent mortgage loans may have characteristics different from those of the initial mortgage loans. However, each subsequent mortgage loan must satisfy the eligibility criteria referred to in this prospectus supplement under "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" at the time of its conveyance to the trust fund and be underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards of ____________ and Representations concerning the Mortgage Loans" in this prospectus supplement.]

[THE CLASS A-1 CERTIFICATES MAY RECEIVE A PREPAYMENT OF PRINCIPAL AS A RESULT OF EXCESS FUNDS IN THE PRE-FUNDING ACCOUNT

         To the extent that amounts on deposit in the pre-funding account have not been fully applied to the purchase of subsequent mortgage loans by the end of the funding period, the holders of the Class A-1 Certificates will receive on the distribution date immediately following the end of the funding period, any amounts in the pre-funding account after giving effect to any purchase of subsequent mortgage loans, as further described in this prospectus supplement. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trust fund will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the Class A-1 Certificates on such distribution date.]

[YOUR CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY.

         The certificates will not represent an interest in or obligation of the depositor, the master servicer, the mortgage loan seller, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the master servicer, the mortgage loan seller, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR CERTIFICATES WILL BE AFFECTED BY THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS.

         The rate and timing of distributions allocable to principal on the offered certificates will depend on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, a full and voluntary prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan. SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

         Distributions of principal will be made to the holders of the Class A-2 Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such class.

         FOR FURTHER INFORMATION REGARDING THE EFFECT OF PRINCIPAL PREPAYMENTS ON THE WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES, SEE "YIELD ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT, INCLUDING THE TABLE ENTITLED "PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION".]

[THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS WHICH COULD IMPACT THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR CERTIFICATES.

         In most cases, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at these higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.]

[THE YIELD ON YOUR CERTIFICATES WILL VARY DEPENDING ON THE RATE OF PREPAYMENTS.

         The yield to maturity on the offered certificates will depend on:

         o with respect to each class of offered certificates other than the Class M-3 certificates, the applicable pass-through rate thereon from time to time;

         o  the applicable purchase price; and

         o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation to reduce the certificate principal balance as well as other factors.

         The yield to investors on the offered certificates will be adversely affected by any allocation to the offered certificates of interest shortfalls on the mortgage loans.

         If the offered certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of ____% of the standard prepayment assumption, and weighted average lives corresponding to the prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. SEE "YIELD ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT].

[THE YIELD ON YOUR CERTIFICATES WILL BE AFFECTED BY THE SPECIFIC TERMS THAT APPLY TO THAT CLASS, DISCUSSED IN THIS RISK FACTOR.

         Because distributions of principal will be made to the holders of the Class A-2 Certificates and the Class M Certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess cash flow otherwise payable to the Class CE Certificates and
(i) with respect to the Class A-2 Certificates, the Class M Certificates or (ii) with respect to the Class M Certificates, a class of Class M Certificates with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class A-2 Certificates and the Class M Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.]

[VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND YOUR CERTIFICATES.

         Applicable state laws regulate interest rates and other charges, require disclosure, and require licensing of the originator. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

         o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

         o the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

         Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, or the Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds additional provisions to Regulation Z, which is the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In most cases, mortgage loans covered by the Riegle Act have annual percentage rates over 10% greater than the yield on treasury securities of comparable maturity and fees and points which exceed the greater of 8% of the total loan amount or $441, which amount is adjusted annually based on changes in the consumer price index for the year. The provisions of the Riegle Act apply on a mandatory basis to all applicable mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would, in most cases, be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the originator to damages and administrative enforcement.

         The originator will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

         All capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                                 USE OF PROCEEDS

         The mortgage loan seller will sell the mortgage loans to the depositor and the depositor will convey the mortgage loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the certificates will be applied by the depositor to the purchase of the mortgage loans from the mortgage loan seller. These net proceeds will represent the purchase price to be paid by the depositor to the mortgage loan seller for the mortgage loans. The mortgage loans were previously purchased by the mortgage loan seller either directly or indirectly from the originator.

                                THE MORTGAGE POOL

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

         References to percentages of the mortgage loans in the mortgage pool unless otherwise noted are calculated based on the aggregate principal balance of the mortgage loans as of ___________ __, ____, which date will also be referred to in this prospectus supplement as the cut-off date.

         The mortgage pool will initially consist of approximately _____ conventional, one- to four- family, adjustable-rate, fully-amortizing mortgage loans secured by first liens on residential real properties and having an aggregate principal balance as of the cut-off date, of approximately $___________, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans in the mortgage pool have original terms to maturity of not greater than [30] years.

         The statistical information presented in this prospectus supplement describes only the initial mortgage loans and does not include the mortgage loans to be purchased by the trust after the closing date. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the initial mortgage loans as of the cut-off date and do not include any subsequent mortgage loans.

         Subsequent mortgage loans are intended to be purchased by the trust from the depositor from time to time on or before _______________ from funds on deposit in the pre-funding account. The subsequent mortgage loans, if available, will be purchased by the depositor and sold by the depositor to the trust fund for deposit in the mortgage pool. The pooling and servicing agreement will provide that each mortgage loan in the mortgage pool must conform to certain specified characteristics and, following the conveyance of the subsequent mortgage loans, the mortgage pool must conform to certain specified characteristics, as described below under "--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account".

         The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties. The mortgaged properties in the mortgage pool consist of attached, attached or semi-attached, one- to four- family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing. The mortgage loans to be included in the mortgage pool will be acquired by the depositor from the mortgage loan seller. The mortgage loan seller, in its capacity as master servicer, will act as the master servicer for the mortgage loans originated by it under the pooling and servicing agreement.

         All of the mortgage loans in the mortgage pool have scheduled monthly payments due on the first day of the month and that day will be referred to in this prospectus supplement as the due date. Each mortgage loan in the mortgage pool will contain a customary due-on-sale clause.

         The mortgage loans have mortgage rates subject to a semiannual adjustment after an initial three-year period on the day of the month specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of
(1) a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in THE WALL STREET JOURNAL and as most recently available as of the date specified in the related mortgage note, and
(2) a fixed percentage amount specified in the related mortgage note; provided, however, that the mortgage rate will not increase or decrease on any adjustment date after the initial adjustment date by more than 1%. All of the mortgage loans provide that over the life of the mortgage loan the mortgage rate will in no event be more than the fixed percentage set forth in the mortgage note. Effective with the first payment due on a mortgage loan after each related adjustment date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted.

         If the six-month LIBOR index ceases to be published or is otherwise unavailable, the master servicer will select an alternative index for mortgage loans on comparable properties, based upon comparable information, over which it has no control and which is readily verifiable by mortgagors.

         None of the mortgage loans permit the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

         Approximately _____% of the initial mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Each mortgage loan in the mortgage pool that provides for the payment of a prepayment charge provides for payment of a prepayment charge on partial or full prepayments made within one year, five years or other designated period as provided in the related mortgage note from the date of origination of the particular mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will apply if, in any twelve-month period during the first year, five years or other designated period as provided in the related mortgage note from the date of origination of the particular mortgage loan, the mortgagor prepays an aggregate amount exceeding __% of the original principal balance of the particular mortgage loan. With respect to _____% of these mortgage loans, the amount of the prepayment charge will be equal to ___ months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of __% of the original principal balance of the mortgage loan for a period of five years and one year, respectively. The Class P certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the certificates. Under those circumstances described in the pooling and servicing agreement, the master servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount of the prepayment charge actually collected. Investors should conduct their own analysis as to the effect, if any, that the prepayment charges and the decisions of the master servicer with respect to the waiver of prepayment charges may have on the prepayment performance of the mortgage loans. The depositor makes no representation as to the effect that the prepayment charges, and the decisions of the master servicer with respect to the waiver of the prepayment charges may have on the prepayment performance of the mortgage loans.

         The average principal balance of the initial mortgage loans at origination was approximately $______. No initial mortgage loan had a principal balance at origination of greater than approximately $_______ or less than approximately $______. The average principal balance of the initial mortgage loans as of the cut-off date was approximately $______.

No initial mortgage loan had a principal balance as of the cut-off date of greater than approximately $_______ or less than approximately $______.

         As of the cut-off date, the initial mortgage loans had mortgage rates ranging from approximately _____% per annum to approximately ______% per annum and the weighted average mortgage rate was approximately _____% per annum. The weighted average remaining term to stated maturity of the initial mortgage loans will be approximately __ years and __ months as of the cut-off date. None of the initial mortgage loans will have its first payment due prior to ________ ____ or after _________ ____, or will have a remaining term to maturity of less than __ years and __ months or greater than __ years as of the cut-off date. The latest maturity date of any initial mortgage loan in the mortgage pool is ________
____.

         The weighted average loan-to-value ratio at origination of the initial mortgage loans was approximately ______%. No loan-to-value ratio at origination was greater than approximately _____% or less than approximately ____%.

         The following information sets forth in tabular format certain characteristics of the initial mortgage loans as of the cut-off date.

         Principal Balances of the Initial Mortgage Loans as of the Cut-off
Date:

                                    Aggregate              % of Aggregate
                                    Principal            Principal Balance
                Number of          Outstanding         Outstanding as of the
 Range ($)        Loans        as of Cut-off Date           Cut-off Date
 ---------      ---------      ------------------      ---------------------



         Mortgage Rates of the Initial Mortgage Loans as of the Cut-off Date:


                                    Aggregate              % of Aggregate
                                    Principal            Principal Balance
 Mortgage       Number of          Outstanding         Outstanding as of the
   Rate           Loans        as of Cut-off Date           Cut-off Date
 ---------      ---------      ------------------      ---------------------


         Maximum Mortgage Rates of the Initial Mortgage Loans:


                                    Aggregate              % of Aggregate
 Maximum                            Principal            Principal Balance
 Mortgage       Number of          Outstanding         Outstanding as of the
   Rate           Loans        as of Cut-off Date           Cut-off Date
 ---------      ---------      ------------------      ---------------------

         Minimum Mortgage Rates of the Initial Mortgage Loans:


                                    Aggregate              % of Aggregate
  Minimum                           Principal            Principal Balance
 Mortgage       Number of          Outstanding         Outstanding as of the
   Rate           Loans        as of Cut-off Date           Cut-off Date
 ---------      ---------      ------------------      ---------------------


         Gross Margins of the Initial Mortgage Loans:


                                    Aggregate              % of Aggregate
                                    Principal            Principal Balance
                Number of          Outstanding         Outstanding as of the
Gross Margin      Loans        as of Cut-off Date           Cut-off Date
------------    ---------      ------------------      ---------------------



         Original Loan-to-Value Ratios of the Initial Mortgage Loans:



                                      Aggregate              % of Aggregate
                                      Principal            Principal Balance
    Loan-to        Number of         Outstanding         Outstanding as of the
Value Ratio(%)      Loans        as of Cut-off Date          Cut-off Date
---------------    ---------      ------------------     ---------------------


         Geographic Distribution of the Mortgaged Properties of the Initial Mortgage Loans:


                                    Aggregate              % of Aggregate
                                    Principal            Principal Balance
                Number of          Outstanding         Outstanding as of the
 Location         Loans        as of Cut-off Date           Cut-off Date
 ---------      ---------      ------------------      ---------------------


CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT

         Under and to the extent provided in the pooling and servicing, following the initial issuance of the certificates, the trust fund will be obligated to purchase from the depositor on or before _____________, subject to the availability thereof, the subsequent mortgage loans. The subsequent mortgage loans will be transferred to the trust fund pursuant to subsequent transfer instruments between the depositor and the trust fund. In connection with the purchase of subsequent mortgage loans on such dates of transfer, the trust fund will be required to pay to the depositor from amounts on deposit in the pre-funding account a cash purchase price of 100% of the principal balance thereof. The depositor will designate the first day of the month in which the related subsequent transfer date occurs as the cut-off date with respect to the related subsequent mortgage loans. The amount paid from the pre-funding account on each subsequent transfer date will not include accrued interest on the related subsequent mortgage loans. Following each subsequent transfer date, the aggregate principal balance of the mortgage loans in the mortgage pool will increase by an amount equal to the aggregate principal balance of the related subsequent mortgage loans so purchased and the amount in the pre-funding account will decrease accordingly.

         A pre-funding account will be established by the trustee and funded on the closing date by the depositor with approximately $___________, subject to a permitted variance, as described herein, equal to the aggregate principal balance of any of the initial mortgage loans which are added or removed from the trust fund, to provide the trust fund with sufficient funds to purchase subsequent mortgage loans, provided that the original pre-funded amount will not exceed 25% of the aggregate initial certificate principal balance of the certificates. The original pre-funded amount will be reduced during the funding period by the amount used to purchase subsequent mortgage loans for the mortgage pool in accordance with the pooling and servicing agreement. During the period from the closing date until the earliest of (i) the date on which the amount on deposit in the pre-funding account is reduced to zero or (ii) _______________, such amount will be maintained in the pre-funding account.

         Any conveyance of subsequent mortgage loans on a subsequent transfer date is subject to certain conditions including, but not limited to, the following:

         o each subsequent mortgage loan must satisfy the representations and warranties specified in the subsequent transfer instrument and the pooling and servicing agreement;

         o the depositor will not select such subsequent mortgage loans in a manner that it believes is adverse to the interests of the certificateholders;

         o the depositor will deliver opinions of counsel with respect to the validity of the conveyance of such subsequent mortgage loans;

         o each subsequent mortgage loan may not be 30 or more days contractually delinquent as of the related subsequent cut-off date;

         o the original term to maturity of such subsequent mortgage loan will not be less than ___ months and will not exceed ___ months;

         o each subsequent mortgage loan may not provide for negative amortization;

         o each subsequent mortgage loan will not have an loan-to-value ratio greater than 90%;

         o each subsequent mortgage loan will have, as of the subsequent cut-off date, a weighted average term since origination not in excess of ____ months;

         o no subsequent mortgage loan will have a mortgage rate less than ____% or greater than ___%;

         o each subsequent mortgage loan will have been serviced by the master servicer since origination or purchase by the depositor;

         o each subsequent mortgage loan will have a first payment date not later than ___________; and

         o each subsequent mortgage loan will be underwritten in accordance with the criteria set forth under "-Underwriting Standards of __________ and Representations Concerning the Mortgage Loans".

         In addition, following the purchase of all subsequent mortgage loans by the trust fund, the mortgage loans (including the subsequent mortgage loans) will as of the subsequent cut-off date:

         o have a weighted average remaining term to stated maturity of not more than ___ months and not less than ___ months;

         o have a weighted average mortgage rate of not less than ____% and not more than ____% by aggregate principal balance of the mortgage loans;

         o  have a weighted average loan-to-value ratio of not more than ___%;

         o have no mortgage loan with a principal balance in excess of $_________; and

         o  have a weighted average gross margin not less than ____%.

         Notwithstanding the foregoing, any subsequent mortgage loan may be rejected by either [RA] or [RA] if the inclusion of such subsequent mortgage loan would adversely affect the ratings on any class of offered certificates.

UNDERWRITING STANDARDS OF ____________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS

         The mortgage loans will be acquired by the depositor from the mortgage loan seller. All of the mortgage loans were originated or acquired by the mortgage loan seller generally in accordance with the respective underwriting criteria described below.

         The information set forth below with regard to the mortgage loan seller's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by the mortgage loan seller. None of the depositor, the trustee, the underwriter or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

         The mortgage loans were originated generally in accordance with guidelines (the "originator's underwriting guidelines") established by the mortgage loan seller under the "Full Documentation", "Fast Trac" or "Stated Income" residential loan programs (the "originator underwriting programs"). The originator underwriting guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis and only with the approval of two or more senior lending officers, the mortgage loan seller may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the mortgage pool will represent such underwriting exceptions.

         Under the originator underwriting programs, during the underwriting process, the mortgage loan seller or the originator for the mortgage loan seller reviews and verifies the loan applicant's sources of income (except under the Stated Income and Fast Trac residential loan programs), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the originator underwriting guidelines. The originator underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which generally conforms to Freddie Mac and Fannie Mae standards and (ii) a review of such appraisal, which review may be conducted by a representative of the mortgage loan seller or a staff appraiser and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The originator underwriting guidelines permit loans with loan-to-value ratios at origination of up to 90%. The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the mortgagor and the overall risks associated with the loan decision. Under the residential loan programs, the maximum combined loan-to-value ratio, including any second deeds of trust subordinate to the mortgage loan seller's first deed of trust, is generally 100% for owner occupied mortgaged properties and 90% for non-owner occupied mortgaged properties.

         All of the mortgage loans originated in the originator underwriting programs are based on loan application packages submitted through mortgage brokerage companies or the mortgage loan seller's retail branches, or are purchased from approved originators pursuant to the originator underwriting guidelines described herein. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the mortgage loan seller for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made. No single mortgage brokerage company accounts for more than 5%, measured by outstanding principal balance, of the single-family mortgage loans originated by the mortgage loan seller.

         Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. The mortgage loan seller obtains a credit report on each applicant from a credit reporting company. The applicant must generally provide to the mortgage loan seller or the originator for the mortgage loan seller a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Under the Full Documentation residential loan program, self-employed individuals are generally required to submit their most recent federal income tax return. As part of its quality control system, the mortgage loan seller reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of its pre-funding audit, the mortgage loan seller reverifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the originator underwriting guidelines (except under the Stated Income residential loan program). The mortgage loan seller generally verifies the source of funds for the down payment.

         Mortgaged properties that are to secure mortgage loans underwritten under the originator underwriting programs are appraised by qualified independent appraisers who are approved by the mortgage loan seller's internal valuation managers. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for mortgage loans in the originator underwriting programs. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of the mortgage loan seller or a staff appraiser before the loan is funded.

         The originator underwriting guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the originator underwriting programs generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The originator underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         Under the Fast Trac and Stated Income residential loan programs, the mortgagor's employment and income sources must be stated on the mortgagor's application. The mortgagor's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the mortgagor's income as stated on the application is not independently verified. Verification of employment is required for salaried mortgagors only. Maximum loan-to-value ratios are generally lower under the Fast Trac and Stated Income residential loan programs than those permitted under the Full Documentation residential loan program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral property underwriting guidelines that apply to the Full Documentation residential loan program apply to the Fast Trac and Stated Income residential loan programs.

         The mortgage loan seller requires that all mortgage loans in the originator underwriting programs have title insurance and be secured by liens on real property. The mortgage loan seller also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the property, whichever is less. The mortgage loan seller does not require that mortgage loans in the originator underwriting programs be covered by a primary mortgage insurance policy.

RISK CATEGORIES

         Under the originator underwriting programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the originator underwriting programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         The originator underwriting guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

         CREDIT GRADE: "A." Under the "A" risk categories, the applicant generally must have repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Any and all payments 60 days or more late within the past 12 months may not represent more than 25% of the credit reported during that period. Minor derogatory items are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is good. No bankruptcy filings may have occurred during the preceding two years and no discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 80% is permitted on an owner occupied mortgaged property consisting of two- to four-units or second homes. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units. Generally, the debt service-to-income ratio maximum may be 47%, but this may be allowed to be increased to 55% based on the mortgagor's net disposable income and if the loan-to-value ratio is less than or equal to 85%.

                  CREDIT GRADE: "A1." Under the "A1" risk sub-category, in addition to the characteristics described under the "A" risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan, either on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as borrower. In addition, the applicant must have a credit score of 620 or higher and a debt service-to-income ratio of 45% or less.

                  CREDIT GRADE "A2." Under the "A2" risk sub-category, in addition to the characteristics described under the "A" risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan, either on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as borrower.

                  CREDIT GRADE "A3." Under the "A3" risk sub-category, in addition to the characteristics described under the "A" risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan on the property which is being made subject to the mortgage loan seller's lien.

                  CREDIT GRADE "A4." Under the "A4" risk sub-category, in addition to the characteristics described under the "A" risk category above, a maximum of one 30-day late payment and no 60-day late payments during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "A5." Under the "A5" risk sub-category, in addition to the characteristics described under the "A" risk category above, a maximum of two 30-day late payments and no 60-day late payments during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE: "B". Under the "B" risk category, the applicant must have generally repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Up to four minor derogatory items that are late 90 days or more are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. Any and all payments 60 days or more late within the past 12 months may not represent more than 35% of the credit reported during that period. No bankruptcy filings may have occurred during the preceding two years and no discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of two- to four-units or second homes. Generally, the debt service-to-income ratio must be 50% or less but this may be increased to 55% based on the mortgagor's net disposable income and/or loan-to-value ratio.

                  CREDIT GRADE "B1." Under the "B1" risk sub-category, in addition to the characteristics described under the "B" risk category described above, n late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B2." Under the "B2" risk sub-category, in addition to the characteristics described under the "B" risk category described above, a maximum of one 30-day late payment and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B3." Under the "B3" risk sub-category, in addition to the characteristics described under the "B" risk category described above, a maximum of two 30-day late payments and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B4." Under the "B4" risk sub-category, in addition to the characteristics described under the "B" risk category described above, a maximum of three 30-day late payments and generally no 60-day late payments during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE: "B-". Under the "B-" risk category, the applicant must have generally repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. No payment delinquent more than 30 days at the time of application is permitted on an existing mortgage loan. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Payments 60 days or more late within the last 12 months may not represent more than 50% of the credit items reported during that period. No bankruptcy filings may have occurred during the preceding eighteen months and no discharge or notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 75% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 75% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 65% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%.

                  CREDIT GRADE "B-1." Under the "B-1" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, no late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B-2." Under the "B-2" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, a maximum of one 30-day late payment and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B-3." Under the "B-3" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, a maximum of two 30-day late payments and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B-4." Under the "B-4" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, a maximum of three 30-day late payments and generally no 60-day late payments during the previous twelve months ate permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B-5." Under the "B-5" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, a maximum of one 60-day late payment during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE "C". Under the "C" risk category, the applicant may have experienced significant credit problems in the past. A maximum of two 60-day late payments and one 90-day late payment, or three 60-day late payments and no 90-day late payments, within the last 12 months is permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Consumer credit derogatory items will be considered on a case-by-case basis. No bankruptcy, discharge or notice of default filings may have occurred during the preceding twelve months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 75% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 70% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 60% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%; however, a debt service-to-income ratio of 55% to 60% will be considered on a case-by-case basis.

         CREDIT GRADE "D". Under the "D" risk category, the applicant may have experienced significant credit problems in the past. The applicant may be in bankruptcy or have received a notice of default or foreclosure, and in any such case must provide a reasonable explanation as to why the problem no longer exists. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 65% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 60% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 65% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 50% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%; however, a debt service-to-income ratio of 55% to 60% will be considered on a case-by-case basis.

         The mortgage loan seller will make representations and warranties as of the closing date with respect to the mortgage loans, and will be obligated to replace, cure or repurchase any such mortgage loan in respect of which a material breach of the representations and warranties it has made has occurred (other than those breaches which have been cured). For a discussion of the representations and warranties made and the repurchase obligation, see "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation" in the Prospectus.

ADDITIONAL INFORMATION CONCERNING THE MORTGAGE LOANS

         The description in this prospectus supplement of the initial mortgage pool and the initial mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary.

         The subsequent mortgage loans may have characteristics different from those of the initial mortgage loans. However each subsequent mortgage loan must satisfy the eligibility criteria referred to herein under "-Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account."

                            YIELD ON THE CERTIFICATES

DELAY IN DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         The effective yield to holders of the Class M-3 Certificates will be less than the yields otherwise produced by the pass-through rate thereon and purchase prices because:

         o on the first distribution date, one month's interest is payable on the offered certificates even though __ days will have elapsed from the date on which interest begins to accrue thereon,

         o on each succeeding distribution date the interest payable on the offered certificates is the interest accrued during the month preceding the month of the particular distribution date, which ends __ days prior to the distribution date; and

         o during each Interest Accrual Period, other than the first Interest Accrual Period, interest accrues on a certificate principal balance that is less than the certificate principal balance of such class actually outstanding for the first __ days of the Interest Accrual Period.

SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period beginning with the date on which the scheduled monthly payment was due for the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended or the Relief Act, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loans affected by application of the Relief Act. The master servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans master serviced by it, but only to the extent of its aggregate servicing fee for the related due period. The due period, with respect to any distribution date, commences on the second day of the month immediately preceding the month in which the distribution date occurs and ends on the first day of the month in which the distribution date occurs. Accordingly, the effect of:

         o any principal prepayments on the mortgage loans, to the extent that Prepayment Interest Shortfalls exceed Compensating Interest or

         o any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates.

         Any of these shortfalls will be allocated among the certificates as provided in this prospectus supplement under "Description of the Certificates--Interest Distributions". See "Legal Aspects of Mortgage Assets--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of offered certificates, the aggregate amount of distributions on each class of offered certificates and the yield to maturity of each class of offered certificates will be related to the rate and timing of payments of principal on the mortgage loans and the amount, if any, contributed from the pre-funding account at the end of the funding period. The rate of principal payments on the mortgage loans in the mortgage pool will in turn be affected by the amortization schedules of the mortgage loans as they change from time to time to accommodate changes in the mortgage rates and by the rate of principal prepayments on the mortgage loans, including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the mortgage loan seller, the originator, the master servicer or the majorityholder of the Class CE Certificates. The mortgage loans may be prepaid by the mortgagors at any time; however, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge.

         Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of offered certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of these mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on these certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal on the mortgage loans occurs, the greater the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments. See "Yield Considerations" and "Maturity and

Prepayment Considerations" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to certain classes of offered certificates before other classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having later priority will represent an increasing percentage interest in the trust fund before principal distributions are made on these certificates. Prior to a certain date, as described herein, all principal payments on the mortgage loans will be allocated to the Class A-1 Certificates. Thereafter, during certain periods subject to certain delinquency triggers described herein, all principal payments on the mortgage loans will be allocated to the offered certificates in the priorities described under "Description of the Certificates-Principal Distributions on the Offered Certificates" in the prospectus supplement.

         The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the certificates. See "Yield and Maturity Considerations" in the prospectus.

         Defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates in most cases are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan in the mortgage pool, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available. See "The Mortgage Pool--Underwriting Standards of __________ and Representations Concerning the Mortgage Loans" in this prospectus supplement.

         Furthermore, to the extent that the original pre-funded amount has not been fully applied to the purchase of subsequent mortgage loans by the end of the funding period, the holders of the Class A-1 Certificates will receive on the distribution date immediately following the end of the funding period a prepayment of principal in an amount equal to the lesser of (i) any amounts remaining in the pre-funding account and (ii) the outstanding certificate principal balance of the Class A-1 Certificates. Although no assurance can be given, it is anticipated by the depositor that the principal amount of subsequent mortgage loans sold to the trust fund will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material amount of principal prepaid to the holders of the Class A-1 Certificates. However, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the pre-funded amount.

SPECIAL YIELD CONSIDERATIONS

         The mortgage rates on the mortgage loans adjust semi-annually based upon the six-month LIBOR index, after an initial period of approximately three years, whereas the pass-through rate on the offered certificates (other than the Class M-3 Certificates) adjusts monthly and may be based upon one-month LIBOR as described under "Description of the Certificates--Calculation of One-Month LIBOR" herein. One-month LIBOR and the six-month LIBOR index applicable to the mortgage loans may respond differently to economic and market factors, and there is not necessarily a correlation between them. It is possible, for example, that if both one-month LIBOR and the six-month LIBOR index rise during the same period, one-month LIBOR may rise more rapidly than the six-month LIBOR index or may rise higher than the six-month LIBOR index. Thus, the interest due on the mortgage loans during any due period, net of the expenses of the trust fund, may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable spread on the offered certificates during the related Interest Accrual Period. In such an event the rate payable to the holders of the offered certificates (other than the Class M-3 Certificates) will be the Net WAC Pass-Through Rate, this would adversely affect the yield to maturity on such certificates, and the holders of such Certificates WILL NOT be entitled to interest in excess of the Net WAC Pass-Through Rate on any future distribution date. In addition, the Net WAC Pass-Through Rate will be reduced by the prepayment of mortgage loans with high mortgage rates.

         All of the mortgage loans are adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates were to fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to "lock in" lower fixed interest rates. The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments and the seller makes no representations as to the particular factors that will affect the prepayment of the mortgage loans.

         In addition, amounts otherwise distributable to holders of the Class A-2 Certificates and the Class M Certificates may be made available to protect the holders of the Class A-1 Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors on the Class A-2 Certificates and the Class M Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Class A-2 Certificates and the Class M Certificates. The rate of delinquencies or losses will also affect the rate of principal payments on the Class A-2 Certificates and each Class of Class M certificates. See "Description of the Certificates--Principal Distributions on the Offered Certificates" herein.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the offered certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of ___% CPR. No representation is made that the mortgage loans in the mortgage pool will prepay at this rate or any other rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

         The tables following the next paragraph indicate the percentage of the initial certificate principal balance of the indicated classes of certificates that would be outstanding after each of the dates shown at various constant percentages of the prepayment model and the corresponding weighted average life of each class of certificates. The table is based on the following assumptions:

         o the mortgage pool consists of ____ mortgage loans with the characteristics set forth in the table immediately following these bullet points entitled "Assumed Mortgage Loan Characteristics",

         o distributions on the certificates are received, in cash, on the __ day of each month, commencing in ________ ____,

         o the mortgage loans prepay at the constant percentages of the prepayment model indicated,

         o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred,

         o none of the depositor, the mortgage loan seller, the originator, the majorityholder of the Class CE certificates, the master servicer or any other person purchases from the trust fund any mortgage loan based on any obligation or option under the pooling and servicing agreement, except as indicated in the second sentence following the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentage of the Prepayment Model",

         o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in ________ ____, and are computed prior to giving effect to any prepayments received in the prior month,

         o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in _______ ____, and include 30 days' interest on the mortgage loan,

         o the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity,

         o  the certificates are purchased on _______ __, ____;

         o the six-month LIBOR index remains constant at ____% per annum and the mortgage rate on each mortgage loan is adjusted on the due date immediately following the next adjustment date and in subsequent adjustable dates necessary to equal the six-month LIBOR index plus the applicable gross margin, subject to the applicable periodic rate cap each as set forth in the related mortgage note;

         o  one-month LIBOR remains constant at ____% per annum;

         o the monthly payment on each mortgage loan is adjusted on the due date immediately following the next adjustment date (and on subsequent adjustment dates if necessary) to equal a fully amortizing monthly payment;

         o the subsequent mortgage loan are purchased on ____________ resulting in no mandatory prepayment from the pre-funding account on the distribution date immediately following the end of the funding period;

         o the initial mortgage loans and the subsequent mortgage loans are included in the mortgage pool as of the cut-off date; and

         o the servicing fee rate is ____% per annum and the trustee's fee rate is _____% per annum.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                  NEXT
 PRINCIPAL                 BALANCE        ORIGINAL   REMAINING    RATE
 AS OF THE                    TO          TERM TO       TERM      GROSS    MAXIMUM
  CUT-OFF    MORTGAGE      MATURITY       MATURITY   ADJUSTMENT   MARGIN   MORTGAGE
   DATE        RATE        (MONTHS)       (MONTHS)      DATE        (%)      RATE



         There will be discrepancies between the characteristics of the actual mortgage loans (after the purchase of subsequent mortgage loans) and the characteristics assumed in preparing the table immediately following this paragraph. Any discrepancy may have an effect upon the percentages of the initial certificate principal balances outstanding and the weighted average lives of the classes of certificates set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the table immediately following this paragraph and since it is not likely that the level of the six-month LIBOR index or one-month LIBOR will remain constant as assumed, the classes of certificates may mature earlier or later than indicated by the table immediately following this paragraph. Based on the foregoing assumptions, the table immediately following this paragraph indicates the weighted average life of each class of the offered certificates and sets forth the percentage of the initial certificate principal balance of each class of certificates that would be outstanding after each of the dates shown, at various percentages of the prepayment model. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate principal balance and weighted average lives shown in the following table. These variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the prepayment model.

  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE SPECIFIED
                       PERCENTAGES OF THE PREPAYMENT MODEL

                  CLASS A-2 CERTIFICATES
                     DISTRIBUTION DATE                                 CLASS A-1 CERTIFICATES
                     -----------------
    0%          15%       28%        35%        45%           0%        15%        28%        35%       45%
   ---          ---       ---        ---        ---          ---        ---        ---        ---       ---
       Weighted Average Life in Years.................
       Weighted Average Life in Years.................

         The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
(b) adding the results and (c) dividing the sum by the initial certificate principal balance of the certificate. The last row of weighted average lives is calculated using the calculation set forth in the prior sentence but assumes that the majorityholder of the Class CE Certificates or master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE SPECIFIED
                       PERCENTAGES OF THE PREPAYMENT MODEL

  CLASS M-1 CERTIFICATES          CLASS M-2 CERTIFICATES       CLASS M-3 CERTIFICATES        DISTRIBUTION DATE
0%    15%   28%   35%   45%     0%   15%   28%   35%   45%     0%  15%  28%  35%   45%
--    ---   ---   ---   ---     --   ---   ---   ---   ---     --  ---  ---  ---   ---
         Weighted Average Life in Years......................
         Weighted Average Life in Years......................

         The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
(b) adding the results and (c) dividing the sum by the initial certificate principal balance of the certificate. The last row of weighted average lives is calculated using the calculation set forth in the prior sentence but assumes that the majorityholder of the Class CE Certificates or master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

         There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the prepayment model indicated in the immediately preceding table or to any other level, or that the actual weighted average life of any class of certificates will conform to any of the weighted average lives set forth in the immediately preceding table. Furthermore, the information contained in the table with respect to the weighted average life of each specified class of certificates is not necessarily indicative of the weighted average life of each class that might be calculated or projected under different or varying prepayment assumptions.

         The characteristics of the mortgage loans included in the mortgage pool will differ from those assumed in preparing the immediately preceding table. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the prepayment model until maturity or that all of the mortgage loans included in the mortgage pool will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE CLASS A-2 CERTIFICATES AND THE CLASS M CERTIFICATES

         If the certificate principal balances of the Class CE Certificates, Class M-3 Certificates, Class M-2 Certificates and Class M-1 Certificates have been reduced to zero, the yield to maturity on the Class A-2 Certificates will become extremely sensitive to losses on the mortgage loans that are covered by subordination and the timing of losses on the mortgage loans, because the entire amount of these losses will be allocated to the Class A-2 Certificates. If the certificate principal balances of the Class CE Certificates, Class M-3 Certificates and Class M-2 certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the mortgage loans that are covered by subordination and the timing of losses on the mortgage loans, because the entire amount of these losses will be allocated to the Class M-1 Certificates. If the certificate principal balances of the Class CE Certificates and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the mortgage loans that are covered by subordination and the timing of losses on the mortgage loans, because the entire amount of these losses will be allocated to the Class M-2 Certificates. If the certificate principal balance of the Class CE Certificates has been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the mortgage loans that are covered by subordination and the timing of losses on the mortgage loans because the entire amount of these loans will be allocated to the Class M-3 Certificates. The initial undivided interest in the trust fund evidenced by the Class A-2 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 certificates and the Class CE certificates is approximately ____%, approximately ____%, approximately ____%, approximately ____% and approximately ____%, respectively. Investors in the Class A-2 Certificates and the Class M Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. In addition once Realized Losses have been allocated to the Class A-2 Certificates and the Class M Certificates, such amounts with respect to such certificates will no longer accrue interest, will not be reinstated thereafter and no amounts in respect thereof will be distributable to the holders of the Class A-2 Certificates and the Class M Certificates. For additional considerations relating to the yield on the Class A-2 and Class M Certificates, see "Yield and Maturity Considerations" in the prospectus.

         Unless the certificate principal balance of the Class A-1 Certificates has been reduced to zero, the Class A-2 Certificates and the Class M Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect and unless the certificate principal balance of the Class A-2 Certificates has been reduced to zero, the Class M Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Class A-2 Certificates and the Class M Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a PRO RATA basis among the Class A Certificates and the Class M Certificates. As a result of the longer weighted average lives of the Class A-2 Certificates and the Class M Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event is based on delinquencies and not losses, it is possible for (i) the Class A-2 Certificates and the Class M Certificates to receive no principal distributions (unless the certificate principal balance of the Class A-1 Certificates has been reduced to zero) and (ii) the

Class M Certificates to receive no principal distributions (unless the certificate principal balance of the Class A-1 Certificates and the Class A-2 Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage pool. For additional considerations relating to the yield on the Class A-2 Certificates and the Class M Certificates, see "Yield and Maturity Considerations" in the prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL DESCRIPTION OF THE CERTIFICATES

         The certificates will consist of ________ classes of certificates, designated as:

         o the Class A-1 Certificates and the Class A-2 Certificates which will also be referred to in this prospectus supplement as the Class A Certificates;

         o the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates, which will also be referred to in this prospectus supplement as the Class M Certificates;

         o        the Class CE Certificates;

         o        he Class P Certificates, and

         o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates which will also be referred to in this prospectus supplement as the Residual Certificates.

         Only the Class A Certificates and the Class M Certificates are offered by this prospectus supplement. The Class CE Certificates, the Class P Certificates and the Residual Certificates which are not being offered hereby, will be delivered on the closing date to a wholly-owned bankruptcy remote subsidiary of the originator as partial consideration for the mortgage loans.

         The certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of a segregated pool of conventional, one- to four-family, adjustable- rate, fully-amortizing, first lien mortgage loans having original terms to maturity of not greater than 30 years, and funds deposited by the depositor in the pre-funding account and the interest coverage account and an aggregate principal balance as of _______ __, ____, which date shall also be referred to in this prospectus supplement as the cut-off date, after application of scheduled payments due whether or not received, of approximately $___________, subject to a permitted variance as described in this prospectus supplement under "The Mortgage Pool".

         Each class of the offered certificates will have the approximate initial certificate principal balance as set forth in the summary of this prospectus supplement and will have the Pass-Through Rate determined as provided under "Summary of Prospectus Supplement--Pass-Through Rate" and "--Interest Distributions" in this prospectus supplement.

         The Class A Certificates and the Class M Certificates will be issued, maintained and transferred on the book-entry records of the Depository Trust Company, or DTC, and its participants and in that capacity, will be referred to in this prospectus supplement as the book- entry certificates. The book-entry certificates will be issued in minimum denominations of $_____ and integral multiples of $____ in excess of the minimum denominations.

         The depositor has been informed by DTC that DTC's nominee will be CEDE & Co. No person acquiring an interest in any class of the book-entry certificates will be entitled to receive a certificate representing that person's interest, except as set forth in the section of this prospectus supplement entitled "--Definitive Certificates". Unless and until a certificate is issued in fully registered certificated form, a definitive certificate, under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the book-entry certificates shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the book-entry certificates shall refer to distributions, notices, reports and statements to DTC CEDE & Co., as the registered holder of the book-entry certificates, for distribution to certificate owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" in this prospectus supplement.

         No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of this kind.

         All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the trustee to the persons in whose names the certificates are registered at the close of business on the related record date. The record date for each distribution date is:

         o with respect to any book-entry certificates, the close of business on the business day immediately preceding the distribution date or

         o with respect to any other class of certificates, including any definitive certificates, the close of business on the last business day of the month preceding the month in which the distribution date occurs.

         Distributions will be made either by check mailed to the address of each the certificateholder as it appears in the certificate register or upon written request to the trustee at least five business days prior to the relevant Record Date by any holder of certificates having an aggregate initial certificate principal balance that is in excess of the lesser of:

         o        $5,000,000 or

         o two-thirds of the initial aggregate certificate principal balance or Notional Amount, as applicable, of that class of certificates by wire transfer in immediately available funds to the account of the certificateholder specified in the request. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of these certificates at the corporate trust office of the trustee or another location specified in the notice to certificateholders of the final distribution.

REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including the underwriter of the certificates offered by this prospectus supplement, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Certificate owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry certificates may do so only through participants and indirect participants. In addition, certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trustee through DTC and DTC participants. The trustee will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to certificate owners. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee as certificateholders, as the term is used in the pooling and servicing agreement and certificate owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry certificates among participants and to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants with which certificate owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess definitive certificates, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which certificate owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these certificates, may be limited due to the absence of physical certificates for the book-entry certificates. In addition, under a book-entry format, certificate owners may experience delays in their receipt of payments since distributions will be made by the trustee to CEDE & Co., as nominee for DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose DTC account the book-entry certificates are credited. Additionally, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry certificates evidencing these voting rights, authorize divergent action.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others.

         According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         The depositor, the master servicer and the trustee will have no liability for any actions taken by DTC or its nominee including, without limitation any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates held by CEDE & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if:

         o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the book-entry certificates and the depositor is unable to locate a qualified successor,

         o the depositor, at its option, elects to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, certificate owners representing in the aggregate not less than 51% of the Voting Rights of the book-entry certificates advise the trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the certificate owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the trustee is required to notify all certificate owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the book-entry certificates and receipt of instructions for re-registration, the trustee will reissue the book-entry certificates as definitive certificates issued in the respective principal amounts owned by individual certificate owners, and thereafter the trustee will recognize the holders of definitive certificates as certificateholders under the pooling and servicing agreement. Definitive certificates will be issued in minimum denominations of $______, except that any beneficial ownership represented by a book-entry certificate in an amount less than $______ immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of this beneficial ownership.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         AVAILABLE DISTRIBUTION AMOUNT: The Available Distribution Amount for any distribution date is equal to the sum, net of amounts reimbursable therefrom to the master servicer or the trustee, of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the servicing fee and the trustee fee, (ii) certain unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month, (iii) all P&I Advances with respect to the mortgage loans received for such distribution date, (iv) with respect to the distribution date immediately following the end of the funding period, any amounts remaining in the pre-funding account after giving effect to any purchase of subsequent mortgage loans and (v) with respect to each distribution date during the funding period and on the distribution date immediately following the end of the funding period, any amounts withdrawn by the trustee from the Interest Coverage Account for distribution on the certificates. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and such amounts will not be available for distribution to the offered certificates.

         BANKRUPTCY LOSS: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

         CERTIFICATE PRINCIPAL BALANCE: The certificate principal balance of a certificate outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. The certificate principal balance of any class of offered certificates as of any date of determination is equal to the initial certificate principal balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such certificate and (b) any reductions in the certificate principal balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein. The certificate principal balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate principal balance of the mortgage loans over (b) the then aggregate certificate principal balance of the offered certificates and the Class P Certificates.

         CLASS A-1 INTEREST DISTRIBUTION AMOUNT: The Class A-1 Interest Distribution Amount on any distribution date is equal to the Interest Distribution Amounts for such distribution date for the Class A-1 Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the Class A-1 Certificates.

         CLASS A-1 PRINCIPAL DISTRIBUTION AMOUNT: The Class A-1 Principal Distribution Amount for any distribution date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of
(x) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $_________.

         CLASS A-2 INTEREST DISTRIBUTION AMOUNT: The Class A-2 Interest Distribution Amount on any distribution date is equal to the Interest Distribution Amounts for such distribution date for the Class A-2 Certificates and the Interest Carry Forward Amount, if any, for that distribution date for the Class A-2 Certificates.

         CLASS A-2 PRINCIPAL DISTRIBUTION AMOUNT: The Class A-2 Principal Distribution Amount for any distribution date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of
(x) the sum of (i) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount on such distribution date) and (ii) the Certificate Principal Balance of the Class A-2 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $_________.

         CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: The Class M-1 Principal Distribution Amount for any distribution date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of
(x) the sum of (i) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount on such distribution date), (ii) the Certificate Principal Balance of the Class A-2 Certificates (after taking into account the payment of the Class A-2 Principal Distribution Amount on such distribution date) and (iii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $_________.

         CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: The Class M-2 Principal Distribution Amount for any distribution date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of
(x) the sum of (i) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount on such distribution date), (ii) the Certificate Principal Balance of the Class A-2 Certificates (after taking into account the payment of the Class A-2 Principal Distribution Amount on such distribution date), (iii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (iv) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
(B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $_________.

         CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT: The Class M-3 Principal Distribution Amount for any distribution date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of
(x) the sum of (i) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount on such distribution date), (ii) the Certificate Principal Balance of the Class A-2 Certificates (after taking into account the payment of the Class A-2 Principal Distribution Amount on such distribution date), (iii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iv) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (v) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $_________.

         COMPENSATORY INTEREST: With respect to any principal prepayments, any payments made by the master servicer from its own funds to cover Prepayment Interest Shortfalls.

         CREDIT ENHANCEMENT PERCENTAGE: The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Class A-2 Certificates, the Class CE Certificates and the Class M Certificates by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account distributions of principal on the mortgage loans and distributions of principal to the holders of the certificates then entitled to distributions of principal on such distribution date.

         DEBT SERVICE REDUCTION: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

         DEFICIENT VALUATION: A Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

         DUE PERIOD: The Due Period with respect to any distribution date commences on the second day of the month immediately preceding the month in which such distribution date occurs and ends on the first day of the month in which such distribution date occurs.

         EXPENSE ADJUSTED MORTGAGE RATE: The Expense Adjusted Mortgage Rate on any mortgage loan is equal to the then applicable mortgage rate thereon minus the sum of (i) the trustee fee rate and (ii) the servicing fee rate. For any distribution date, the trustee fee rate is equal to _____% per annum and the servicing fee rate is equal to ____% per annum.

         INTEREST ACCRUAL PERIOD: The Interest Accrual Period for any distribution date and the offered certificates (other than the Class M-3 Certificates) is the period commencing on the distribution date of the month immediately preceding the month in which such distribution date occurs (or, in the case of the first period, commencing on the closing date) and ending on the day preceding such distribution date, and all distributions of interest on the offered certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. The INTEREST ACCRUAL PERIOD for any distribution date and the Class M-3 Certificates is the one-month period preceding the month in which such distribution date occurs, and all distributions of interest on the Class M-3 Certificates will be based on a 360-day year consisting of twelve 30-day months.

         INTEREST CARRY FORWARD AMOUNT: The Interest Carry Forward Amount with respect to the offered certificates and any distribution date is equal to the amount, if any, by which the Interest Distribution Amount for such class of certificates for the immediately preceding distribution date exceeded the actual amount distributed on such certificates in respect of interest on such immediately preceding distribution date, together with any Interest Carry Forward Amount with respect to such certificates remaining unpaid from the previous distribution date plus interest accrued thereon at the related Pass-Through Rate on such certificates for the most recently ended Interest Accrual Period. The Interest Carry Forward Amount with respect to the Class A-1 Certificates or the Class A-2 Certificates, if any, is distributed as part of the Class A-1 Interest Distribution Amount or the Class A-2 Interest Distribution Amount, as applicable, on each distribution date. The Interest Carry Forward Amount with respect to the Class M Certificates, if any, may be carried forward to succeeding distribution dates and, subject to available funds, will be distributed in the manner set forth in "--Overcollateralization Provisions" herein.

         INTEREST DISTRIBUTION AMOUNT: The Interest Distribution Amount for the offered certificates of any class on any distribution date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such distribution date at the then applicable Pass-Through Rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the master servicer, shortfalls resulting from the application of the Relief Act and certain other interest shortfalls not covered by the subordination provided by more subordinate classes of certificates. On any distribution date, any shortfalls resulting from application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the master servicer will be allocated first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the Interest Distribution Amounts with respect to the Offered Certificates on a PRO RATA basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The Holders of the Offered Certificates will be entitled to reimbursement for any such interest shortfalls, subject to available funds, in the priorities described under "--Overcollateralization Provisions" herein.

         INTEREST REMITTANCE AMOUNT: The Interest Remittance Amount for any distribution date is that portion of the Available Distribution Amount for such distribution date that represents interest received or advanced on the mortgage loans.

         NET MONTHLY EXCESS CASHFLOW: The Net Monthly Excess Cashflow for any distribution date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such distribution date of the aggregate of the Interest Distribution Amounts payable to the holders of the offered certificates and the sum of the amounts described in clauses (b)(i) through
(iii) of the definition of Principal Distribution Amount.

         NET WAC PASS-THROUGH RATE: The Net WAC Pass-Through Rate for any distribution date is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding mortgage loans, weighted based on their Scheduled Principal Balances as of the first day of the calendar month preceding the month in which the distribution date occurs multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. If for any distribution date the Pass-Through Rate for any class of the offered certificates (other than the Class M-3 Certificates) is limited to the Net WAC Pass-Through Rate for such distribution date, the holders of such Certificates WILL NOT be entitled to recover the resulting basis risk shortfall on any future distribution date.

         OVERCOLLATERALIZED AMOUNT: The Overcollateralized Amount with respect to any distribution date, is the excess, if any, of (a) the sum of the aggregate principal balance of the mortgage loans immediately following such distribution date and the amount of any funds in the pre-funding account over (b) the sum of the aggregate Certificate Principal Balances of the offered certificates and the Class P Certificates, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Distribution Amount on such distribution date.

         OVERCOLLATERALIZATION INCREASE AMOUNT: The Overcollateralization Increase Amount with respect to the offered certificates and any distribution date, is any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of such distribution date.

         OVERCOLLATERALIZED REDUCTION AMOUNT: The Overcollateralized Reduction Amount with respect to the offered certificates and any distribution date, is the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount after taking into account all other distributions to be made on such distribution date, which amount shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth under "Overcollateralization Provisions" in this prospectus supplement.

         PASS-THROUGH RATE: The Pass-Through Rate for each class of certificates, other than the Class M-3 Certificates will be a rate per annum equal to the lesser of (i) one-month LIBOR plus ____% in the case of each distribution date through and including the distribution date on which the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the trust fund is reduced to less than 10% of the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount, or one-month LIBOR plus ____%, in the case of any distribution date thereafter and (ii) the Net WAC Pass-Through Rate for such Distribution Date. The Pass-Through Rate for the Class M-3 Certificates is ____% per annum.

         PREPAYMENT INTEREST SHORTFALLS: With respect to any principal prepayments of the mortgage loans, any resulting interest shortfall.

         PREPAYMENT PERIOD: The Prepayment Period with respect to any distribution date is the calendar month immediately preceding the month in which such distribution date occurs.

         PRINCIPAL DISTRIBUTION AMOUNT: The Principal Distribution Amount for any Distribution Date will be the lesser of:

                  (a) the excess of the Available Distribution Amount over the aggregate of the Interest Distribution Amounts for the offered certificates; and

                  (b)  THE SUM OF:

                           (i) the principal portion of all scheduled monthly
                  payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

                           (ii) the principal portion of all proceeds received
                  in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Prepayment Period;

                           (iii) the principal portion of all other unscheduled
                  collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans, and with respect to the distribution date immediately following the end of the funding period, any amounts remaining in the pre-funding account after giving effect to the purchase of any subsequent mortgage loans;

                           (iv) the principal portion of any Realized Losses
                  incurred on any mortgage loans in the calendar month preceding such distribution date to the extent covered by Net Monthly Excess Cashflow for such distribution date; and

                           (v) the amount of any Overcollateralization Increase
                  Amount for such distribution date;

                  MINUS

                           (vi) the amount of any Overcollateralization
                  Reduction Amount for such distribution date.

         REALIZED LOSS: A Realized Loss is any Bankruptcy Loss or the amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure) or otherwise. The amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the master servicer for P&I Advances, servicing advances and other related expenses, including attorney's fees) towards interest and principal owing on the mortgage loan.

         REQUIRED OVERCOLLATERALIZED AMOUNT: The Required Overcollateralized Amount is the overcollaterized amount required at any time as set forth in the pooling and servicing agreement.

         SCHEDULED PRINCIPAL BALANCE: The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance thereof as of the cut-off date (after application of all scheduled principal payments due on or before the cut-off date, whether or not received), reduced by
(x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (z) any Bankruptcy Loss (as defined herein) occurring out of a Deficient Valuation (as defined herein) that was incurred prior to the calendar month in which the date of determination occurs.

         STEPDOWN DATE: The Stepdown Date for any distribution date is the later to occur of (x) the distribution date occurring in _____________ and (y) the first distribution date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the mortgage loans, but prior to any distribution of principal to the holders of the certificates then entitled to distributions of principal on such distribution date) is greater than or equal to approximately _____%.

         TRIGGER EVENT: A Trigger Event is in effect with respect to any distribution date, if the percentage obtained by dividing (x) the principal amount of mortgage loans delinquent 60 days or more by (y) the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds the lesser of (i) __% of the Credit Enhancement

Percentage (calculated for this purpose only with the aggregate Certificate Principal Balance of the Class CE Certificates and the Class M Certificates) and
(ii) approximately _____%.

INTEREST DISTRIBUTIONS

         Distributions on each distribution date will be made to the extent of the Interest Remittance Amount for the distribution date.

         Distributions in respect of interest will be made in the following order of priority:

         FIRST, to the holders of the Class A-1 Certificates, the Class A-1 Interest Distribution Amount;

         SECOND, to the holders of the Class A-2 Certificates, the Class A-2 Interest Distribution Amount;

         THIRD, to the holders of the Class M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

         FOURTH, to the holders of the Class M-2 Certificates, the Interest Distribution Amount allocable to such certificates; and

         FIFTH, to the holders of the Class M-3 Certificates, the Interest Distribution Amount allocable to such certificates.

CALCULATION OF ONE-MONTH LIBOR

         On the second business day preceding the beginning of each accrual period, the trustee will determine one-month LIBOR for such accrual period with respect to each class of the offered certificates (other than the Class M-3 Certificates). One-month LIBOR will be the rate for deposits in United States dollars for a term equal to the relevant accrual period which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. The first accrual period shall begin on the closing date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to banks in the London interbank market for a term equal to the relevant accrual period. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If fewer than two quotations are provided as requested, the rate for that day will be the higher of (x) one-month LIBOR as determined on the previous interest determination date and (y) the Reserve Interest Rate. The Reserve Interest Rate shall be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the rates quoted by major banks in New York City, selected by the trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a term equal to the relevant accrual period or (ii) in the event that the trustee can determine no such arithmetic mean, the lowest rate quoted by major banks in New York City on that day for loans in United States dollars to leading European banks for a term equal to the relevant accrual period.

         Telerate Page 3750 means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the page on that service for the purpose of displaying comparable rates or prices) and Reference Banks means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market which are not controlling, controlled by, or under common control with, the depositor, the originator or the mortgage loan seller.

         The establishment of one-month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the offered certificates (other than the Class M-3 Certificates) for the related accrual period shall (in the absence of manifest error) be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed: first, to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fifth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of offered certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

         FIRST, the lesser of (x) the Principal Distribution Amount and (y) the Class A-1 Principal Distribution Amount, shall be distributed to the holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         SECOND, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A-1 Certificates pursuant to clause first above and (y) the Class A-2 Principal Distribution Amount, shall be distributed to the holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero

         THIRD, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A-1 Certificates pursuant to clause first above and to the holders of the Class A-2 Certificates pursuant to clause second above and (y) the Class M-1 Principal Distribution Amount, shall be distributed to the holders of the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

         FOURTH, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A-1 Certificates pursuant to clause first above, to the holders of the Class A-2 Certificates pursuant to clause second above and to the holders of the Class M-1 Certificates pursuant to clause third above and (y) the Class M-2 Principal Distribution Amount, shall be distributed to the holders of the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         FIFTH, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A-1 Certificates pursuant to clause first above, to the holders of the Class A-2 Certificates pursuant to clause second above, to the holders of the Class M-1 Certificates pursuant to clause third above and to the holders of the Class M-2 Certificates pursuant to clause fourth above and (y) the Class M-3 Principal Distribution Amount, shall be distributed to the holders of the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         The allocation of distributions in respect of principal to the Class A-1 Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A-1 Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Class A-2 Certificates, the Class M Certificates and the Class CE Certificates. Increasing the respective percentage interest in the trust fund of the Class A-2 Certificates, the Class M Certificates and the Class CE Certificates relative to that of the Class A-1 Certificates is intended to preserve the availability of the subordination provided by the Class A-2 Certificates, the Class M Certificates and the Class CE Certificates.

CREDIT ENHANCEMENT

         The Credit Enhancement provided for the benefit of the holders of the Class A-1 Certificates consists of subordination, as described below, and overcollateralization, as described under "--Overcollateralization Provisions" herein.

         The rights of the holders of the Class A-2 Certificates, the Class M Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A-1 Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

         The protection afforded to the holders of the Class A-1 Certificates by means of the subordination of the Class A-2 Certificates, the Class M Certificates and the Class CE Certificates will be accomplished by (i) the preferential right of the holders of the Class A-1 Certificates to receive on any distribution date, prior to distribution to the holders of the Class A- 2 Certificates, the Class M Certificates and the Class CE Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A-1 Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Class A-2 Certificates, the Class M Certificates and the Class CE Certificates.

         In addition, the rights of the holders of the Class M Certificates and the Class CE Certificates to receive distributions in respect of the mortgage loans will be subordinated to the rights of the holders of the Class A-2 Certificates. Furthermore, the rights of the holders of the Class M Certificates with lower numerical class designations will be senior to the rights of holders of the Class M Certificates with higher numerical class designations, and the rights of the holders of the Class M Certificates to receive distributions in respect of the mortgage loans will be senior to the rights of the holders of the Class CE Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average Expense Adjusted Mortgage Rate for the mortgage loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the offered certificates. The pooling and servicing requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on such distribution date as an accelerated payment of principal on the class or classes of offered certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

         With respect to any distribution date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

         FIRST, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred on the mortgage loans;

         SECOND, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

         THIRD, to the holders of the Class M-1 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such certificates;

         FOURTH, to the holders of the Class M-2 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such certificates;

         FIFTH, to the holders of the Class M-3 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such certificates;

         SIXTH, to the holders of the Class A-1 Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls on the mortgage loans to the extent not covered by Compensating Interest paid by the master servicer and any shortfalls resulting from the application of the Relief Act with respect to the mortgage loans;

         SEVENTH, to the holders of the Class A-2 Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls on the mortgage loans to the extent not covered by Compensating Interest paid by the master servicer and any shortfalls resulting from the application of the Relief Act with respect to the mortgage loans;

         EIGHTH, to the holders of the Class M-1 Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls on the mortgage loans to the extent not covered by Compensating Interest paid by the master servicer and any shortfalls resulting from the application of the Relief Act with respect to the mortgage loans;

         NINTH, to the holders of the Class M-2 Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls on the mortgage loans to the extent not covered by Compensating Interest paid by the master servicer and any shortfalls resulting from the application of the Relief Act with respect to the Mortgage Loans;

         TENTH, to the holders of the Class M-3 Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls on the mortgage loans to the extent not covered by Compensating Interest paid by the master servicer and any shortfalls resulting from the application of the Relief Act with respect to the mortgage loans;

         ELEVENTH, to the holders of the Class CE Certificates as provided in the pooling and servicing; and

         TWELFTH, to the holders of the Residual Certificates, any remaining amounts; provided that if such distribution date is the distribution date immediately following the expiration of the latest prepayment charge term or any distribution date thereafter, then any such remaining amounts will be distributed FIRST, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and SECOND, to the holders of the Residual Certificates.

         As of the closing date, the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount will exceed the sum of the aggregate certificate principal balances of the offered certificates and the Class P Certificates by an amount equal to approximately $__________, which is equal to the initial certificate principal balance of the Class CE Certificates. Such amount represents approximately ____% of the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing. Under the pooling and servicing, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, such Realized Losses may result in an overcollateralization deficiency since such Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate certificate principal balances of the offered certificates. In such event, the pooling and servicing requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to such overcollateralization deficiency, which shall constitute a principal distribution on the offered certificates in reduction of the certificate principal balances thereof.

This has the effect of accelerating the amortization of the offered certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

         On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease ("step down") below the initial $__________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans (after giving effect to principal payments to be distributed on such distribution date), subject to a floor of approximately $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any distribution date, the pooling and servicing provides that a portion of the principal which would otherwise be distributed to the holders of the offered certificates on such distribution date shall be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above. With respect to each such distribution date, the Principal Distribution Amount will be reduced by an amount equal to the Overcollateralized Reduction Amount. This has the effect of decelerating the amortization of the offered certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any distribution date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on such distribution date.

ALLOCATION OF LOSSES; SUBORDINATION

         Any Realized Losses on the mortgage loans will be allocated on any distribution date, first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates, third, to the Class M-3 Certificates, fourth, to the Class M-2 Certificates, fifth, to the Class M-1 Certificates and sixth, to the Class A-2 Certificates. The pooling and servicing does not permit the allocation of Realized Losses to the Class A-1 Certificates or the Class P Certificates. Investors in the Class A-1 Certificates should note that although Realized Losses cannot be allocated to the Class A-1 Certificates, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class A-1 Certificates all interest and principal amounts to which they are then entitled.

         Once Realized Losses have been allocated to the Class A-2 Certificates and the Class M Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts be reinstated thereafter (even if Net Monthly Excess Cashflow and/or the Overcollateralized Amount are greater than zero on any subsequent distribution dates).

         Any allocation of a Realized Loss to a certificate will be made by reducing the certificate principal balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the certificate principal balance of any certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow.

MANDATORY PREPAYMENTS ON CLASS A-1 CERTIFICATES

         The Class A-1 Certificates will be prepaid on the distribution date immediately following the end of the funding period to the extent of any amounts remaining on deposit in the pre-funding account on such distribution date. Although no assurance can be given, it is anticipated by the depositor that the principal amount of subsequent mortgage loans sold to the trust fund will require the application of substantially all of the original pre-funded amount and that there will be no material amount of principal prepaid to the holders of the Class A-1 Certificates from the pre-funding account. It is unlikely, however, that the depositor will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the related original pre-funded amount. Accordingly, a small amount of principal is likely to be prepaid on the Class A-1 Certificates on the distribution date immediately following the end of the funding period.

INTEREST COVERAGE ACCOUNT

         The depositor will establish for the benefit of the holders of the certificates an interest coverage account. On the closing date, the depositor will deposit in the interest coverage account a cash amount as specified in the pooling and servicing agreement. On each distribution date during the funding period and on the distribution date immediately following, funds on deposit in the interest coverage account will be applied by the trustee to cover shortfalls in the amount of interest generated by the assets of the trust fund attributable to the pre-funding feature. Such shortfall will exist during the funding period because the interest accruing on the aggregate principal balance of the mortgage loans during such period will be less than the amount of interest which would have accrued on the mortgage loans if the subsequent mortgage loans were included in the trust fund as of the closing date. On the first distribution date following the termination of the funding period (after the distribution on the certificates to be made on such distribution date), funds on deposit in the interest coverage account, net of any investment income earned on such funds by the master servicer, will be released by the trustee to the depositor or its designee.

P&I ADVANCES

         Subject to the limitations described in the next paragraph, the master servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, or funds in the certificate account that are not included in the Available Distribution Amount for that distribution date. The amount of the master servicer's advance will be equal to the aggregate of all payments of principal and interest, net of the servicing fee, that were due during the related due period on the mortgage loans master serviced by it and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure. The determination date with respect to any distribution date is on the 1st day of the month in which the distribution date occurs or, if the 1st day is not a business day, on the immediately preceding business day.

         P&I Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the master servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the master servicer out of any funds in the certificate account prior to the distributions on the certificates. In the event the master servicer fails in its obligation to make any P&I Advance, the trustee will be obligated to make any P&I Advance, to the extent required in the pooling and servicing agreement.

RESTRICTIONS ON TRANSFER OF THE CLASS A-2 CERTIFICATES AND THE CLASS M CERTIFICATES

         Since the Class A-2 Certificates and the Class M Certificates are subordinate to the Class A-1 Certificates, any Plan purchasing such Class A-2 Certificates or Class M Certificates will be deemed to have represented that certain conditions have been satisfied in connection with such purchase. See "ERISA Considerations" in this prospectus supplement.

                            THE MORTGAGE LOAN SELLER

         ____________________________, a ______________ company, obtained the mortgage loans from the originator. The mortgage loan seller will transfer the mortgage loans to the depositor pursuant to a mortgage loan purchase agreement, dated as of ________________, among the mortgage loan seller, the originator and the depositor.

                         POOLING AND SERVICING AGREEMENT

GENERAL DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

         The certificates will be issued under the pooling and servicing agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the pooling and servicing agreement will consist of:

         o all of the depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents,

         o all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans,

         o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on the mortgaged properties,

         o the rights of the trustee under all insurance policies required to be maintained under the pooling and servicing agreement,

         o the rights of the depositor under the mortgage loan purchase agreement among the depositor, the mortgage loan seller and the originator, other than rights of the depositor to indemnification by the originator, and

         o all of the depositor's right, title and interest in and to the subsequent mortgage loans and the rights of the depositor under any related subsequent transfer instrument.

         Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the pooling and servicing agreement and the offered certificates. The offered certificates will be transferable and exchangeable at the corporate trust offices of the trustee, located in Minneapolis, Minnesota. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the
__________________________.

ASSIGNMENT OF THE MORTGAGE LOANS

         The depositor will deliver to the trustee or to a custodian with respect to each mortgage loan:

         o the mortgage note endorsed without recourse to the trustee to reflect the transfer of the mortgage loan,

         o the original mortgage with evidence of recording indicated on the mortgage and

         o an assignment of the mortgage in recordable form to the trustee, reflecting the transfer of the mortgage loan. These assignments of mortgage loans are required to be recorded by or on behalf of the depositor in the appropriate offices for real property records except for mortgages held under the MERS'r' System and except in the state of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the mortgage loan seller or the originator. If the depositor uses the MERS'r' System with respect to any mortgage loan, it will deliver evidence that the mortgage is held for the trustee through the MERS'r' System instead of an assignment of the mortgage in recordable form.

THE MASTER SERVICER

         The information set forth in the following paragraphs has been provided by the master servicer. None of the depositor, the underwriter, the trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

         [Name of master servicer], a _______________ [corporation], is engaged in the business of originating, purchasing and selling sub-prime mortgage loans secured by one- to four-family residences. [Name of master servicer]'s business was begun in __________.

         Pursuant to the pooling and servicing agreement, [name of master servicer] will serve as the master servicer for the mortgage loans sold indirectly by it to the depositor. The master servicer is approved as a seller/servicer for Fannie Mae and Freddie Mac and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development. As of _________, the master servicer had ___ offices, consisting of __ loan origination centers located in _________ and ___ loan origination centers located throughout the rest of the United States.

         LENDING ACTIVITIES AND LOAN SALES. The master servicer originates real estate loans through its network of offices and loan origination centers. The master servicer also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases the master servicer's whole loan sale agreements provide for the transfer of servicing rights.

         The master servicer's primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. The master servicer's single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

         The following table summarizes the master servicer's one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by the master servicer from other loan originators.

                                      -----------------------------------------------------------------------------
                                         1995             1996            1997             1998             1999
                                                                 (DOLLARS IN THOUSANDS)
                                      -----------------------------------------------------------------------------
Originations and
Purchases.....................
Sales.........................

         LOAN SERVICING. The master servicer services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. The master servicer's servicing activities are audited periodically by applicable regulatory authorities. Certain financial records of the master servicer relating to its loan servicing activities are reviewed annually as part of the audit of the master servicer's financial statements conducted by its independent accountants.

             COLLECTION PROCEDURES; DELINQUENCY AND LOSS EXPERIENCE.

         When a mortgagor fails to make a required payment on a residential mortgage loan, the master servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the master servicer's customary procedures for residential mortgage loans serviced by it for its own account, the master servicer generally mails a notice of intent to foreclose to the mortgagor after the loan is delinquent two payments and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by the master servicer. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate.

LOAN SERVICING PORTFOLIO

         The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family) first lien loans serviced directly by the master servicer that were originated or purchased by the master servicer:

                                                             DECEMBER 31, 1998                DECEMBER 31, 1999
                                                             -----------------                -----------------
                                                                         (Dollars in Thousands)
Total Outstanding Principal
Balance..........................................
Number of Loans..................................
DELINQUENCY
Period of Delinquency:
31-60 Days
         Principal Balance.......................
         Number of Loans.........................
         Delinquency as a Percentage
              of Total Outstanding
              Principal Balance..................
         Delinquency as a Percentage
              of Number of Loans.................
61-90 Days
         Principal Balance.......................
         Number of Loans.........................
         Delinquency as a Percentage
              of Total Outstanding
              Principal Balance..................
         Delinquency as a Percentage
              of Number of Loans.................
91 Days or More

         Principal Balance.......................
         Number of Loans.........................
         Delinquency as a Percentage
              of Total Outstanding
              Principal Balance..................
         Delinquency as a Percentage
              of Number of Loans.................
Total Delinquencies:
         Principal Balance.......................
         Number of Loans.........................
         Delinquency as a Percentage
              of Total Outstanding
              Principal Balance..................
         Delinquency as a Percentage
              of Number of Loans.................
FORECLOSURES PENDING(1)
         Principal Balance.......................
         Number of Loans.........................
         Foreclosures Pending as a
              Percentage of Total
              Outstanding Principal
              Balance............................
         Foreclosures Pending as a
              Percentage of Number
              of Loans...........................
NET LOAN LOSSES for the
     Period(2)...................................
NET LOAN LOSSES as a
     Percentage of Total Outstanding
     Principal Balance...........................

(1) Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Losses is calculated for all loans as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by the master servicer have been conveyed to REMIC trust funds.

         As of ________ __, ____, ____ one- to four-family residential properties relating to loans in the master servicer's servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated.

         There can be no assurance that the delinquency and loss experience of the mortgage loans will correspond to the loss experience of the master servicer's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency and loss experience for the master servicer's total servicing portfolio only for the periods presented, whereas the aggregate delinquency and loss experience on the mortgage loans will depend on the results obtained over the life of the trust fund. The master servicer's portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the mortgage loans. A substantial number of the mortgage loans may also have been originated based on originator underwriting guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the master servicer. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans.

         The delinquency and loss experience percentages set forth above in the immediately preceding table are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by the master servicer has increased from $_____ at __________ __, ____ to $____________ at
_________ __, ____, the total outstanding principal balance of originated loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the mortgage loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the mortgage loans will not change.

THE TRUSTEE

         ___________________, a national banking association, will act as trustee for the certificates under the pooling and servicing agreement. The trustee's offices for notices under the pooling and servicing agreement are located at .

         The principal compensation to be paid to the trustee, or the trustee's fee, in respect of its obligations under the pooling and servicing agreement will be equal to accrued interest at the trustee's fee rate of ______% per annum on the stated principal balance of each mortgage loan. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust fund and will be held harmless against any loss, liability or expense, incurred by the trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

         o resulting from a breach of the master servicer's obligations and duties under the pooling and servicing agreement,

         o that constitutes a specific liability of trustee under the pooling and servicing agreement or

         o incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the pooling and servicing agreement.

         In addition the pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be reimbursed from the trust fund for all costs associated with the transfer of servicing in the event of a master servicer event of default.

         This indemnification will not include expenses, disbursements and advances incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's performance in accordance with the provisions of the pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the master servicer, or the servicing fee, in respect of its servicing activities for the certificates will be equal to accrued interest at the servicing fee rate of ____% per annum with respect to each mortgage loan master serviced by it for each calendar month on the same principal balance on which interest on the mortgage loan accrues for the calendar month. As additional servicing compensation, the master servicer is entitled to retain all ancillary income including assumption fees, NSF fees, reconveyance and late payment charges (with the exception of prepayment charges to be distributed to the holders of the Class P Certificates) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the certificate account and any escrow accounts in respect of mortgage loans master serviced by it. The master servicer is obligated to offset any Prepayment Interest Shortfall in respect of mortgage loans master serviced by it on any distribution date with Compensating Interest to the extent of its aggregate servicing fee for the distribution date. The master servicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans master serviced by it and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. The master servicer is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement. See "Distributions on the Securities--Retained Interest; Servicing or Administration Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the master servicer and "Federal Income Tax Consequences" in this prospectus supplement regarding taxes payable by the master servicer.

VOTING RIGHTS

         At all times, __% of all voting rights will be allocated among the holders of the offered certificates in proportion to the then outstanding certificate principal balances of their respective certificates, 1% of all voting rights will be allocated among the holders of the Class P Certificates and 1/3 of 1% of all voting rights will be allocated among the holders of each class of the Residual Certificates in proportion to the percentage interests in each class evidenced by their respective certificates.

TERMINATION

         The majority holder of the Class CE Certificates (or if such holder does not exercise such option, the master servicer) will have the right to purchase the mortgage loans and any properties acquired in respect of the mortgage loans on any distribution date, once the aggregate principal balance of the mortgage loans and properties at the time of purchase is reduced to less than __% of the sum of the aggregate principal balance of the mortgage loans as of the cut-off date plus the original pre-funded amount. If the majority Class CE certificateholder or the master servicer elects to exercise this option, the election will effect the termination of the trust fund and the early retirement of the certificates. In the event the majority Class CE certificateholder or the master servicer exercises this option, notwithstanding the terms of the prospectus, the purchase price payable in connection with the termination will be equal to the greater of par or the fair market value of the mortgage loans, plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed. The portion of the purchase price allocable to the certificates of each class will be, to the extent of available funds:

         o in the case of the certificates of any class 100% of the then outstanding certificate principal balance of the class, PLUS

         o in the case of the certificates of any class, one month's interest on the then outstanding certificate principal balance of the class at the then applicable Pass-Through Rate for the class plus any previously accrued but unpaid interest on the class.

         The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. For further information regarding the circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates see, "Description of the Securities--Termination" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

         Three separate elections will be made to treat designated portions of the trust fund (exclusive of the pre-funding account and the interest coverage account) as real estate mortgage investment conduits or REMICs, designated as REMIC I, REMIC II and REMIC III, for federal income tax purposes. Prior to the sale of the offered certificates, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the REMICs will qualify as REMICs under Sections 860A through 860G of the Internal Revenue Code of 1986.

         For federal income tax purposes:

         o the Class R-I Certificates will be the sole class of residual interests in REMIC I,

         o separate non-certificated regular interests in REMIC I will be issued and will be the regular interests in REMIC I,

         o the Class R-II Certificates will be the sole class of residual interests in REMIC II,

         o separate non-certificated regular interests in REMIC II will be issued and will be the regular interests in REMIC II,

         o the Class R-III Certificates will be the sole class of residual interests in REMIC III, and

         o the offered certificates, the Class CE Certificates and the Class P Certificates will be the regular interests in, and will be treated as debt instruments of, REMIC III. See "Federal Income Tax Consequences--REMICs--Classification of REMICs" in the prospectus.

         For federal income tax reporting purposes, the offered certificates (other than the Class M-3 Certificates) will not, and the Class M-3 Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to ____% of CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

         The IRS has issued regulations, referred to in this prospectus supplement as the OID Regulations, under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered certificates (other than the Class M-3 Certificates). Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         The OID Regulations may permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of the certificates in this regard.

         It appears that a reasonable method of reporting original issue discount with respect to the Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates, if such certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

         Some classes of certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize this premium under a constant yield method in which case the amortizable premium will be allocated among the interest payments on these certificates and will be applied as an offset against these interest payments. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and real estate assets under Section 856(c)(4)(A) of the Code, in the same proportion that the assets in the related trust fund would be so treated. In addition, interest on the offered certificates will be treated as interest on obligations secured by mortgages on real property under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as real estate assets under Section 856(c)(4)(A) of the Code. Amounts held in the pre-funding account and interest coverage account may not be treated as assets described in the foregoing sections of the Code. The offered certificates also will be treated as qualified mortgages under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the prospectus.

         It is not anticipated that the REMICs will engage in any transactions that would subject the REMICs to the prohibited transactions tax as defined in
Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any tax is imposed on REMIC I, REMIC II or REMIC III, this tax will be borne:

         o by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement,

         o by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement and

         o otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the related offered certificates. See "Description of the Securities" and "Federal Income Tax Consequences--REMICs" in the prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the trustee or the master servicer. See "Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated _________ __, ____, the depositor has agreed to sell, and ______________, the underwriter, has agreed to purchase the offered certificates. The underwriter is obligated to purchase all offered certificates of the respective classes offered by this prospectus supplement if it purchases any.

         Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately _________% of the aggregate initial certificate principal balance of the offered certificates, plus accrued interest in the case of the Class M-3 Certificates. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Cedel and the Euroclear system on or about the closing date. The offered certificates will be offered in Europe and the United States.

         The underwriting agreement provides that the depositor will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.

                                SECONDARY MARKET

         There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the offered certificates but is not obligated to do so. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Distributions on the Securities--Form of Reports to Securityholders", which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement.

                                 LEGAL OPINIONS

         Legal matters relating to the offered certificates will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York and for the underwriter by ____________________.

                                     RATINGS

         It is a condition to the issuance of the certificates that the Class A Certificates be rated "AAA" by _________________ and "AAA" by ____________, that the Class M-1 Certificates be rated at least "AA" by _________ and at least "AA" by _______, that the Class M-2 Certificates be rated at least "A" by _________ and at least "A" by ________, and that the Class M-3 Certificates be rated at least "BBB" by __________ and at least "BBB" by __________________.

         The ratings of _________ and ________ assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which these certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

         The depositor has not requested that any rating agency rate any class of the offered certificates other than as stated in the immediately preceding paragraph. However, there can be no assurance as to whether any other rating agency will rate any class of the offered certificates, or, if it does, what rating would be assigned by that rating agency. A rating on any class of the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the classes of the offered certificates as stated in the first paragraph of this section.

                                LEGAL INVESTMENT

         The Class A Certificates and the Class M-1 Certificates will not constitute mortgage related securities for purposes of the SMMEA until such time as the balance of the pre-funding account is reduced to zero. At such time, the Class A Certificates and the Class M-1 Certificates will constitute mortgage related securities for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a rating agency, as defined in the prospectus, and, therefore, will be legal investments for some entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in mortgage related securities provided that restrictive legislation was enacted prior to October 3, 1991. There are ten states that have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates and the Class M-3 Certificates will not constitute mortgage related securities for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. On December 1, 1998, the OTS issued Thrift Bulletin 13a entitled "Management of Interest Rate Risk, Investment Securities and Derivative Activities", which is applicable to thrift institutions regulated by the OTS. TB 13a should be reviewed by any thrift institution prior to investing in the offered certificates.

         See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or any other plan or arrangement subject to ERISA or Section 4975 of the Code, each referred to in this prospectus supplement as a Plan, or any person investing Plan Assets of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

         The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, or the exemption, as described under "Considerations for Benefit Plan Investors" in the prospectus, to the underwriter. The exemption exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on these prohibited transactions by Section 4975(a) and
(b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriter such as the Class A-1 Certificates, and the servicing and operation of asset pools such as the mortgage pool. To obtain the benefit of the exemption, however, the conditions set forth under "Considerations for Benefit Plan Investors" in the prospectus must be satisfied. The purchase of the Class A-1 Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the exemption. However, the exemption contains a number of conditions which must be met for the exemption to apply, as described in the prospectus, including the requirement that any Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Additional conditions, as described in the prospectus, must be met for the exemption to apply to certificates evidencing interests in a trust fund including a pre-funding account. A fiduciary of a Plan contemplating purchasing a Class A-1 Certificate must make its own determination that the conditions set forth in the exemption will be satisfied with respect to the Class A-1 Certificates.

         Because the characteristics of the Class A-2 Certificates and the Class M Certificates will not meet the requirements of Prohibited Transaction Class Exemption, or PTCE, 83-1, as described in the prospectus, or the exemption, the purchase, sale or holding of the Class A-2 Certificates or the Class M Certificates by, on behalf of or with Plan Assets of any Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Therefore, the pooling and servicing agreement provides that transfers of Class A-2 Certificates or Class M Certificates to a Plan, a trustee or other person acting on behalf of any Plan or to any person using Plan Assets to effect this acquisition will not be registered by the trustee unless the purchaser of these certificates provides the depositor, the trustee and the master servicer with either:

         o an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the master servicer, the trustee or the trust fund, to the effect that the purchase of these certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the depositor, the master servicer, the trustee or the trust fund to any obligation in addition to those undertaken in the pooling and servicing agreement OR

         o a certification of facts, which in the case of the Class A-2 Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates, the purchaser will be deemed to have represented the certification of facts, substantially to the effect that the purchase of offered certificates by or on behalf of a Plan is permissible under applicable law, will not constitute or result on a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement and the following conditions are met:

         o        the transferee is an insurance company and:

                           o the source of funds used to purchase the offered certificates is an insurance company general account, as that term is defined in PTCE 95-60,

                           o the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and

         o there is no Plan with respect to which the amount of the general account's reserves and liabilities for contracts held by or on behalf of the Plan and all other Plans maintained by the same employer, or any affiliate thereof, as defined in PTCE 95-60, or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of the general account, as determined under PTCE 95-60, as of the date of the acquisition of the certificates; the transferee is an insurance company and:

                           o the source of funds used to purchase the certificates is an insurance company general account,

                           o the requirements of Sections 401(c) of ERISA and the regulations to be promulgated thereunder have been satisfied and will continue to be satisfied and

                  o the insurance company represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold the certificates after the date which is 18 months after the 401(c) Regulations become final and that unless a class exemption or an exception under
                           Section 401(c) of ERISA is then available for the continued holding of the certificates, it will dispose of the certificates prior to the date which is 18 months after the 401(c) Regulations become final;

         o        the transferee is an insurance company and:

                           o the source of funds used to purchase the certificates is an insurance company pooled separate account, as that term is defined in PTCE 90-1,

                           o the conditions set forth in PTCE 90-1 have been satisfied and

                           o there is no Plan, together with all other Plans maintained by the same employer, or any affiliate thereof, as defined in PTCE 90-1, or by the same employee organization, with assets which exceed 10% of the total of all assets in such pooled separate account, as determined under PTCE 90-1, as of the date of the acquisition of the certificates;

                  o        the transferee is a bank and:

                           o the source of funds used to purchase the certificates is a collective investment fund, as defined in PTCE 91-38,

                           o the conditions set forth in PTCE 91-38 have been satisfied and

                           o there is no Plan, the interests of which, together with the interests of any other Plans maintained by the same employer or employee organization, in the collective investment fund exceed 10% of the total of all assets in the collective investment fund, as determined under PTCE 91-38, as of the date of acquisition of the certificates;

         o the transferee is a qualified professional asset manager described in PTCE 84-14 and the conditions set forth in PTCE 84-14 have been satisfied and will continue to be satisfied; or

         o the transferee is an in-house asset manager described in PTCE 96-23 and the conditions set forth in PTCE 96-23 have been satisfied and will continue to be satisfied. The Class A-2 Certificates and the Class M Certificates will contain a legend describing these restrictions on transfer.

         Before purchasing a Class A-1 Certificate, a fiduciary of a Plan should itself confirm that the Class A-1 Certificates constitute certificates for purposes of the exemption and that the specific conditions of the exemption and the other requirements set forth in the exemption would be satisfied. In addition, before purchasing a Class A-2 Certificate or Class M Certificate, a fiduciary of a Plan should itself confirm that the conditions to the purchase described in this section would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a certificate should consult with its counsel with respect to the potential applicability to this investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "Considerations For Benefit Plan Investors" in the prospectus.

                           $____________ (APPROXIMATE)

                           LONG BEACH SECURITIES CORP.
                                    DEPOSITOR

      [__] FLOATING-RATE MORTGAGE PASS-THROUGH CERTIFICATES SERIES ____-__

                 PROSPECTUS SUPPLEMENT DATED _________ ___, ____

                            [NAME OF MASTER SERVICER]
                                 MASTER SERVICER

                              [NAME OF UNDERWRITER]
                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ ___, ____.

                                                                     [Version 2]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated July __, 2000

               Prospectus Supplement (to Prospectus dated , ____)

                         $_______________ (APPROXIMATE)

       [__] FLOATING RATE MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-

                           LONG BEACH SECURITIES CORP.
                                    DEPOSITOR

                            [NAME OF MASTER SERVICER]
                                 MASTER SERVICER

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

This prospectus supplement, together with the accompanying prospectus will constitute the complete prospectus.
--------------------------------------------------------------------------------

OFFERED CERTIFICATES                         The trust created for the series _____-__  certificates will hold a pool of one- to four-family, adjustable rate, residential first mortgage loans. The trust will issue ______ classes of offered certificates. You can find a list of these classes, together with their principal balances, pass-through rates and other
                                             characteristics, on Page S-__ of this prospectus supplement. Credit enhancement for all of the offered certificates will be provided by a certificate insurance policy and overcollateralization.

UNDERWRITING                                 _______________________, as underwriter, will offer to the public the
                                             Class A-1 Certificates and the Class A-2 Certificates at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten certificates will be approximately _____% of the principal balance of the underwritten certificates plus accrued interest, before deducting expenses. See
                                             "Method

                                             of Distribution".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                              [NAME OF UNDERWRITER]

                                   Underwriter

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

         o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

         o this prospectus supplement, which describes the specific terms of this series of certificates.

Long Beach Securities Corp.'s principal offices are located at 1100 Town & Country Road, Orange, California 92868 and its phone number is (___) ________.

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                                                 PAGE
---------------------                                                                                 ----
Summary of Prospectus Supplement...................................................................   S-3
Risk Factors.......................................................................................   S-10
Use of Proceeds....................................................................................   S-16
The Mortgage Pool..................................................................................   S-16
Yield on the Certificates..........................................................................   S-27
Description of the Certificates....................................................................   S-34
The Mortgage Loan Seller...........................................................................   S-53
Pooling and Servicing Agreement....................................................................   S-53
The Insurer........................................................................................   S-61
Federal Income Tax Consequences....................................................................   S-63
Method of Distribution.............................................................................   S-65
Secondary Market...................................................................................   S-65
Legal Opinions.....................................................................................   S-66
Experts............................................................................................   S-66
Legal Investment...................................................................................   S-67
ERISA Considerations...............................................................................   S-67


                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE

OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Title of Series............................................  [__] Floating Rate Mortgage Pass-Through
                                                             Certificates, Series ____-_.

Cut-off Date...............................................  __________ __, ____.

Closing Date...............................................  On or about __________ __, ____.

Depositor..................................................  Long Beach Securities Corp.. The depositor will deposit the mortgage loans into the trust. The
                                                             depositor's principal offices are located at 1100 Town
                                                             & Country Road, Orange, California 92868 and its
                                                             telephone number is (___) ________. SEE "THE
                                                             DEPOSITOR" IN THE PROSPECTUS.

Mortgage Loan Seller.......................................  __________________________________.  SEE "THE MORTGAGE
                                                             LOAN SELLER" IN THIS PROSPECTUS SUPPLEMENT.

Master Servicer and Originator.............................  SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS OF
                                                             _________ AND REPRESENTATIONS CONCERNING THE MORTGAGE
                                                             LOANS" AND "POOLING AND SERVICING AGREEMENT--THE
                                                             ORIGINATOR AND MASTER SERVICER" IN THIS PROSPECTUS
                                                             SUPPLEMENT.

Trustee....................................................  __________________. SEE "POOLING AND SERVICING
                                                             AGREEMENT--THE TRUSTEE" IN THIS  PROSPECTUS SUPPLEMENT.

Insurer....................................................  __________________. SEE "THE INSURER" IN THIS
                                                             PROSPECTUS SUPPLEMENT.

Distribution Dates.........................................  Distributions on the offered certificates will be made on the __ day of each month, or, if that day is not a
                                                             business day, on the next succeeding business day,
                                                             beginning in __________, ____.

Offered Certificates.......................................  Only the certificates listed in the immediately following table are being offered by this prospectus
                                                             supplement.  Each class of offered certificates and
                                                             their pass-through rates and certificate principal
                                                             balances are set forth in the immediately following
                                                             table.

                        INITIAL                                                 INITIAL
                      CERTIFICATE         PASS-                               CERTIFICATE        PASS-
                       PRINCIPAL         THROUGH                               PRINCIPAL        THROUGH
       CLASS            BALANCE            RATE              CLASS              BALANCE          RATE
       -----            -------            ----              -----              -------          ----


         The initial certificate principal balance of each class of certificates listed in the immediately preceding table is approximate. The pass-through rate on each class of certificates is generally based on one-month LIBOR plus an applicable spread, subject to a rate cap equal to the weighted average of the net mortgage rates of the mortgage loans as described in this prospectus supplement.

THE TRUST

The depositor will establish a trust with respect to the certificates, under the pooling and servicing agreement dated as of __________ __, ____ among the depositor, the master servicer and the trustee. There are _____ classes of certificates representing the trust. SEE "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the offered certificates will be made only from payments received in connection with the mortgage loans described in the next section and payments under the certificate insurance policy.

THE MORTGAGE LOANS

The trust will contain approximately _____ [conventional] [sub-prime] [nonconforming], one- to four-family, adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.

Approximate range of mortgage rates:            _____% to _____%.

Approximate weighted average mortgage           ______%.
rate:

Approximate range of gross margins:             _____% to _____%.

Approximate weighted average gross              _____%.
margin:

Approximate range of minimum mortgage           _____% to _____%.
rates:

Approximate weighted average minimum            _____%.
mortgage rate:

Approximate range of maximum mortgage           _____% to _____%.
rates:

Approximate weighted average maximum            _____%.
mortgage rate:

Approximate weighted average                    ___ years and ___ months.
remaining term to stated maturity:

Approximate range of principal                  $__________ to $____________.
balances:

Average principal balance:                      $_____________.

Approximate range of loan-to-value              _____% to _____%.
ratios:

Approximate weighted average                    ______%.
loan-to-value ratio:

Approximate weighted average next               _____% to _____%.
adjustment date

The interest rate on each mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the related gross margin, subject to periodic and lifetime limitations, as described herein.

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

PRE-FUNDING ACCOUNT AND SUBSEQUENT MORTGAGE LOANS

On or before ________, the depositor will sell subsequent mortgage loans to be included in the trust fund. On the closing date, the Depositor will pay to the trustee approximately $__________ which will be held by the trustee in the pre-funding account.

The amount on deposit in the pre-funding account will be reduced by the amount used to purchase subsequent mortgage loans during the period from the closing date up to and including ____________. Any amounts remaining in the pre-funding account after ______________ will be distributed on the next distribution date to the holders of the Class A-1 Certificates. SEE "THE MORTGAGE POOL--CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE- FUNDING ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.

INTEREST COVERAGE ACCOUNT

On the closing date, the depositor will pay to the trustee for deposit in the interest coverage account, an amount as specified in the pooling and servicing agreement. Funds on deposit in the interest coverage account will be applied by the trustee to cover shortfalls in the amount of interest generated by the assets of the trust fund attributable to the pre-funding feature during the funding period. SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST COVERAGE ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATES

OFFERED CERTIFICATES. The offered certificates will have the characteristics shown in the table appearing on page S-__ in this prospectus supplement. The pass-through rate on the offered certificates is variable and will be calculated for each distribution date as described under the definition of pass-through rate contained in "Description of the Certificates--Glossary of Terms" in this prospectus supplement.

The offered certificates will be sold by the depositor to the underwriter on the closing date.

The offered certificates will initially be represented by one or more global certificates registered in the name of CEDE & Co., as nominee of DTC in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations. SEE "DESCRIPTION OF THE CERTIFICATES--REGISTRATION OF THE BOOK-ENTRY CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CLASS CE CERTIFICATES. The Class CE Certificates are one of the ____ classes of certificates representing the trust, but are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $_______, which is equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately ___% in the trust. The Class CE Certificates will be delivered to a wholly-owned bankruptcy remote subsidiary of the depositor as partial consideration for the mortgage loans.

CLASS P CERTIFICATES. The Class P certificates are one of the ___ classes of certificates representing the trust, but are not offered by this prospectus supplement. The Class P Certificates will have an initial certificate principal balance of $[100] and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be delivered to a wholly-owned bankruptcy remote subsidiary of the depositor as partial consideration for the mortgage loans.

RESIDUAL CERTIFICATES. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are the classes of certificates representing the residual interests in the trust, but are not offered by this prospectus supplement. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates will be delivered to a wholly-owned bankruptcy remote subsidiary of the depositor as partial consideration for the mortgage loans.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered certificates consists of the certificate insurance policy and overcollateralization each as described in the next section and under "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" and "--CREDIT ENHANCEMENT" IN THIS PROSPECTUS SUPPLEMENT."

OVERCOLLATERALIZATION. The sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount will exceed the aggregate certificate principal balance of the offered certificates and the Class P Certificates on the closing date by approximately $__________, which is equal to the initial certificate principal balance of the Class CE Certificates. Such amount represents approximately ____% of the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount, and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement.

CERTIFICATE INSURANCE POLICY. The offered certificates will be entitled to the benefit of the certificate insurance policy to be issued by _____________. The insurer will issue the certificate insurance policy as a means of providing additional credit enhancement to the offered certificates. The certificate insurance policy will irrevocably and unconditionally guarantee payment for the benefit of the holders of the offered certificates of an amount that will cover:

         o interest shortfalls, except for the shortfalls described in this prospectus supplement, allocated to the offered certificates,

         o the amount by which the outstanding principal amount of the offered certificates EXCEEDS the sum of the principal amount of the mortgage loans and the amounts, if any, on deposit in the prefunding account and

         o without duplication of the amount specified in the immediately preceding paragraph, the outstanding principal amount of the offered certificates to the extent unpaid on the final distribution date or the earlier termination of the trust under the terms of the pooling and servicing agreement. SEE "DESCRIPTION OF THE CERTIFICATES--FINANCIAL GUARANTY INSURANCE POLICY" IN THIS PROSPECTUS SUPPLEMENT.

ALLOCATION OF LOSSES. If, on any distribution date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans then realized losses on the mortgage loans will be allocated to the offered certificates. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class P Certificates. Subject to the terms of the certificate insurance policy, all realized losses allocated to the offered certificates will be covered by the certificate insurance policy. SEE "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION" AND "--FINANCIAL GUARANTY INSURANCE POLICY" IN THIS PROSPECTUS SUPPLEMENT.

P&I ADVANCES

The master servicer is required to advance delinquent payments of principal and interest on the mortgage loans, as described in this prospectus supplement. The master servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. SEE "DESCRIPTION OF THE CERTIFICATES--P&I ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DISTRIBUTIONS ON THE SECURITIES--ADVANCES BY MASTER SERVICER IN RESPECT OF DELINQUENCIES ON THE TRUST FUND ASSETS" IN THE PROSPECTUS.

OPTIONAL TERMINATION

At its option, the majority holder of the Class CE Certificates, or if such holder does not exercise such option, the master servicer or the insurer, may purchase all of the mortgage loans, together with any properties in respect of the mortgage loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans, and properties acquired in respect of the mortgage loans, remaining in the trust has been reduced to less than [10%] or ___%, as further provided in this prospectus supplement, of the sum of the aggregate principal balance of the mortgage loans as of __________ __, ____ and the original pre-funded amount. SEE "POOLING AND SERVICING AGREEMENT-- TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "DISTRIBUTIONS ON THE SECURITIES--TERMINATION OF THE TRUST FUND AND DISPOSITION OF TRUST FUND ASSETS" IN THE PROSPECTUS.

FEDERAL INCOME TAX CONSEQUENCES

Three separate elections will be made to treat designated portions of the trust (exclusive of the pre-funding account and the interest coverage account) as real estate mortgage investment conduits for federal income tax purposes. SEE "FEDERAL INCOME TAX CONSEQUENCES--REMIC'S--CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES" IN THE PROSPECTUS.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive a rating of "AAA" from ___________ and __________.

The ratings on the offered certificates are based in part on the ratings of the claims- paying ability to the insurer by _______ and _____________. A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. SEE "YIELD ON THE CERTIFICATES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD AND MATURITY CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 until such time as the balance of the pre-funding account is reduced to zero. At such time, the offered certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

The U.S. Department of Labor has issued an individual exemption to the underwriter. This exemption applies to the offered certificates, provided that the conditions set forth under "Considerations for Benefit Plan Investors" in the prospectus are satisfied. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND "CONSIDERATIONS FOR BENEFIT PLAN INVESTORS" IN THE PROSPECTUS.

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

         You should carefully consider the following factors in connection with the purchase of the offered certificates:

[APPROPRIATE RISK FACTORS AS NECESSARY]

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

         The originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who do have equity in their property. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination.

         As a result of the underwriting standards described in the immediately preceding paragraph, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

         Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS OF __________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT].

[LIMITED SERVICING HISTORY AND PERFORMANCE DATA WITH RESPECT TO THE MASTER SERVICER

         The Master Servicer began directly servicing mortgage loans in [___________]. As a result, the Master Servicer has limited experience servicing mortgage loans similar to the mortgage loans in the mortgage pool. The Master Servicer's limited experience in servicing mortgage loans may result in greater defaults and losses on the mortgage loans in the mortgage pool and result in accelerated prepayments on the Offered Certificates. You will bear any reinvestment risk resulting from such accelerated prepayments.

         Because the Master Servicer commenced its direct servicing operations in November 1998, the Master Servicer does not have historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining the Master Servicer's performance in servicing mortgage loans similar to the mortgage loans in the mortgage pool, other than to the limited extent as described under "Pooling and Servicing Agreement--The Master Servicer--Collection Procedures; Delinquency and Loss Experience" in this prospectus supplement. There can be no assurance that such experience is or will be representative.]

[CERTAIN OF THE MORTGAGE LOAN ARE BALLOON LOANS, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         Approximately ____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, are mortgage loans with balloon payments. Because borrowers of mortgage loans with balloon payments are required to make substantial higher final payments upon maturity, it is possible that the default risk associated with such mortgage loans is greater than that associated with fully- amortizing mortgage loans.]

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL HAVE HIGH LOAN-TO-VALUE RATIOS, SO THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

         Approximately _____% of the initial mortgage loans, by aggregate principal balance as of _______ __, ____, had a loan-to-value ratio at origination in excess of 80%. No initial mortgage loan in the mortgage pool with a loan-to-value ratio at origination in excess of 80% will be covered by a primary mortgage insurance policy. No initial mortgage loan will have a loan-to-value ratio exceeding __% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss in that an overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. This increase may reduce the likelihood of liquidation or other proceeds being insufficient to satisfy the mortgage loan and any losses, to the extent not covered by the credit enhancement, may affect the yield to maturity or your certificates. Furthermore, investors should note that the value of the mortgaged property may be insufficient to cover the outstanding balance of the certificates. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.]

[APPROXIMATELY ____% OF THE INITIAL MORTGAGE LOANS IN THE MORTGAGE POOL ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ____% of the initial mortgage loans, by aggregate principal balance as of _______ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of ______ __, ____. Approximately ____% of the initial mortgage loans, by aggregate principal balance as of _______ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _______ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the initial mortgage loans, by aggregate principal balance as of _______ __, ____, have a first payment date occurring on or after _______ __, ____ and, therefore, these mortgage loans could not have been delinquent as of __________ __, ____].

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE CONCENTRATED IN THE STATE OF [NAME OF STATE], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ___% of the initial mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets causing a decline in property values in those areas, and consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans located in other geographic regions. A region's economic condition and housing market may be directly, or indirectly, adversely affected by a number of factors including natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. A concentration of mortgage loans in the trust fund in a region experiencing a deterioration in economic conditions or a decline in real estate values may expose your certificates to losses in addition to those present for similar mortgage-backed securities without this concentration. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Any deterioration of economic conditions in [name of state] which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquency and foreclosure of the mortgage loans that may result in losses that, to the extent not covered by the [credit enhancement] will be allocated to your certificates.]

[THE SUBSEQUENT MORTGAGE LOANS MAY HAVE DIFFERENT CHARACTERISTICS THAN THE INITIAL MORTGAGE LOANS

         The subsequent mortgage loans may have characteristics different from those of the initial mortgage loans. However, each subsequent mortgage loan must satisfy the eligibility criteria referred to in this prospectus supplement under "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" at the time of its conveyance to the trust fund and be underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards of ____________ and Representations concerning the Mortgage Loans" in this prospectus supplement.]

[THE CLASS A-1 CERTIFICATES MAY RECEIVE A PREPAYMENT OF PRINCIPAL AS A RESULT OF EXCESS FUNDS IN THE PRE-FUNDING ACCOUNT

         To the extent that amounts on deposit in the pre-funding account have not been fully applied to the purchase of subsequent mortgage loans by the end of the funding period, the holders of the Class A-1 Certificates will receive on the distribution date immediately following the end of the funding period, any amounts in the pre-funding account after giving effect to any purchase of subsequent mortgage loans, as further described in this prospectus supplement. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trust fund will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the Class A-1 Certificates on such distribution date.]

[YOUR CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY.

         The certificates will not represent an interest in or obligation of the depositor, the master servicer, the mortgage loan seller, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the trustee or any of their respective affiliates. The offered certificates are covered by the certificate insurance policy, as and to the extent described under the caption "Description of the Certificates--

Financial Guaranty Insurance Policy" in this prospectus supplement. Proceeds of the assets included in the trust and proceeds of the certificate insurance policy will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the master servicer, the mortgage loan seller, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR CERTIFICATES WILL BE AFFECTED BY THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS.

         The rate and timing of distributions allocable to principal on the offered certificates will depend on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, a full and voluntary prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan. SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

[THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS WHICH COULD IMPACT THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR CERTIFICATES.

         In most cases, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at these higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

         Except as otherwise described in this prospectus supplement, distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, rather than on a PRO RATA basis among these classes. The timing of commencement of principal distributions and the weighted average life of each class of certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on that class.

         FOR FURTHER INFORMATION REGARDING THE EFFECT OF PRINCIPAL PREPAYMENTS ON THE WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES, SEE "YIELD ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT, INCLUDING THE TABLE ENTITLED "PERCENT OF INITIAL

CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION".]

[THE YIELD ON YOUR CERTIFICATES WILL VARY DEPENDING ON THE RATE OF PREPAYMENTS.

         The yield to maturity on the offered certificates will depend on:

         o with respect to each class of offered certificates, the applicable pass-through rate thereon from time to time;

         o        the applicable purchase price; and

         o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans, payments by the insurer and the allocation of those payments to reduce the certificate principal balance as well as other factors.

         The yield to investors on the offered certificates will be adversely affected by any allocation to the offered certificates of interest shortfalls on the mortgage loans not covered by the insurer.

         If the offered certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of ____% of the standard prepayment assumption, and weighted average lives corresponding to the prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. SEE "YIELD ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT].

[THE YIELD ON YOUR CERTIFICATES WILL BE AFFECTED BY THE SPECIFIC TERMS THAT APPLY TO THAT CLASS, DISCUSSED IN THIS RISK FACTOR.

         The multiple class structure of the offered certificates causes the yield of some classes to be particularly sensitive to changes in the rates of prepayments of the mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on these classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on that class.

         In particular, the Class ___ Certificates do not receive, unless the certificate principal balances of the other classes of offered certificates have been reduced to zero, any portion of principal payments prior to the distribution date in _______ ____. In addition, the Class ___ Certificates will receive, unless the certificate principal balances of the other classes of offered certificates have been reduced to zero, a disproportionately small or large portion of the amount of principal then payable to the offered certificates thereafter. Therefore, the weighted average life of the Class ___ Certificates will be longer or shorter than would otherwise be the case. The effect on the market value of the Class ___ Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of offered certificates entitled to principal distributions].

[VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND YOUR CERTIFICATES.

         Applicable state laws regulate interest rates and other charges, require disclosure, and require licensing of the originator. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

         o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

         o the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

         Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, or the Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds additional provisions to Regulation Z, which is the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In most cases, mortgage loans covered by the Riegle Act have annual percentage rates over 10% greater than the yield on treasury securities of comparable maturity and fees and points which exceed the greater of 8% of the total loan amount or $441, which amount is adjusted annually based on changes in the consumer price index for the year. The provisions of the Riegle Act apply on a mandatory basis to all applicable mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would, in most cases, be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the originator to damages and administrative enforcement.

         The originator will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

[IF THE INSURER FAILS TO MEET ITS OBLIGATIONS UNDER THE POLICY, YOU MAY EXPERIENCE A LOSS ON YOUR INVESTMENT

         If the protection created by the overcollateralization is insufficient and the insurer is unable to meet its obligations under the certificate insurance policy, then you could experience a loss on your investment. In addition, any reduction in a rating of the claims-paying ability of the insurer may result in a reduction in the rating of the offered certificates].

         All capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                                 USE OF PROCEEDS

         The mortgage loan seller will sell the mortgage loans to the depositor and the depositor will convey the mortgage loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the certificates will be applied by the depositor to the purchase of the mortgage loans from the mortgage loan seller. These net proceeds will represent the purchase price to be paid by the depositor to the mortgage loan seller for the mortgage loans. The mortgage loans were previously purchased by the mortgage loan seller either directly or indirectly from the originator.

                                THE MORTGAGE POOL

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

         References to percentages of the mortgage loans in the mortgage pool unless otherwise noted are calculated based on the aggregate principal balance of the mortgage loans as of ___________ __, ____, which date will also be referred to in this prospectus supplement as the cut-off date.

         The mortgage pool will initially consist of approximately _____ conventional, one- to four-family, adjustable-rate, fully-amortizing mortgage loans secured by first liens on residential real properties and having an aggregate principal balance as of the cut-off date, of approximately $___________, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans in the mortgage pool have original terms to maturity of not greater than [30] years.

         The statistical information presented in this prospectus supplement describes only the initial mortgage loans and does not include the mortgage loans to be purchased by the trust after the Closing Date. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the initial mortgage loans as of the cut-off date and do not include any subsequent mortgage loans.

         Subsequent mortgage loans are intended to be purchased by the trust from the depositor from time to time on or before _______________ from funds on deposit in the pre-funding account. The subsequent mortgage loans, if available, will be purchased by the depositor and sold by the depositor to the trust fund for deposit in the mortgage pool. The pooling and servicing agreement will provide that each mortgage loan in the mortgage pool must conform to certain specified characteristics and, following the conveyance of the subsequent mortgage loans, the mortgage pool must conform to certain specified characteristics, as described below under "--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account".

         The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties. The mortgaged properties in the mortgage pool consist of attached, attached or semi-attached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing. The mortgage loans to be included in the mortgage pool will be acquired by the depositor from the mortgage loan seller. The mortgage loan seller, in its capacity as master servicer, will act as the master servicer for the mortgage loans originated by it under the pooling and servicing agreement.

         All of the mortgage loans in the mortgage pool have scheduled monthly payments due on the first day of the month and that day will be referred to in this prospectus supplement as the due date. Each mortgage loan in the mortgage pool will contain a customary due-on-sale clause.

         The mortgage loans have mortgage rates subject to a semiannual adjustment after an initial three-year period on the day of the month specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of
(1) a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in THE WALL STREET JOURNAL and as most recently available as of the date specified in the related mortgage note, and
(2) a fixed percentage amount specified in the related mortgage note; provided, however, that the mortgage rate will not increase or decrease on any adjustment date by more than 1%. All of the mortgage loans provide that over the life of the mortgage loan the mortgage rate will in no event be more than the fixed percentage set forth in the mortgage note. Effective with the first payment due on a mortgage loan after each related adjustment date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted.

         If the six-month LIBOR index ceases to be published or is otherwise unavailable, the master servicer will select an alternative index for mortgage loans on comparable properties, based upon comparable information, over which it has no control and which is readily verifiable by mortgagors.

         None of the mortgage loans permit the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

         Approximately _____% of the initial mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Each mortgage loan in the mortgage pool that provides for the payment of a prepayment charge provides for payment of a prepayment charge on partial or full prepayments made within one year, five years or other designated period as provided in the related mortgage note from the date of origination of the particular mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will apply if, in any twelve-month period during the first year, five years or other designated period as provided in the related mortgage note from the date of origination of the particular mortgage loan, the mortgagor prepays an aggregate amount exceeding __% of the original principal balance of the particular mortgage loan. With respect to _____% of these mortgage loans, the amount of the prepayment charge will be equal to ___ months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of __% of the original principal balance of the mortgage loan for a period of five years and one year, respectively. The Class P certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the certificates. Under those circumstances described in the pooling and servicing agreement, the master servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount of the prepayment charge actually collected. Investors should conduct their own analysis to the effect, if any, that the prepayment charges and the decisions of the master servicer with respect to the waiver of prepayment charges may have on the prepayment performance of the mortgage loans. The depositor makes no representation as to the effect that the prepayment charges, and the decisions of the master servicer with respect to the waiver of the prepayment charges, may have on the prepayment performance of the mortgage loans.

         The average principal balance of the initial mortgage loans at origination was approximately $______. No initial mortgage loan had a principal balance at origination of greater than approximately $_______ or less than approximately $______. The average principal balance of the initial mortgage loans as of the cut-off date was approximately $______.

No initial mortgage loan had a principal balance as of the cut-off date of greater than approximately $_______ or less than approximately $______.

         As of the cut-off date, the initial mortgage loans had mortgage rates ranging from approximately _____% per annum to approximately ______% per annum and the weighted average mortgage rate was approximately _____% per annum. The weighted average remaining term to stated maturity of the initial mortgage loans will be approximately __ years and __ months as of the cut-off date. None of the initial mortgage loans will have its first payment due prior to ________ ____ or after _________ ____, or will have a remaining term to maturity of less than __ years and __ months or greater than __ years as of the cut-off date. The latest maturity date of any initial mortgage loan in the mortgage pool is _____ ____.

         The weighted average loan-to-value ratio at origination of the initial mortgage loans was approximately ______%. No loan-to-value ratio at origination was greater than approximately _____% or less than approximately ____%.

         The following information sets forth in tabular format certain characteristics of the initial mortgage loans as of the cut-off date.

         Principal Balances of the Initial Mortgage Loans as of the Cut-off
Date:

            % of Aggregate                                                                    Aggregate
           Principal Balance                                                                  Principal
         Outstanding as of the                                                               Outstanding
               Range ($)                                                                        as of
             Cut-off Date                           Number of Loans                         Cut-off Date
             ------------                           ---------------                         ------------


         Mortgage Rates of the Initial Mortgage Loans as of the Cut-off Date:

            % of Aggregate                                                                    Aggregate
           Principal Balance                                                                  Principal
         Outstanding as of the                                                               Outstanding
             Mortgage Rate                                                                      as of
             Cut-off Date                           Number of Loans                         Cut-off Date
             ------------                           ---------------                         ------------


         Maximum Mortgage Rates of the Initial Mortgage Loans:

            % of Aggregate                                                                    Aggregate
           Principal Balance                                                                  Principal
         Outstanding as of the                                                               Outstanding
         Maximum Mortgage Rate                                                                  as of
             Cut-off Date                           Number of Loans                         Cut-off Date
             ------------                           ---------------                         ------------


         Minimum Mortgage Rates of the Initial Mortgage Loans:

            % of Aggregate                                                                    Aggregate
           Principal Balance                                                                  Principal
         Outstanding as of the                                                               Outstanding
         Minimum Mortgage Rate                                                                  as of
             Cut-off Date                           Number of Loans                         Cut-off Date
             ------------                           ---------------                         ------------


         Gross Margins of the Initial Mortgage Loans:

            % of Aggregate                                                                    Aggregate
           Principal Balance                                                                  Principal
         Outstanding as of the                                                               Outstanding
             Gross Margin                                                                       as of
             Cut-off Date                           Number of Loans                         Cut-off Date
             ------------                           ---------------                         ------------



         Original Loan-to-Value Ratios of the Initial Mortgage Loans:

            % of Aggregate                                                                    Aggregate
           Principal Balance                                                                  Principal
         Outstanding as of the                                                               Outstanding
       Loan to Value Ratio (%)                                                                 as of
             Cut-off Date                           Number of Loans                         Cut-off Date
             ------------                           ---------------                         ------------


         Geographic Distribution of the Mortgaged Properties of the Initial Mortgage Loans:

            % of Aggregate                                                                    Aggregate
           Principal Balance                                                                  Principal
         Outstanding as of the                                                               Outstanding
               Location                                                                         as of
             Cut-off Date                           Number of Loans                         Cut-off Date
             ------------                           ---------------                         ------------



CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT

         Under and to the extent provided in the pooling and servicing, following the initial issuance of the certificates, the trust fund will be obligated to purchase from the depositor on or before _____________, subject to the availability thereof, the subsequent mortgage loans. The subsequent mortgage loans will be transferred to the trust fund pursuant to subsequent transfer instruments between the depositor and the trust fund. In connection with the purchase of subsequent mortgage loans on such dates of transfer, the trust fund will be required to pay to the depositor from amounts on deposit in the pre-funding account a cash purchase price of 100% of the principal balance thereof. The depositor will designate the first day of the month in which the related subsequent transfer date occurs as the cut-off date with respect to the related subsequent mortgage loans. The amount paid from the pre-funding account on each subsequent transfer date will not include accrued interest on the related subsequent mortgage loans. Following each subsequent transfer date, the aggregate principal balance of the mortgage loans in the mortgage pool will increase by an amount equal to the aggregate principal balance of the related subsequent mortgage loans so purchased and the amount in the pre-funding account will decrease accordingly.

         A pre-funding account will be established by the trustee and funded on the closing date by the depositor with approximately $___________, subject to a permitted variance, as described herein, equal to the aggregate principal balance of any of the initial mortgage loans which are added or removed from the trust fund, to provide the trust fund with sufficient funds to purchase subsequent mortgage loans, provided that the original pre-funded amount will not exceed 25% of the aggregate initial certificate principal balance of the certificates. The original pre-funded amount will be reduced during the funding period by the amount used to purchase subsequent mortgage loans for the mortgage pool in accordance with the pooling and servicing agreement. During the period from the closing date until the earliest of (i) the date on which the amount on deposit in the pre-funding account is reduced to zero or (ii) _______________, such amount will be maintained in the pre-funding account.

         Any conveyance of subsequent mortgage loans on a subsequent transfer date is subject to certain conditions including, but not limited to, the following:

         o each subsequent mortgage loan must satisfy the representations and warranties specified in the subsequent transfer instrument and the pooling and servicing agreement;

         o the depositor will not select such subsequent mortgage loans in a manner that it believes is adverse to the interests of the certificateholders;

         o the depositor will deliver opinions of counsel with respect to the validity of the conveyance of such subsequent mortgage loans;

         o each subsequent mortgage loan may not be 30 or more days contractually delinquent as of the related subsequent cut-off date;

         o the original term to maturity of such subsequent mortgage loan will not be less than ___ months and will not exceed ___ months;

         o each subsequent mortgage loan may not provide for negative amortization;

         o each subsequent mortgage loan will not have an loan-to-value ratio greater than 90%;

         o each subsequent mortgage loan will have, as of the subsequent cut-off date, a weighted average term since origination not in excess of ____ months;

         o no subsequent mortgage loan will have a mortgage rate less than ____% or greater than ___%;

         o each subsequent mortgage loan will have been serviced by the master servicer since origination or purchase by the depositor;

         o each subsequent mortgage loan will have a first payment date not later than ___________; and

         o each subsequent mortgage loan will be underwritten in accordance with the criteria set forth under "--Underwriting Standards of __________ and Representations Concerning the Mortgage Loans".

         In addition, following the purchase of all subsequent mortgage loans by the trust fund, the mortgage loans (including the subsequent mortgage loans) will as of the subsequent cut-off date:

         o have a weighted average remaining term to stated maturity of not more than ___ months and not less than ___ months;

         o have a weighted average mortgage rate of not less than ____% and not more than ____% by aggregate principal balance of the mortgage loans;

         o have a weighted average loan-to-value ratio of not more than ___%;

         o have no mortgage loan with a principal balance in excess of $_________; and

         o        have a weighted average gross margin not less than ____%.

         Notwithstanding the foregoing, any subsequent mortgage loan may be rejected by either [RA] or [RA] if the inclusion of such subsequent mortgage loan would adversely affect the ratings on any class of offered certificates.

UNDERWRITING STANDARDS OF ___________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS

         The mortgage loans will be acquired by the depositor from the mortgage loan seller. All of the mortgage loans were originated or acquired by the mortgage loan seller generally in accordance with the respective underwriting criteria described below.

         The information set forth below with regard to the mortgage loan seller's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by the mortgage loan seller. None of the depositor, the trustee, the underwriter or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

         The mortgage loans were originated generally in accordance with guidelines (the "originator's underwriting guidelines") established by the mortgage loan seller under the "Full Documentation", "Fast Trac" or "Stated Income" residential loan programs (the "originator underwriting programs"). The originator underwriting guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis and only with the approval of two or more senior lending officers, the mortgage loan seller may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the mortgage pool will represent such underwriting exceptions.

         Under the originator underwriting programs, during the underwriting process, the mortgage loan seller or the originator for the mortgage loan seller reviews and verifies the loan applicant's sources of income (except under the Stated Income and Fast Trac residential loan programs), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the originator underwriting guidelines. The originator underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which generally conforms to Freddie Mac and Fannie Mae standards and (ii) a review of such appraisal, which review may be conducted by a representative of the mortgage loan seller or a staff appraiser and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The originator underwriting guidelines permit loans with loan-to-value ratios at origination of up to 90%. The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the mortgagor and the overall risks associated with the loan decision. Under the residential loan programs, the maximum combined loan-to-value ratio, including any second deeds of trust subordinate to the mortgage loan seller's first deed of trust, is generally 100% for owner occupied mortgaged properties and 90% for non-owner occupied mortgaged properties.

         All of the mortgage loans originated in the originator underwriting programs are based on loan application packages submitted through mortgage brokerage companies or the mortgage loan seller's retail branches, or are purchased from approved originators pursuant to the originator underwriting guidelines described herein. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the mortgage loan seller for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made. No single mortgage brokerage company accounts for more than 5%, measured by outstanding principal balance, of the single-family mortgage loans originated by the mortgage loan seller.

         Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. The mortgage loan seller obtains a credit report on each applicant from a credit reporting company. The applicant must generally provide to the mortgage loan seller or the originator for the mortgage loan seller a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Under the Full Documentation residential loan program, self-employed individuals are generally required to submit their most recent federal income tax return. As part of its quality control system, the mortgage loan seller reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of its pre-funding audit, the mortgage loan seller reverifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the originator underwriting guidelines (except under the Stated Income residential loan program). The mortgage loan seller generally verifies the source of funds for the down payment.

         Mortgaged properties that are to secure mortgage loans underwritten under the originator underwriting programs are appraised by qualified independent appraisers who are approved by the mortgage loan seller's internal valuation managers. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for mortgage loans in the originator underwriting programs. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of the mortgage loan seller or a staff appraiser before the loan is funded.

         The originator underwriting guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the originator underwriting programs generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The originator underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         Under the Fast Trac and Stated Income residential loan programs, the mortgagor's employment and income sources must be stated on the mortgagor's application. The mortgagor's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the mortgagor's income as stated on the application is not independently verified. Verification of employment is required for salaried mortgagors only. Maximum loan-to-value ratios are generally lower under the Fast Trac and Stated Income residential loan programs than those permitted under the Full Documentation residential loan program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral property underwriting guidelines that apply to the Full Documentation residential loan program apply to the Fast Trac and Stated Income residential loan programs.

         The mortgage loan seller requires that all mortgage loans in the originator underwriting programs have title insurance and be secured by liens on real property. The mortgage loan seller also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the property, whichever is less. The mortgage loan seller does not require that mortgage loans in the originator underwriting programs be covered by a primary mortgage insurance policy.

RISK CATEGORIES

         Under the originator underwriting programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the originator underwriting programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         The originator underwriting guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

         CREDIT GRADE: "A." Under the "A" risk categories, the applicant generally must have repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Any and all payments 60 days or more late within the past 12 months may not represent more than 25% of the credit reported during that period. Minor derogatory items are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is good. No bankruptcy filings may have occurred during the preceding two years and no discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 80% is permitted on an owner occupied mortgaged property consisting of two- to four-units or second homes. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units. Generally, the debt service-to-income ratio maximum may be 47%, but this may be allowed to be increased to 55% based on the mortgagor's net disposable income and if the loan-to-value ratio is less than or equal to 85%.

                  CREDIT GRADE: "A1." Under the "A1" risk sub-category, in addition to the characteristics described under the "A" risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan, either on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as borrower. In addition, the applicant must have a credit score of 620 or higher and a debt service-to-income ratio of 45% or less.

                  CREDIT GRADE "A2." Under the "A2" risk sub-category, in addition to the characteristics described under the "A" risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan, either on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as borrower.

                  CREDIT GRADE "A3." Under the "A3" risk sub-category, in addition to the characteristics described under the "A" risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan on the property which is being made subject to the mortgage loan seller's lien.

                  CREDIT GRADE "A4." Under the "A4" risk sub-category, in addition to the characteristics described under the "A" risk category above, a maximum of one 30-day late payment and no 60-day late payments during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "A5." Under the "A5" risk sub-category, in addition to the characteristics described under the "A" risk category above, a maximum of two 30-day late payments and no 60-day late payments during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE: "B". Under the "B" risk category, the applicant must have generally repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Up to four minor derogatory items that are late 90 days or more are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. Any and all payments 60 days or more late within the past 12 months may not represent more than 35% of the credit reported during that period. No bankruptcy filings may have occurred during the preceding two years and no discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of two- to four-units or second homes. Generally, the debt service-to-income ratio must be 50% or less but this may be increased to 55% based on the mortgagor's net disposable income and/or loan-to-value ratio.

                  CREDIT GRADE "B1." Under the "B1" risk sub-category, in addition to the characteristics described under the "B" risk category described above, n late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B2." Under the "B2" risk sub-category, in addition to the characteristics described under the "B" risk category described above, a maximum of one 30-day late payment and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B3." Under the "B3" risk sub-category, in addition to the characteristics described under the "B" risk category described above, a maximum of two 30-day late payments and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B4." Under the "B4" risk sub-category, in addition to the characteristics described under the "B" risk category described above, a maximum of three 30-day late payments and generally no 60-day late payments during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE: "B-". Under the "B-" risk category, the applicant must have generally repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. No payment delinquent more than 30 days at the time of application is permitted on an existing mortgage loan. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Payments 60 days or more late within the last 12 months may not represent more than 50% of the credit items reported during that period. No bankruptcy filings may have occurred during the preceding eighteen months and no discharge or notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 75% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 75% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 65% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%.

                  CREDIT GRADE "B-1." Under the "B-1" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, no late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B-2." Under the "B-2" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, a maximum of one 30-day late payment and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B-3." Under the "B-3" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, a maximum of two 30-day late payments and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B-4." Under the "B-4" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, a maximum of three 30-day late payments and generally no 60-day late payments during the previous twelve months ate permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

                  CREDIT GRADE "B-5." Under the "B-5" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, a maximum of one 60-day late payment during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE: "C". Under the "C" risk category, the applicant may have experienced significant credit problems in the past. A maximum of two 60-day late payments and one 90-day late payment, or three 60-day late payments and no 90-day late payments, within the last 12 months is permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Consumer credit derogatory items will be considered on a case-by-case basis. No bankruptcy, discharge or notice of default filings may have occurred during the preceding twelve months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 75% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 70% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 60% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%; however, a debt service-to-income ratio of 55% to 60% will be considered on a case-by-case basis.

         CREDIT GRADE:"D". Under the "D" risk category, the applicant may have experienced significant credit problems in the past. The applicant may be in bankruptcy or have received a notice of default or foreclosure, and in any such case must provide a reasonable explanation as to why the problem no longer exists. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 65% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 60% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 65% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 50% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%; however, a debt service-to-income ratio of 55% to 60% will be considered on a case-by-case basis.

         The mortgage loan seller will make representations and warranties as of the closing date with respect to the mortgage loans, and will be obligated to replace, cure or repurchase any such mortgage loan in respect of which a material breach of the representations and warranties it has made has occurred (other than those breaches which have been cured). For a discussion of the representations and warranties made and the repurchase obligation, see "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation" in the Prospectus.

ADDITIONAL INFORMATION CONCERNING THE MORTGAGE LOANS

         The description in this prospectus supplement of the initial mortgage pool and the initial mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary.

         The subsequent mortgage loans may have characteristics different from those of the initial mortgage loans. However each subsequent mortgage loan must satisfy the eligibility criteria referred to herein under "-Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account."

                            YIELD ON THE CERTIFICATES

SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period beginning with the date on which the scheduled monthly payment was due for the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended or the Relief Act, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loans affected by application of the Relief Act. The master servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans master serviced by it, but only to the extent of its aggregate servicing fee for the related due period. The due period, with respect to any distribution date, commences on the second day of the month immediately preceding the month in which the distribution date occurs and ends on the first day of the month in which the distribution date occurs. Accordingly, the effect of:

         o any principal prepayments on the mortgage loans, to the extent that Prepayment Interest Shortfalls exceed Compensating Interest or

         o any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates.

         Any of these shortfalls will be allocated among the certificates as provided in this prospectus supplement under "Description of the Certificates--Interest Distributions" and "--Overcollateralization Provisions". The certificate insurance policy will not cover any shortfalls resulting from the application of the Relief Act. See "Legal Aspects of Mortgage Assets--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of offered certificates, the aggregate amount of distributions on each class of offered certificates and the yield to maturity of each class of offered certificates will be related to the rate and timing of payments of principal on the mortgage loans and the amount, if any, contributed from the pre-funding account at the end of the funding period. The rate of principal payments on the mortgage loans in the mortgage pool will in turn be affected by the amortization schedules of the mortgage loans as they change from time to time to accommodate changes in the mortgage rates and by the rate of principal prepayments on the mortgage loans, including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the mortgage loan seller, the originator, the insurer, the master servicer or the majorityholder of the Class CE Certificates. The mortgage loans may be prepaid by the mortgagors at any time; however, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge.

         Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of offered certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of these mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on these certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal on the mortgage loans occurs, the greater the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to certain classes of offered certificates before other classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having later priority will represent an increasing percentage interest in the trust fund before principal distributions are made on these certificates. Prior to a certain date, as described herein, all principal payments on the mortgage loans will be allocated to the Class A-1 Certificates. Thereafter, during certain periods subject to certain delinquency triggers described herein, all principal payments on the mortgage loans will be allocated to the offered certificates in the priorities described under "Description of the Certificates-Principal Distributions on the Offered Certificates" in the prospectus supplement.

         The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the certificates. See "Yield and Maturity Considerations" in the prospectus.

         Defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates in most cases are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan in the mortgage pool, other than as provided by the certificate insurance policy as described in this prospectus supplement, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available. See "The Mortgage Pool--Underwriting Standards of __________ and Representations Concerning the Mortgage Loans" in this prospectus supplement.

         Furthermore, to the extent that the original pre-funded amount has not been fully applied to the purchase of subsequent mortgage loans by the end of the funding period, the holders of the Class A-1 Certificates will receive on the distribution date immediately following the end of the funding period a prepayment of principal in an amount equal to the lesser of (i) any amounts remaining in the pre-funding account and (ii) the outstanding certificate principal balance of the Class A-1 Certificates. Although no assurance can be given, it is anticipated by the depositor that the principal amount of subsequent mortgage loans sold to the trust fund will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material amount of principal prepaid to the holders of the Class A-1 Certificates.

However, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the pre-funded amount.

SPECIAL YIELD CONSIDERATIONS

         The mortgage rates on the mortgage loans adjust semi-annually based upon the six-month LIBOR index, after an initial period of approximately three years, whereas the pass-through rate on the offered certificates (other than the Class M-3 Certificates) adjusts monthly and may be based upon one-month LIBOR as described under "Description of the Certificates--Calculation of One-Month LIBOR" herein. One-month LIBOR and the six-month LIBOR index applicable to the mortgage loans may respond differently to economic and market factors, and there is not necessarily a correlation between them. It is possible, for example, that if both one-month LIBOR and the six-month LIBOR index rise during the same period, one-month LIBOR may rise more rapidly than the six-month LIBOR index or may rise higher than the six-month LIBOR index. Thus, the interest due on the mortgage loans during any due period, net of the expenses of the trust fund, may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable spread on the offered certificates during the related Interest Accrual Period. In such an event the rate payable to the holders of the offered certificates (other than the Class M-3 Certificates) will be the Net WAC Pass-Through Rate, this would adversely affect the yield to maturity on such certificates, and the holders of such Certificates WILL NOT be entitled to interest in excess of the Net WAC Pass-Through Rate on any future distribution date. In addition, the Net WAC Pass-Through Rate will be reduced by the prepayment of mortgage loans with high mortgage rates.

         All of the mortgage loans are adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates were to fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to "lock in" lower fixed interest rates. The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments and the seller makes no representations as to the particular factors that will affect the prepayment of the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the offered certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

         Except as otherwise described under "Description of the Certificates--Principal Distributions on the Offered Certificates" in this prospectus supplement, distributions of principal will be made to the classes of the offered certificates according to the priorities described in this prospectus supplement, rather than on a PRO RATA basis among the classes of Class A Certificates, unless an insurer default exists. The timing of commencement of principal distributions to each class of the offered certificates and the weighted average life of each class will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on each class.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of ___% CPR. No representation is made that the mortgage loans in the mortgage pool will prepay at this rate or any other rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

         The tables following the next paragraph indicate the percentage of the initial certificate principal balance of the indicated classes of certificates that would be outstanding after each of the dates shown at various constant percentages of the prepayment model and the corresponding weighted average life of each class of certificates. The table is based on the following assumptions:

         o the mortgage pool consists of ____ mortgage loans with the characteristics set forth in the table immediately following these bullet points entitled "Assumed Mortgage Loan Characteristics",

         o distributions on the certificates are received, in cash, on the __ day of each month, commencing in ________ ____,

         o the mortgage loans prepay at the constant percentages of the prepayment model indicated,

         o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred,

         o none of the depositor, the mortgage loan seller, the originator, the majorityholder of the Class CE certificates, the insurer, the master servicer or any other person purchases from the trust fund any mortgage loan based on any obligation or option under the pooling and servicing agreement, except as indicated in the second sentence following the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Model",

         o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in ________ ____, and are computed prior to giving effect to any prepayments received in the prior month,

         o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in _______ ____, and include 30 days' interest on the mortgage loan,

         o the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity,

         o        the certificates are purchased on _______ __, ____;

         o the six-month LIBOR index remains constant at ____% per annum and the mortgage rate on each mortgage loan is adjusted on the due date immediately following the next adjustment date and in subsequent adjustable dates necessary to equal the six-month LIBOR index plus the applicable gross margin, subject to the applicable periodic rate cap each as set forth in the related mortgage note;

         o        one-month LIBOR remains constant at ____% per annum;

         o the monthly payment on each mortgage loan is adjusted on the due date immediately following the next adjustment date (and on subsequent adjustment dates if necessary) to equal a fully amortizing monthly payment;

         o the subsequent mortgage loan are purchased on ____________ resulting in no mandatory prepayment from the pre-funding account on the distribution date immediately following the end of the funding period;

         o the initial mortgage loans and the subsequent mortgage loans are included in the mortgage pool as of the cut-off date; and

         o the servicing fee rate is ____% per annum, the trustee's fee rate is _____% per annum and the amount of the premium payable to the insurer is as described under the heading "Pooling and Servicing Agreement-Matters Regarding the Insurer".

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


PRINCIPAL                                                                   NEXT
 BALANCE                        ORIGINAL      REMAINING                     RATE
AS OF THE                       TERM TO        TERM TO                      GROSS          MAXIMUM
 CUT-OFF       MORTGAGE         MATURITY       MATURITY     ADJUSTMENT      MARGIN         MORTGAGE
  DATE           RATE           (MONTHS)       (MONTHS)        DATE          (%)            RATE(%)
---------      --------         --------       --------     ----------      ------         --------


         There will be discrepancies between the characteristics of the actual mortgage loans (after the purchase of subsequent mortgage loans) and the characteristics assumed in preparing the table immediately following this paragraph. Any discrepancy may have an effect upon the percentages of the initial certificate principal balances outstanding and the weighted average lives of the classes of certificates set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the table immediately following this paragraph and since it is not likely that the level of the six-month LIBOR index or one-month LIBOR will remain constant as assumed, the classes of certificates may mature earlier or later than indicated by the table immediately following this paragraph. Based on the foregoing assumptions, the table immediately following this paragraph indicates the weighted average life of each class of the offered certificates and sets forth the percentage of the initial certificate principal balance of each class of certificates that would be outstanding after each of the dates shown, at various percentages of the prepayment model. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate principal balance and weighted average lives shown in the following table. These variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the prepayment model.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE SPECIFIED
                      PERCENTAGES OF THE PREPAYMENT MODEL

                  CLASS A-2 CERTIFICATES
                     DISTRIBUTION DATE                                        CLASS A-1 CERTIFICATES
                     -----------------
    0%          15%       28%        35%        45%                  0%        15%        28%        35%       45%
  -----        -----     -----      -----      -----                ----      -----      -----      -----     -----



         Weighted Average Life in Years......................

         The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
(b) adding the results and (c) dividing the sum by the initial certificate principal balance of the certificate. The last row of weighted average lives is calculated using the calculation set forth in the prior sentence but assumes that the majorityholder of the Class CE Certificates or master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date in which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

         There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the prepayment model indicated in the immediately preceding table or to any other level, or that the actual weighted average life of any class of certificates will conform to any of the weighted average lives set forth in the immediately preceding table. Furthermore, the information contained in the table with respect to the weighted average life of each specified class of certificates is not necessarily indicative of the weighted average life of each class that might be calculated or projected under different or varying prepayment assumptions.

         The characteristics of the mortgage loans included in the mortgage pool will differ from those assumed in preparing the immediately preceding table. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the prepayment model until maturity or that all of the mortgage loans included in the mortgage pool will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL DESCRIPTION OF THE CERTIFICATES

         The certificates will consist of ________ classes of certificates, designated as:

         o the Class A-1 Certificates and the Class A-2 Certificates which will also be referred to in this prospectus supplement as the Class A Certificates;

         o        the Class CE Certificates;

         o        the Class P Certificates, and

         o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates which will also be referred to in this prospectus supplement as the Residual Certificates.

         Only the Class A Certificates are offered by this prospectus supplement. The Class CE Certificates, the Class P Certificates and the Residual Certificates which are not being offered hereby, will be delivered on the closing date to a wholly-owned bankruptcy remote subsidiary of the originator as partial consideration for the mortgage loans.

         The certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of a segregated pool of conventional, one- to four-family, adjustable-rate, fully-amortizing, first lien mortgage loans having original terms to maturity of not greater than 30 years, and funds deposited by the depositor in the pre-funding account and the interest coverage account and an aggregate principal balance as of _______ __, ____, which date shall also be referred to in this prospectus supplement as the cut-off date, after application of scheduled payments due whether or not received, of approximately $___________, subject to a permitted variance as described in this prospectus supplement under "The Mortgage Pool".

         Each class of the offered certificates will have the approximate initial certificate principal balance as set forth in the summary of this prospectus supplement and will have the Pass-Through Rate determined as provided under "Summary of Prospectus Supplement--Pass-Through Rate" and "--Interest Distributions" in this prospectus supplement.

         The offered certificates will be issued, maintained and transferred on the book-entry records of the Depository Trust Company, or DTC, and its participants and in that capacity, will be referred to in this prospectus supplement as the book-entry certificates. The book-entry certificates will be issued in minimum denominations of $_____ and integral multiples of $____ in excess of the minimum denominations.

         The depositor has been informed by DTC that DTC's nominee will be CEDE & Co. No person acquiring an interest in any offered certificate will be entitled to receive a certificate representing that person's interest, except as set forth in the section of this prospectus supplement entitled "--Definitive Certificates". Unless and until a certificate is issued in fully registered certificated form, a definitive certificate, under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the offered certificates shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the offered certificates shall refer to distributions, notices, reports and statements to DTC CEDE & Co., as the registered holder of the offered certificates, for distribution to certificate owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" in this prospectus supplement.

         No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of this kind.

         All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the trustee to the persons in whose names the certificates are registered at the close of business on the related record date. The record date for each distribution date is:

         o with respect to any book-entry certificates, the close of business on the business day immediately preceding the distribution date or

         o with respect to any other class of certificates, including any definitive certificates, the close of business on the last business day of the month preceding the month in which the distribution date occurs.

         Distributions will be made either by check mailed to the address of each the certificateholder as it appears in the certificate register or upon written request to the trustee at least five business days prior to the relevant Record Date by any holder of certificates having an aggregate initial certificate principal balance that is in excess of the lesser of:

         o        $5,000,000 or

         o two-thirds of the initial aggregate certificate principal balance or Notional Amount, as applicable, of that class of certificates by wire transfer in immediately available funds to the account of the certificateholder specified in the request. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of these certificates at the corporate trust office of the trustee or another location specified in the notice to certificateholders of the final distribution.

REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including the underwriter of the certificates offered by this prospectus supplement, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Certificate owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry certificates may do so only through participants and indirect participants. In addition, certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trustee through DTC and DTC participants. The trustee will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to certificate owners. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee as certificate holders, as the term is used in the pooling and servicing agreement and certificate owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry certificates among participants and to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants with which certificate owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess definitive certificates, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which certificate owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these certificates, may be limited due to the absence of physical certificates for the book-entry certificates. In addition, under a book-entry format, certificate owners may experience delays in their receipt of payments since distributions will be made by the trustee to CEDE & Co., as nominee for DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose DTC account the book-entry certificates are credited. Additionally, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry certificates evidencing these voting rights, authorize divergent action.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others.

         According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         The depositor, the master servicer, the insurer and the trustee will have no liability for any actions taken by DTC or its nominee including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by CEDE & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if:

         o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the book-entry certificates and the depositor is unable to locate a qualified successor,

         o the depositor, at its option, elects to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, certificate owners representing in the aggregate not less than 51% of the Voting Rights of the book-entry certificates advise the trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the certificate owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the trustee is required to notify all certificate owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the book-entry certificates and receipt of instructions for re-registration, the trustee will reissue the book-entry certificates as definitive certificates issued in the respective principal amounts owned by individual certificate owners, and thereafter the trustee will recognize the holders of definitive certificates as certificateholders under the pooling and servicing agreement. Definitive certificates will be issued in minimum denominations of $______, except that any beneficial ownership represented by a book-entry certificate in an amount less than $______ immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of this beneficial ownership.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         AVAILABLE DISTRIBUTION AMOUNT: The Available Distribution Amount for any distribution date is equal to the sum, net of amounts reimbursable therefrom to the master servicer or the trustee, of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the servicing fee, the trustee fee and the premium payable with respect to the certificate insurance policy, (ii) certain unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month, (iii) all P&I Advances with respect to the mortgage loans received for such distribution date, (iv) with respect to the distribution date immediately following the end of the funding period, any amounts remaining in the pre-funding account after giving effect to any purchase of subsequent mortgage loans and (v) with respect to each distribution date during the funding period and on the distribution date immediately following the end of the funding period, any amounts withdrawn by the trustee from the Interest Coverage Account for distribution on the certificates. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and such amounts will not be available for distribution to the offered certificates.

         BANKRUPTCY LOSS: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

         CERTIFICATE PRINCIPAL BALANCE: The certificate principal balance of a certificate outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. The certificate principal balance of any class of offered certificates as of any date of determination is equal to the initial certificate principal balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such certificate and (b) any reductions in the certificate principal balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein. The certificate principal balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate principal balance of the mortgage loans over (b) the then aggregate certificate principal balance of the offered certificates and the Class P Certificates.

         CLASS A-1 PRINCIPAL DISTRIBUTION AMOUNT: The Class A-1 Principal Distribution Amount for any distribution date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of
(x) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $_________.

         CLASS A-2 PRINCIPAL DISTRIBUTION AMOUNT: The Class A-2 Principal Distribution Amount for any distribution date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of
(x) the sum of (i) the Certificate Principal Balance of the Class A-1 Certificates (after taking into account the payment of the Class A-1 Principal Distribution Amount on such distribution date) and (ii) the Certificate Principal Balance of the Class A-2 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $_________.

         COMPENSATING INTEREST: With respect to any principal prepayments, any payments made by the master servicer from its own funds to cover Prepayment Interest Shortfalls.

         CREDIT ENHANCEMENT PERCENTAGE: The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Class A-2 Certificates, the Class CE Certificates and the Class M Certificates by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account distributions of principal on the mortgage loans and distributions of principal to the holders of the certificates then entitled to distributions of principal on such distribution date.

         CUMULATIVE INSURANCE PAYMENTS: As of any distribution date, Cumulative Insurance Payments refers to the aggregate of any payments made by the insurer under the certificate insurance policy to the extent not previously reimbursed, plus interest on these payments.

         DEBT SERVICE REDUCTION: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

         DEFICIENT VALUATION: A Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

         DUE PERIOD: The Due Period with respect to any distribution date commences on the second day of the month immediately preceding the month in which such distribution date occurs and ends on the first day of the month in which such distribution date occurs.

         EXPENSE ADJUSTED MORTGAGE RATE: The Expense Adjusted Mortgage Rate on any mortgage loan is equal to the then applicable mortgage rate thereon minus the sum of (i) the trustee fee rate and (ii) the servicing fee rate. For any distribution date, the trustee fee rate is equal to _____% per annum and the servicing fee rate is equal to ____% per annum.

         INSURED PAYMENTS: Insured Payments shall mean with respect to the offered certificates as of any distribution date, the sum of:

                  (i) any shortfall in amounts available in the distribution account, as defined in the pooling and servicing agreement, to pay the Interest Distribution Amount on the offered certificates for the related Interest Accrual Period,

                  (ii)  the excess, if any, of:

                  o the aggregate Certificate Principal Balance of the offered certificates then outstanding over

                  o the aggregate principal balances of the mortgage loans then outstanding and

                  (iii) without duplication of the amount specified in clause
(ii), the aggregate Certificate Principal Balance of the offered certificates to the extent unpaid on the final distribution date or the earlier termination of the trust fund under the terms of the pooling and servicing agreement.

         INTEREST ACCRUAL PERIOD: The Interest Accrual Period for any distribution date and the offered certificates is the period commencing on the distribution date of the month immediately preceding the month in which such distribution date occurs (or, in the case of the first period, commencing on the closing date) and ending on the day preceding such distribution date, and all distributions of interest on the offered certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

         INTEREST CARRY FORWARD AMOUNT: The Interest Carry Forward Amount with respect to the offered certificates and any distribution date is equal to the amount, if any, by which the Interest Distribution Amount for such class of certificates for the immediately preceding distribution date exceeded the actual amount distributed on such certificates in respect of interest on such immediately preceding distribution date, together with any Interest Carry Forward Amount with respect to such certificates remaining unpaid from the previous distribution date plus interest accrued thereon at the related Pass-Through Rate on such certificates for the most recently ended Interest Accrual Period. The Interest Carry Forward Amount with respect to the Class A-1 Certificates or the Class A-2 Certificates, if any, is distributed as part of the Class A-1 Interest Distribution Amount or the Class A-2 Interest Distribution Amount, as applicable, on each distribution date.

         INTEREST DISTRIBUTION AMOUNT: The Interest Distribution Amount for the offered certificates of any class on any distribution date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such distribution date at the then applicable Pass-Through Rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the master servicer, shortfalls resulting from the application of the Relief Act and certain other interest shortfalls not covered by the subordination provided by more subordinate classes of certificates. On any distribution date, any shortfalls resulting from application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the master servicer will be allocated first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the Interest Distribution Amounts with respect to the Offered Certificates on a PRO RATA basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The Holders of the Offered Certificates will be entitled to reimbursement for any such interest shortfalls, subject to available funds, in the priorities described under "--Overcollateralization Provisions" herein.

         INTEREST REMITTANCE AMOUNT: The Interest Remittance Amount for any distribution date is that portion of the Available Distribution Amount for such distribution date that represents interest received or advanced on the mortgage loans.

         NET MONTHLY EXCESS CASHFLOW: The Net Monthly Excess Cashflow for any distribution date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such distribution date of the aggregate of the Interest Distribution Amounts payable to the holders of the offered certificates and the sum of the amounts described in clauses (b)(i) through
(iii) of the definition of Principal Distribution Amount.

         NET WAC PASS-THROUGH RATE: The Net WAC Pass-Through Rate for any distribution date is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding mortgage loans, weighted based on their Scheduled Principal Balances as of the first day of the calendar month preceding the month in which the distribution date occurs multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. If for any distribution date the Pass-Through Rate for any class of the offered certificates is limited to the Net WAC Pass-Through Rate for such distribution date, the holders of such Certificates WILL NOT be entitled to recover the resulting basis risk shortfall on any future distribution date.

         OVERCOLLATERALIZED AMOUNT: The Overcollateralized Amount with respect to any distribution date, is the excess, if any, of (a) the sum of the aggregate principal balance of the mortgage loans immediately following such distribution date and the amount of any funds in the pre-funding account over (b) the sum of the aggregate Certificate Principal Balances of the offered certificates and the Class P Certificates, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Distribution Amount on such distribution date.

         OVERCOLLATERALIZATION INCREASE AMOUNT: The Overcollateralization Increase Amount with respect to the offered certificates and any distribution date, is any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of such distribution date.

         OVERCOLLATERALIZED REDUCTION AMOUNT: The Overcollateralized Reduction Amount with respect to the offered certificates and any distribution date, is the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount after taking into account all other distributions to be made on such distribution date, which amount shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth under "Overcollateralization Provisions" in this prospectus supplement.

         PASS-THROUGH RATE: The Pass-Through Rate for each class of certificates will be a rate per annum equal to the lesser of (i) one-month LIBOR plus ____% in the case of each distribution date through and including the distribution date on which the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the trust fund is reduced to less than 10% of the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount, or one-month LIBOR plus ____%, in the case of any distribution date thereafter and
(ii) the Net WAC Pass-Through Rate for such Distribution Date.

         PREPAYMENT INTEREST SHORTFALLS: With respect to any principal prepayments of the mortgage loans, any resulting interest shortfall.

         PREPAYMENT PERIOD: The Prepayment Period with respect to any distribution date is the calendar month immediately preceding the month in which such distribution date occurs.

         PRINCIPAL DISTRIBUTION AMOUNT: The Principal Distribution Amount for any Distribution Date will be the lesser of:

         (a) the excess of the Available Distribution Amount over the aggregate of the Interest Distribution Amounts for the offered certificates; and

         (b) THE SUM OF:

                  (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

                  (ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Prepayment Period;

                  (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans, and with respect to the distribution date immediately following the end of the funding period, any amounts remaining in the pre-funding account after giving effect to the purchase of any subsequent mortgage loans;

                  (iv) the principal portion of any Realized Losses incurred on any mortgage loans in the calendar month preceding such distribution date to the extent covered by Net Monthly Excess Cashflow for such distribution date; and

                  (v) the amount of any Overcollateralization Increase Amount for such distribution date;

                  MINUS

                  (vi) the amount of any Overcollateralization Reduction Amount for such distribution date.

         REALIZED LOSS: A Realized Loss is any Bankruptcy Loss or the amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure) or otherwise. The amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the master servicer for P&I Advances, servicing advances and other related expenses, including attorney's fees) towards interest and principal owing on the mortgage loan.

         REQUIRED OVERCOLLATERALIZED AMOUNT: The Required Overcollateralized Amount is the overcollaterized amount required at any time as set forth in the pooling and servicing agreement.

         SCHEDULED PRINCIPAL BALANCE: The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance thereof as of the cut-off date (after application of all scheduled principal payments due on or before the cut-off date, whether or not received), reduced by
(x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (z) any Bankruptcy Loss (as defined herein) occurring out of a Deficient Valuation (as defined herein) that was incurred prior to the calendar month in which the date of determination occurs.

         STEPDOWN DATE: The Stepdown Date for any distribution date is the later to occur of (x) the distribution date occurring in _____________ and (y) the first distribution date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the mortgage loans, but prior to any distribution of principal to the holders of the certificates then entitled to distributions of principal on such distribution date) is greater than or equal to approximately _____%.

         TRIGGER EVENT: A Trigger Event is in effect with respect to any distribution date, if the percentage obtained by dividing (x) the principal amount of mortgage loans delinquent 60 days or more by (y) the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds the lesser of (i) __% of the Credit Enhancement Percentage (calculated for this purpose only with the aggregate Certificate Principal Balance of the Class CE Certificates) and (ii) approximately _____%.

INTEREST DISTRIBUTIONS

         Distributions in respect of interest will be made on each distribution date to the holders of each class of offered certificates in an amount, allocable among the offered certificates PRO RATA in accordance with the respective amounts payable as to each in respect of interest, equal to the Interest Remittance Amount for that class for that distribution date.

         On any distribution date, any shortfalls resulting from the application of the Relief Act will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the Interest Distribution Amounts with respect to the offered certificates on a PRO RATA basis based on the respective amounts of interest accrued on these certificates for the distribution date. On any distribution date, any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicers will be allocated to the interest distribution amount with respect to the Class CE Certificates. The holders of the offered certificates will be entitled to reimbursement for any shortfalls resulting from application of the Relief Act, subject to available funds, in the priority described under "--Overcollateralization Provisions" in this prospectus supplement.

         Subject to the terms of the certificate insurance policy, any interest losses incurred by the offered certificates, other than shortfalls resulting from the application of the Relief Act, will be covered under the certificate insurance policy. Notwithstanding the foregoing, however, if payments are not made as required under the certificate insurance policy, any of these interest losses may be borne by the offered certificates to the extent the amount of these losses is not paid from Net Monthly Excess Cashflow, in the priority described under "--Overcollateralization Provisions" in this prospectus supplement.

CALCULATION OF ONE-MONTH LIBOR

         On the second business day preceding the beginning of each accrual period, the trustee will determine one-month LIBOR for such accrual period with respect to each class of the offered certificates (other than the Class M-3 Certificates). One-month LIBOR will be the rate for deposits in United States dollars for a term equal to the relevant accrual period which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. The first accrual period shall begin on the closing date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to banks in the London interbank market for a term equal to the relevant accrual period. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If fewer than two quotations are provided as requested, the rate for that day will be the higher of (x) one-month LIBOR as determined on the previous interest determination date and (y) the Reserve Interest Rate. The Reserve Interest Rate shall be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the rates quoted by major banks in New York City, selected by the trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a term equal to the relevant accrual period or (ii) in the event that the trustee can determine no such arithmetic mean, the lowest rate quoted by major banks in New York City on that day for loans in United States dollars to leading European banks for a term equal to the relevant accrual period.

         Telerate Page 3750 means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the page on that service for the purpose of displaying comparable rates or prices) and Reference Banks means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market which are not controlling, controlled by, or under common control with, the depositor, the originator or the mortgage loan seller.

         The establishment of one-month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the offered certificates for the related accrual period shall (in the absence of manifest error) be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         On each distribution date, the Principal Distribution Amount will be distributed to the holders of the offered certificates then entitled to these distributions.

         Notwithstanding the foregoing, as described under "--Overcollateralization Provisions" in this prospectus supplement, no amounts will be distributed to the holders of the offered certificates under clause (v) of the definition of Principal Distribution Amount except to the extent of any Net Monthly Excess Cashflow remaining after payment to the holders of the offered certificates of all amounts in respect of Realized Losses under clause
(iv) of the definition of Principal Distribution Amount and payment to the insurer of any Cumulative Insurance Payments.

         In no event will the Principal Distribution Amount with respect to any distribution date be:

         o less than zero or

         o greater than the then outstanding aggregate Certificate Principal Balance of the offered certificates.

         The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the offered certificates.

         In addition, on each distribution date, funds received as a result of a claim under the certificate insurance policy in respect of the principal portion of Realized Losses allocated to the offered certificates will be distributed by the trust administrator on behalf of the trustee to the holders of these certificates. See "--Financial Guaranty Insurance Policy" in this prospectus supplement.

         Distributions of the Principal Distribution Amount, and any amounts distributable in accordance with clauses first and third under "--Overcollateralization Provisions" in this prospectus supplement, on the offered certificates on each distribution date will be made as follows:

         o First, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero; and

         o Second, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero.

         Notwithstanding the foregoing priorities, if an Insurer Default exists, the priority of distributions of principal among the offered certificates will be disregarded and distributions allocable to principal will be paid on each succeeding distribution date to holders of the offered certificates, on a PRO RATA basis, based on the Certificate Principal Balances of the offered certificates.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average Expense Adjusted Mortgage Rate for the mortgage loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the offered certificates. The pooling and servicing requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on such distribution date as an accelerated payment of principal on the offered certificates, but only to the limited extent hereafter described.

         With respect to any distribution date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

         FIRST, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred on the mortgage loans;

         SECOND, to the insurer, in an amount equal to any Cumulative Insurance Payments;

         THIRD, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

         FOURTH, to the holders of the offered certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls on the mortgage loans to the extent not covered by Compensating Interest paid by the master servicer and any shortfalls resulting from the application of the Relief Act with respect to the mortgage loans;

         FIFTH, to the insurer, for any amounts remaining due to the insurer under the terms of the insurance agreement;

         SIXTH, to the holders of the Class CE Certificates as provided in the pooling and servicing; and

         SEVENTH, to the holders of the Residual Certificates, any remaining amounts; provided that if such distribution date is the distribution date immediately following the expiration of the latest prepayment charge term or any distribution date thereafter, then any such remaining amounts will be distributed FIRST, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and SECOND, to the holders of the Residual Certificates.

         As of the closing date, the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount will exceed the sum of the aggregate certificate principal balances of the offered certificates and the Class P Certificates by an amount equal to approximately $__________, which is equal to the initial certificate principal balance of the Class CE Certificates. Such amount represents approximately ____% of the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing. Under the pooling and servicing, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, such Realized Losses may result in an overcollateralization deficiency since such Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate certificate principal balances of the offered certificates. In such event, the pooling and servicing requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to such overcollateralization deficiency, which shall constitute a principal distribution on the offered certificates in reduction of the certificate principal balances thereof. This has the effect of accelerating the amortization of the offered certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

         On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease ("step down") below the initial $__________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans (after giving effect to principal payments to be distributed on such distribution date), subject to a floor of approximately $_________.

         In the event that the Required Overcollateralized Amount is required to step up on any distribution date, the pooling and servicing agreement provides that all Net Monthly Excess Cashflow remaining after the distributions described in clauses first and second will be distributed in respect of the Overcollateralization Increase Amount for the offered certificates until the Overcollateralized Amount is equal to the stepped up Required Overcollateralized Amount. This has the effect of accelerating the amortization of the offered certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

         In the event that the Required Overcollateralized Amount is permitted to step down on any distribution date, the pooling and servicing provides that a portion of the principal which would otherwise be distributed to the holders of the offered certificates on such distribution date shall be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above. With respect to each such distribution date, the Principal Distribution Amount will be reduced by an amount equal to the Overcollateralized Reduction Amount. This has the effect of decelerating the amortization of the offered certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any distribution date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on such distribution date.

MANDATORY PREPAYMENTS ON CLASS A-1 CERTIFICATES

         The Class A-1 Certificates will be prepaid on the distribution date immediately following the end of the funding period to the extent of any amounts remaining on deposit in the pre-funding account on such distribution date. Although no assurance can be given, it is anticipated by the depositor that the principal amount of subsequent mortgage loans sold to the trust fund will require the application of substantially all of the original pre-funded amount and that there will be no material amount of principal prepaid to the holders of the Class A-1 Certificates from the pre-funding account. It is unlikely, however, that the depositor will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the related original pre-funded amount. Accordingly, a small amount of principal is likely to be prepaid on the Class A-1 Certificates on the distribution date immediately following the end of the funding period.

INTEREST COVERAGE ACCOUNT

         The depositor will establish for the benefit of the holders of the certificates an interest coverage account. On the closing date, the depositor will deposit in the interest coverage account a cash amount as specified in the pooling and servicing agreement. On each distribution date during the funding period and on the distribution date immediately following, funds on deposit in the interest coverage account will be applied by the trustee to cover shortfalls in the amount of interest generated by the assets of the trust fund attributable to the pre-funding feature. Such shortfall will exist during the funding period because the interest accruing on the aggregate principal balance of the mortgage loans during such period will be less than the amount of interest which would have accrued on the mortgage loans if the subsequent mortgage loans were included in the trust fund as of the closing date. On the first distribution date following the termination of the funding period (after the distribution on the certificates to be made on such distribution date), funds on deposit in the interest coverage account, net of any investment income earned on such funds by the master servicer, will be released by the trustee to the depositor or its designee.

FINANCIAL GUARANTY INSURANCE POLICY

         The following summary of the terms of the certificate insurance policy does not purport to be complete and is qualified in its entirety by reference to the certificate insurance policy. A form of the certificate insurance policy may be obtained, upon request, from the depositor.

         Simultaneously with the issuance of the offered certificates, the insurer will deliver the certificate insurance policy to the trust administrator for the benefit of the holders of the offered certificates. Under the certificate insurance policy, the insurer will irrevocably and unconditionally guarantee payment to the trust administrator on behalf of the trustee on each distribution date for the benefit of the holders of the offered certificates, the full and complete payment of Insured Payments with respect to the offered certificates calculated in accordance with the original terms of the offered certificates when issued and without regard to any amendment or modification of the offered certificates or the pooling and servicing agreement except amendments or modifications to which the insurer has given its prior written consent. The certificate insurance policy does not cover Relief Act shortfalls.

         If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Insurer will pay that amount out of funds of the insurer on the later of:

         o the date when due to be paid under the order referred to below OR the first to occur of

         o the fourth business day following receipt by the insurer from the trust administrator of:

            (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of offered certificates is required to return principal or interest distributed with respect to an offered certificate during the term of the certificate insurance policy because those distributions were avoidable preferences under applicable bankruptcy law, which order shall be referred to in this prospectus supplement as the order,

            (B) a certificate of the holder of offered certificates that the Order has been entered and is not subject to any stay, and

            (C) an assignment duly executed and delivered by the holder of offered certificates, in the form as is reasonably required by the insurer and provided to the holder of offered certificates by the insurer, irrevocably assigning to the insurer all rights and claims of the holder of offered certificates relating to or arising under the offered certificates against the debtor which made the preference payment or otherwise with respect to the preference payment, or

         o the date of receipt by the insurer from the trust administrator of the items referred to in clauses (A), (B) and (C) if, at least four business days prior to the date of receipt, the insurer shall have received written notice from the trust administrator that these items were to be delivered on that date and that date was specified in the notice. These payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust administrator or holder of offered certificates directly, unless a holder of offered certificates has previously paid these amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment shall be disbursed to the trust administrator for distribution to the holder of the offered certificates upon proof of the payment reasonably satisfactory to the insurer. In connection with the foregoing, the insurer shall have the rights provided under the pooling and servicing agreement.

         Payment of claims under the certificate insurance policy made in respect of Insured Payments will be made by the insurer following receipt by the insurer of the appropriate notice for payment on the later to occur of 12:00 noon, New York City time, on the second business day following receipt of notice for payment, and 12:00 noon, New York City time, on the relevant distribution date.

         The terms receipt and received, with respect to the certificate insurance policy, means actual delivery to the insurer and to its fiscal agent appointed by the insurer at its option, if any, prior to 12:00 p.m., New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 p.m., New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the certificate insurance policy by the trust administrator is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and the insurer or the fiscal agent shall promptly so advise the trust administrator and the trust administrator may submit an amended notice.

         Under the certificate insurance policy, business day means any day other than:

         o  a Saturday or Sunday or

         o a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the trust administrator is located, are authorized or obligated by law or executive order to be closed.

         The insurer's obligations under the certificate insurance policy to make Insured Payments shall be discharged to the extent funds are transferred to the trust administrator as provided in the certificate insurance policy, whether or not these funds are properly applied by the trust administrator.

         The term of the certificate insurance policy means the period from and including the date of issuance of the certificate insurance policy to and including the date on which the Certificate Principal Balances of the offered certificates are reduced to zero, plus the additional period, to the extent specified in the certificate insurance policy, during which any payment on the offered certificates could be avoided in whole or in part as a preference payment.

         The insurer shall be subrogated to the rights of the holders of the offered certificates to receive payments of principal and interest, as applicable, with respect to distributions on these certificates to the extent of any payment by the insurer under the certificate insurance policy. To the extent the insurer makes Insured Payments, either directly or indirectly, as by paying through the trust administrator, to the holders of the offered certificates, the insurer will be subrogated to the rights of the holders of the offered certificates, as applicable, with respect to the Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of the offered certificates for purposes of payment.

         Claims under the certificate insurance policy constitute direct unsecured and unsubordinated obligations of the insurer, and will rank not less than PARI PASSU with any other unsecured and unsubordinated indebtedness of the insurer except for obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the certificate insurance policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the depositor. The certificate insurance policy by its terms may not be canceled or revoked prior to distribution in full of all guaranteed distributions, as defined in the certificate insurance policy. The certificate insurance policy is governed by the laws of the State of New York. The certificate insurance policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

         To the fullest extent permitted by applicable law, the insurer agrees under the certificate insurance policy not to assert, and waives, for the benefit of each holder of the offered certificates, all its rights, whether by counterclaim, setoff or otherwise, and defenses, including, without limitation, the defense of fraud, whether acquired by subrogation, assignment or otherwise, to the extent that these rights and defenses may be available to the insurer to avoid payment of its obligations under the certificate insurance policy in accordance with the express provisions of the certificate insurance policy.

         Under the terms of the pooling and servicing agreement, unless an insurer default exists, the insurer will be entitled to exercise rights of the holders of the offered certificates, without the consent of the certificateholders, and the holders of the offered certificates may exercise these rights only with the prior written consent of the insurer. See "Pooling and Servicing Agreement--Voting Rights" and "--Matters Regarding the Insurer" in this prospectus supplement.

         The depositor, the mortgage loan seller, the servicers and the insurer will enter into an insurance and indemnity agreement under which the depositor, the mortgage loan seller and the servicers will agree to reimburse, with interest, the insurer for amounts paid due to claims under the certificate insurance policy. The depositor, the mortgage loan seller and the servicers will further agree to pay the insurer all reasonable charges and expenses which the insurer may pay or incur relative to any amounts paid under the certificate insurance policy or otherwise in connection with the transaction and to indemnify the insurer against liabilities as set forth in the insurance and indemnity agreement. Except to the extent provided tin this prospectus supplement, amounts owing under the insurance and indemnity agreement will be payable solely from the trust fund. An event of default by either servicer under the insurance and indemnity agreement will constitute an event of default by that servicer under the pooling and servicing agreement and allow the insurer, among other things, to direct the trustee to terminate that servicer. An event of default by each servicer under the insurance and indemnity agreement includes:

         o the servicer's failure to pay when due any amount owed under the insurance and indemnity agreement or other documents,

         o the servicer's untruth or incorrectness in any material respect of any representation or warranty of the servicer in the insurance and indemnity agreement, the pooling and servicing agreement, in its capacity as servicer, or other documents,

         o the servicer's failure to perform or to observe any covenant or agreement in the insurance and indemnity agreement, the pooling and servicing agreement, in its capacity as servicer, and other documents,

         o the servicer's failure to pay its debts or the occurrence of events of insolvency or bankruptcy with respect to the servicer and

         o the occurrence of an event of default relating to the servicer under the pooling and servicing agreement or other documents.

ALLOCATION OF LOSSES; SUBORDINATION

         In the event that amounts recovered in connection with the final liquidation of a defaulted mortgage loan are insufficient to reimburse the servicers for P&I Advances and servicing advances, these amounts may be reimbursed to the servicers out of any funds in the certificate account prior to the distribution on the certificates.

         Any Realized Losses on the mortgage loans will be allocated on any distribution date,

         FIRST, to Net Monthly Excess Cashflow,

         SECOND, to the Class CE Certificates until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero, and

         THIRD, to the offered certificates on a PRO RATA basis.

         The pooling and servicing agreement does not permit the allocation of any Realized Losses to the Class P Certificates. The certificate insurance policy will cover any Realized Losses allocable to the offered certificates under clause third. Notwithstanding the foregoing, however, if payments are not made as required under the certificate insurance policy, Realized Losses will be allocated to the offered certificates.

         If Realized Losses have been allocated to the offered certificates and the insurer has defaulted in its obligation to cover these Realized Losses, these amounts with respect to the certificates will no longer accrue interest nor will these amounts be reinstated thereafter, even if

Net Monthly Excess Cashflow and the Overcollateralized Amount are greater than zero on any subsequent distribution dates.

         Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of the distribution date in the month following the calendar month in which the Realized Loss was incurred. An allocation of a Realized Loss on a PRO RATA basis between two or more classes of certificates means an allocation to each class of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on the distribution date. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of an offered certificate be reduced more than once in respect of any particular amount both:

         o allocable to the offered certificate in respect of Realized Losses and

         o payable as principal to the holder of the offered certificate from Net Monthly Excess Cashflow or from amounts paid under the certificate insurance policy.

P&I ADVANCES

         Subject to the limitations described in the next paragraph, the master servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, or funds in the certificate account that are not included in the Available Distribution Amount for that distribution date. The amount of the master servicer's advance will be equal to the aggregate of all payments of principal and interest, net of the servicing fee, that were due during the related due period on the mortgage loans master serviced by it and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure. The determination date with respect to any distribution date is on the 1st day of the month in which the distribution date occurs or, if the 1st day is not a business day, on the immediately preceding business day.

         P&I Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the master servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the master servicer out of any funds in the certificate account prior to the distributions on the certificates. In the event the master servicer fails in its obligation to make any P&I Advance, the trustee will be obligated to make any P&I Advance, to the extent required in the pooling and servicing agreement.

                            THE MORTGAGE LOAN SELLER

         ____________________________, a ________________________ company, obtained the mortgage loans from the originator. The mortgage loan seller will transfer the mortgage loans to the depositor pursuant to a mortgage loan purchase agreement, dated as of ________________, among the mortgage loan seller, the originator and the depositor.

                         POOLING AND SERVICING AGREEMENT

GENERAL DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

         The certificates will be issued under the pooling and servicing agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the pooling and servicing agreement will consist of:

         o all of the depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents,

         o all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans,

         o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on the mortgaged properties,

         o the rights of the trustee under all insurance policies required to be maintained under the pooling and servicing agreement,

         o the rights of the depositor under the mortgage loan purchase agreement among the depositor, the mortgage loan seller and the originator, other than rights of the depositor to indemnification by the originator, and

         o all of the depositor's right, title and interest in and to the subsequent mortgage loans and the rights of the depositor under any related subsequent transfer instrument.

         Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the pooling and servicing agreement and the offered certificates. The offered certificates will be transferable and exchangeable at the corporate trust offices of the trustee, located in Minneapolis, Minnesota. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the ______________________.

ASSIGNMENT OF THE MORTGAGE LOANS

         The depositor will deliver to the trustee or to a custodian with respect to each mortgage loan:

         o the mortgage note endorsed without recourse to the trustee to reflect the transfer of the mortgage loan,

         o the original mortgage with evidence of recording indicated on the mortgage and

         o an assignment of the mortgage in recordable form to the trustee, reflecting the transfer of the mortgage loan. These assignments of mortgage loans are required to be recorded by or on behalf of the depositor in the appropriate offices for real property records except for mortgages held under the MERS'r' System and except in the state of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the mortgage loan seller or the originator. If the depositor uses the MERS'r' System with respect to any mortgage loan, it will deliver evidence that the mortgage is held for the trustee through the MERS'r' System instead of an assignment of the mortgage in recordable form.

THE MASTER SERVICER

         The information set forth in the following paragraphs has been provided by the master servicer. None of the depositor, the underwriter, the trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

         [Name of master servicer], a _______________ [corporation], is engaged in the business of originating, purchasing and selling sub-prime mortgage loans secured by one- to four-family residences. [Name of master servicer]'s business was begun in _______________.

         Pursuant to the pooling and servicing agreement, [name of master servicer] will serve as the master servicer for the mortgage loans sold indirectly by it to the depositor. The master servicer is approved as a seller/servicer for Fannie Mae and Freddie Mac and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development. As of _________, the master servicer had ___ offices, consisting of __ loan origination centers located in _________ and ___ loan origination centers located throughout the rest of the United States.

         LENDING ACTIVITIES AND LOAN SALES. The master servicer originates real estate loans through its network of offices and loan origination centers. The master servicer also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases the master servicer's whole loan sale agreements provide for the transfer of servicing rights.

         The master servicer's primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. The master servicer's single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

         The following table summarizes the master servicer's one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by the master servicer from other loan originators.


                                    ----------------------------------------------------------------------------------
                                         1995             1996            1997             1998             1999
                                                                 (DOLLARS IN THOUSANDS)
                                    ----------------------------------------------------------------------------------
Originations and Purchases....
Sales.........................

         LOAN SERVICING. The master servicer services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. The master servicer's servicing activities are audited periodically by applicable regulatory authorities. Certain financial records of the master servicer relating to its loan servicing activities are reviewed annually as part of the audit of the master servicer's financial statements conducted by its independent accountants.

COLLECTION PROCEDURES; DELINQUENCY AND LOSS EXPERIENCE.

         When a mortgagor fails to make a required payment on a residential mortgage loan, the master servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the master servicer's customary procedures for residential mortgage loans serviced by it for its own account, the master servicer generally mails a notice of intent to foreclose to the mortgagor after the loan is delinquent two payments and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by the master servicer. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate.

LOAN SERVICING PORTFOLIO

         The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family) first lien loans serviced directly by the master servicer that were originated or purchased by the master servicer:

                                                             DECEMBER 31, 1998                DECEMBER 31, 1999
                                                             -----------------                -----------------
                                                                           (Dollars in Thousands)
Total Outstanding Principal
Balance..........................................
Number of Loans..................................
DELINQUENCY
Period of Delinquency:
31-60 Days
         Principal Balance.......................
         Number of Loans.........................
         Delinquency as a Percentage
              of Total Outstanding
              Principal Balance..................
         Delinquency as a Percentage
              of Number of Loans.................
61-90 Days
         Principal Balance.......................
         Number of Loans.........................
         Delinquency as a Percentage
              of Total Outstanding
              Principal Balance..................
         Delinquency as a Percentage
              of Number of Loans.................
91 Days or More
         Principal Balance.......................
         Number of Loans.........................
         Delinquency as a Percentage
              of Total Outstanding
              Principal Balance..................
         Delinquency as a Percentage
              of Number of Loans.................
Total Delinquencies:
         Principal Balance.......................
         Number of Loans.........................
         Delinquency as a Percentage
              of Total Outstanding
              Principal Balance..................
         Delinquency as a Percentage
              of Number of Loans.................
FORECLOSURES PENDING(1)
         Principal Balance.......................
         Number of Loans.........................
         Foreclosures Pending as a
              Percentage of Total
              Outstanding Principal
              Balance............................
         Foreclosures Pending as a

              Percentage of
              Number of Loans....................
NET LOAN LOSSES for the
     Period(2)...................................
NET LOAN LOSSES as a
     Percentage of Total Outstanding
     Principal Balance...........................


(1) Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Losses is calculated for all loans as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by the master servicer have been conveyed to REMIC trust funds.

         As of ________ __, ____, ____ one- to four-family residential properties relating to loans in the master servicer's servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated.

         There can be no assurance that the delinquency and loss experience of the mortgage loans will correspond to the loss experience of the master servicer's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency and loss experience for the master servicer's total servicing portfolio only for the periods presented, whereas the aggregate delinquency and loss experience on the mortgage loans will depend on the results obtained over the life of the trust fund. The master servicer's portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the mortgage loans. A substantial number of the mortgage loans may also have been originated based on originator underwriting guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the master servicer. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans.

         The delinquency and loss experience percentages set forth above in the immediately preceding table are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by the master servicer has increased from $_____ at __________ __, ____ to $____________ at
_________ __, ____, the total outstanding principal balance of originated loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the mortgage loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the mortgage loans will not change.

THE TRUSTEE

         ___________________, a national banking association, will act as trustee for the certificates under the pooling and servicing agreement. The trustee's offices for notices under the pooling and servicing agreement are located at .

         The principal compensation to be paid to the trustee, or the trustee's fee, in respect of its obligations under the pooling and servicing agreement will be equal to accrued interest at the trustee's fee rate of ______% per annum on the stated principal balance of each mortgage loan. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust fund and will be held harmless against any loss, liability or expense, incurred by the trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

         o resulting from a breach of the master servicer's obligations and duties under the pooling and servicing agreement,

         o that constitutes a specific liability of trustee under the pooling and servicing agreement or

         o incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the pooling and servicing agreement.

         In addition the pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be reimbursed from the trust fund for all costs associated with the transfer of servicing in the event of a master servicer event of default.

         This indemnification will not include expenses, disbursements and advances incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's performance in accordance with the provisions of the pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the master servicer, or the servicing fee, in respect of its servicing activities for the certificates will be equal to accrued interest at the servicing fee rate of ____% per annum with respect to each mortgage loan master serviced by it for each calendar month on the same principal balance on which interest on the mortgage loan accrues for the calendar month. As additional servicing compensation, the master servicer is entitled to retain all ancillary income including assumption fees, NSF fees, reconveyance and late payment charges (with the exception of prepayment charges to be distributed to the holders of the Class P Certificates) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the certificate account and any escrow accounts in respect of mortgage loans master serviced by it. The master servicer is obligated to offset any Prepayment Interest Shortfall in respect of mortgage loans master serviced by it on any distribution date with Compensating Interest to the extent of its aggregate servicing fee for the distribution date. The master servicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans master serviced by it and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. The master servicer is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement. See "Distributions on the Securities--Retained Interest; Servicing or Administration Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the master servicer and "Federal Income Tax Consequences" in this prospectus supplement regarding taxes payable by the master servicer.

VOTING RIGHTS

         At all times, __% of all voting rights will be allocated among the holders of the offered certificates in proportion to the then outstanding certificate principal balances of their respective certificates, 1% of all voting rights will be allocated among the holders of the Class P Certificates and 1/3 of 1% of all voting rights will be allocated among the holders of each class of the Residual Certificates in proportion to the percentage interests in each class evidenced by their respective certificates.

MATTERS REGARDING THE INSURER

         Under the pooling and servicing agreement, on each distribution date, the trustee is required to pay to the insurer a premium with respect to the certificate insurance policy equal to __/__ times ____% per annum times the Certificate Principal Balance of the offered certificates.

         Under the terms of the pooling and servicing agreement, unless there exists a continuance of any failure by the insurer to make a required payment under the certificate insurance policy or there exists a proceeding in bankruptcy by or against the insurer, either of these conditions constituting, an insurer default, the insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without the consent of those holders, and the holders of the offered certificates may exercise these rights only with the prior written consent of the insurer:

         o the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement in the event of a default by the master servicer;

         o the right to consent to or direct any waivers of defaults by the master servicer;

         o the right to remove the trustee under the pooling and servicing agreement; and

         o the right to institute proceedings against master servicer in the event of default by the master servicer and refusal of the trustee to institute these proceedings.

         In addition, unless an insurer default exists, the insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the offered certificates, and, unless an insurer default exists, the insurer's consent will be required prior to, among other things:

         o  the removal of the trustee,

         o the appointment of any successor trustee or master servicer, as the case may be, or

         o  any amendment to the pooling and servicing agreement.

TERMINATION

         The majority holder of the Class CE Certificates (or if such holder does not exercise such option, the master servicer or the insurer) will have the right to purchase the mortgage loans and any properties acquired in respect of the mortgage loans on any distribution date, once the aggregate principal balance of the mortgage loans and properties at the time of purchase is reduced to less than __% of the sum of the aggregate principal balance of the mortgage loans as of the cut-off date plus the original pre-funded amount. If the majority Class CE certificateholder, the master servicer or the insurer, elects to exercise this option, the election will effect the termination of the trust fund and the early retirement of the certificates. In the event the majority Class CE certificateholder, the master servicer or the insurer exercises this option, notwithstanding the terms of the prospectus, the purchase price payable in connection with the termination will be equal to the greater of par or the fair market value of the mortgage loans, plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed. The portion of the purchase price allocable to the certificates of each class will be, to the extent of available funds:

         o in the case of the certificates of any class 100% of the then outstanding certificate principal balance of the class, PLUS

         o in the case of the certificates of any class, one month's interest on the then outstanding certificate principal balance of the class at the then applicable Pass-Through Rate for the class plus any previously accrued but unpaid interest on the class.

         The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. For further information regarding the circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates see, "Description of the Securities--Termination" in the prospectus.

THE INSURER

         The following information has been supplied by __________________, or the insurer, for inclusion in this prospectus supplement. No representation is made by the depositor or the underwriter as to the accuracy and completeness of this information.

GENERAL

         The principal executive offices of the insurer are located at _______________, and its telephone number at that location is ________________.

REINSURANCE

         According to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the insurer or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among these companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the insurer reinsures a portion of its liabilities under its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is utilized by the insurer as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit the insurer's obligations under any financial guaranty insurance policy.

RATINGS

         The insurer's insurance financial strength is rated "Aaa" by _________. The insurer's insurer financial strength is rated "AAA" by each of ____________ and ____________. The insurer's claims-paying ability is rated "AAA" by ___________ and ___________ and _______________. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies. See "Ratings".

CAPITALIZATION

                               ACTUAL AS ADJUSTED
                                   (UNAUDITED)
                                 (IN THOUSANDS)
                                 --------------

Deferred Premium Revenue                                                                       $
  (net of prepaid reinsurance premiums)......................................................
Surplus Notes................................................................................
Minority Interest............................................................................

Shareholder's Equity
     Common Stock............................................................................
     Additional Paid-In Capital..............................................................
     Accumulated Other Comprehensive Income (net of deferred income taxes)...................
     Accumulated Earnings....................................................................
Total Shareholder's Equity...................................................................
Total Deferred Premium Revenue, Surplus Notes, Minority Interest and Shareholder's Equity....

         As adjusted in the immediately preceding table is necessary to give effect to the:

         o purchase by _________ of $__ million of surplus notes from the insurer in connection with the formation of a new indirect _________ subsidiary of the insurer, initially capitalized with $___ million, including a $__ million minority interest owned by ____________, and

         o contribution by _______ to the capital of the insurer of approximately $__ million, representing a portion of the proceeds from the sale by Holdings of $___ million of _______% Senior Quarterly Income Debt Securities due ____.

         For further information concerning the insurer, see the Consolidated Financial Statements of the insurer and subsidiaries, and the notes to those statements, incorporated by reference in this prospectus supplement. The insurer's financial statements are included as exhibits in the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holding's website, http://www._______.com. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by the insurer are available upon request to the State of New York Insurance Department.

INCORPORATION OF DOCUMENTS BY REFERENCE

         In addition to the documents described under "Incorporation of Certain Information by Reference" in the prospectus, the consolidated financial statements of the insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by _________, are hereby incorporated by reference in this prospectus supplement, which together with the prospectus, forms a part of the depositor's registration statement:

         o the Annual Report on Form 10-K for the year ended December 31, 1998 and

         o  the Quarterly Report on Form 10-Q for the period ended _________.

         All financial statements of the insurer and subsidiaries included in documents filed by Holdings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the offered certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing these documents.

         The depositor will provide without charge to any person to whom this prospectus supplement is delivered, upon oral or written request of that person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for these copies should be directed to ___________________.

INSURANCE REGULATION

         The insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, requires that each insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each insurer, and limits the size of individual transactions or single risks and the volume of transactions or aggregate risks that may be underwritten by each insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                         FEDERAL INCOME TAX CONSEQUENCES

         Three separate elections will be made to treat designated portions of the trust fund (exclusive of the pre-funding account and the interest coverage account) as real estate mortgage investment conduits or REMICs, designated as REMIC I, REMIC II and REMIC III, for federal income tax purposes. Prior to the sale of the offered certificates, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the REMICs will qualify as REMICs under Sections 860A through 860G of the Internal Revenue Code of 1986.

         For federal income tax purposes:

         o the Class R-I Certificates will be the sole class of residual interests in REMIC I,

         o separate non-certificated regular interests in REMIC I will be issued and will be the regular interests in REMIC I,

         o the Class R-II Certificates will be the sole class of residual interests in REMIC II,

         o separate non-certificated regular interests in REMIC II will be issued and will be the regular interests in REMIC II,

         o the Class R-III Certificates will be the sole class of residual interests in REMIC III, and

         o the offered certificates, the Class CE Certificates and the Class P Certificates will be the regular interests in, and will be treated as debt instruments of, REMIC III. See "Federal Income Tax Consequences--REMICs--Classification of REMICs" in the prospectus.

         For federal income tax reporting purposes, the offered certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to ____% of CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

         The IRS has issued regulations, referred to in this prospectus supplement as the OID Regulations, under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. The OID Regulations may permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of the certificates in this regard.

         The offered certificates may be treated for federal income tax purposes as having been issued with a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on that certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of offered certificates should consult their own tax advisors regarding the possibility of making an election to amortize this premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and real estate assets under Section 856(c)(4)(A) of the Code, in the same proportion that the assets in the related trust fund would be so treated. In addition, interest on the offered certificates will be treated as interest on obligations secured by mortgages on real property under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as real estate assets under Section 856(c)(4)(A) of the Code. Amounts held in the pre-funding account and interest coverage account may not be treated as assets described in the foregoing sections of the Code. The offered certificates also will be treated as qualified mortgages under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the prospectus.

         It is not anticipated that the REMICs will engage in any transactions that would subject the REMICs to the prohibited transactions tax as defined in
Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any tax is imposed on REMIC I, REMIC II or REMIC III, this tax will be borne:

         o by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement,

         o by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement and

         o otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the related offered certificates. See "Description of the Securities" and "Federal Income Tax Consequences--REMICs" in the prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the trustee or the master servicer. See "Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated _________ __, ____, the depositor has agreed to sell, and ______________, the underwriter, has agreed to purchase the offered certificates. The underwriter is obligated to purchase all offered certificates of the respective classes offered by this prospectus supplement if it purchases any.

         Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately _________% of the aggregate initial certificate principal balance of the offered certificates, plus accrued interest on the offered certificates. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Cedel and the Euroclear system on or about the closing date. The offered certificates will be offered in Europe and the United States.

         The underwriting agreement provides that the depositor will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.

                                SECONDARY MARKET

         There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the offered certificates but is not obligated to do so. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Distribution on the Securities--Form of Reports to Securityholders", which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement.

                                 LEGAL OPINIONS

         Legal matters relating to the offered certificates will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York.

                                     EXPERTS

         The consolidated balance sheets of the insurer and subsidiaries as of December 31, ____ and ____ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, ____, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of _______________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     RATINGS

         It is a condition to the issuance of the certificates that the offered certificates be rated "AAA" by _________________ and ____________________.

         The ratings of _________ and ________ assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which these certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which prepayments will differ from that originally anticipated. The ratings assigned by ________________ and _______________ on the offered certificates are based in part upon the insurer's claims paying ability. Any change in the ratings of the insurer by ____________ or ______________ may result in a change on the ratings on the offered certificates. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

         The depositor has not requested that any rating agency rate any class of the offered certificates other than as stated in the immediately preceding paragraph. However, there can be no assurance as to whether any other rating agency will rate any class of the offered certificates, or, if it does, what rating would be assigned by that rating agency. A rating on any class of the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the classes of the offered certificates as stated in the first paragraph of this section.

                                LEGAL INVESTMENT

         The offered certificates will not constitute mortgage related securities for purposes of the SMMEA until such time as the balance of the pre-funding account is reduced to zero. At such time, the offered certificates will constitute mortgage related securities for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a rating agency, as defined in the prospectus, and, therefore, will be legal investments for some entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in mortgage related securities provided that restrictive legislation was enacted prior to October 3, 1991. There are ten states that have enacted legislation which overrides the preemption provisions of SMMEA.

         The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. On December 1, 1998, the OTS issued Thrift Bulletin 13a entitled "Management of Interest Rate Risk, Investment Securities and Derivative Activities", which is applicable to thrift institutions regulated by the OTS. TB 13a should be reviewed by any thrift institution prior to investing in the offered certificates.

         See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or any other plan or arrangement subject to ERISA or Section 4975 of the Code, each referred to in this prospectus supplement as a Plan, or any person investing Plan Assets of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

         The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, or the exemption, as described under "Considerations for Benefit Plan Investors" in the prospectus, to the underwriter. The exemption exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on these prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriter such as the offered certificates, and the servicing and operation of asset pools such as the mortgage pool. To obtain the benefit of the exemption, however, the conditions set forth under "Considerations for Benefit Plan Investors" in the prospectus must be satisfied. The purchase of the offered certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the exemption. However, the exemption contains a number of conditions which must be met for the exemption to apply, as described in the prospectus, including the requirement that any Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Additional conditions, as described in the prospectus, must be met for the exemption to apply to certificates evidencing interests in a trust fund including a pre-funding account. A fiduciary of a Plan contemplating purchasing a offered certificate must make its own determination that the conditions set forth in the exemption will be satisfied with respect to the offered certificates.

         Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the offered certificates constitute certificates for purposes of the exemption and that the specific conditions of the exemption and the other requirements set forth in the exemption would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a certificate should consult with its counsel with respect to the potential applicability to this investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "Considerations For Benefit Plan Investors" in the prospectus.

                                  $------------
                                  (APPROXIMATE)

                           LONG BEACH SECURITIES CORP.
                                    DEPOSITOR

      [__] FLOATING-RATE MORTGAGE PASS-THROUGH CERTIFICATES SERIES ____-__

                 PROSPECTUS SUPPLEMENT DATED _________ ___, ____

                            [NAME OF MASTER SERVICER]
                                 MASTER SERVICER

                              [NAME OF UNDERWRITER]
                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ ___, ____.

                                                                     [Version 3]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated July __, 2000

               Prospectus Supplement (to Prospectus dated , ____)

                         $_______________ (APPROXIMATE)

               [__] ASSET BACKED FLOATING RATE NOTES, SERIES ____-

                            [__] TRUST SERIES ____-__

                           LONG BEACH SECURITIES CORP.
                                    DEPOSITOR

                            [NAME OF MATER SERVICER]
                                 MASTER SERVICER

------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGES-__ IN THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

This prospectus supplement, together with the accompanying prospectus will constitute the complete prospectus.
------------------------------------------------------------------------------

OFFERED NOTES                      The trust created for the Series _____-__ notes will hold a pool of one- to four-
                                   family residential first mortgage loans.  The trust will issue ______ classes of offered notes.  You can find a list of these classes, together with their note balances, interest rates and certain other characteristics, on Page S-__ of this prospectus supplement.  Credit enhancement for the offered notes will be provided by ______ classes of subordinated Class M Notes.  Each class of Class M Notes is subordinated to the senior notes and any Class M Notes with a higher payment priority.

UNDERWRITING                       _______________________, as underwriter, will offer to the public the Class A
                                   Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes at
                                   varying prices to be determined at the time of sale.  The proceeds to the depositor from the sale of the underwritten notes will be approximately _____% of the principal balance of the underwritten notes plus accrued interest, before deducting expenses.

                         See "Method of Distribution".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                              [NAME OF UNDERWRITER]

                                   Underwriter

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered notes in three separate documents that progressively provide more detail:

         o the accompanying prospectus, which provides general information, some of which may not apply to this series of notes;

         o this prospectus supplement, which describes the specific terms of this series of notes; and

         o the annex to this prospectus supplement, which is an integral part of the prospectus supplement.

Long Beach Securities Corp.'s principal offices are located at 1100 Town & Country Road, Orange, California 92868 and its phone number is (___) _________.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Title of Series...................................  [__] Asset-Backed Floating Rate Notes, Series ____-_.

Cut-off Date......................................  __________ __, ____.

Closing Date......................................  On or about __________ __, ____.

Issuer............................................  [__] Trust Series ____-__.

Depositor.........................................  Long Beach Securities Corp. The depositor's principal offices are located at 1100 Town & Country Road, Orange, California
                                                    92868 and its telephone number is (__) _________. The depositor will deposit the mortgage loans into the trust. SEE "THE
                                                    DEPOSITOR" IN THE PROSPECTUS.

Master Servicer and Originator....................  __________________.  SEE "THE SERVICING AGREEMENTS--MASTER
                                                    SERVICER" IN THIS

                                                    PROSPECTUS SUPPLEMENT.

Seller............................................  _______________.  SEE "THE SELLER" IN THIS PROSPECTUS SUPPLEMENT.

________ SPE......................................  _______________.  SEE "THE [SPE]" IN THIS PROSPECTUS SUPPLEMENT.

Owner Trustee.....................................  ________________.  SEE "THE OWNER TRUSTEE"  IN THIS PROSPECTUS
                                                    SUPPLEMENT.

Indenture Trustee.................................  __________________.  SEE "THE INDENTURE TRUSTEE" IN THIS
                                                    PROSPECTUS SUPPLEMENT.

Payment Dates.....................................  Payments on the offered notes will be made on the __th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in ______ ____.

Offered Notes.....................................  Only the notes listed in the immediately following table are being offered by this prospectus supplement.  Each class of offered notes and their interest rates, note balances and final maturity date are set forth in the immediately following table.

                                                  FINAL
                                      NOTE       MATURITY     BALANCE
         CLASS     INITIAL NOTE     INTEREST       DATE         RATE
         -----     ------------     --------       ----         ----


         The initial note balances of each class of offered notes listed in the immediately preceding table is approximate. The note interest rate on each class of offered notes is variable and will be calculated as described in this prospectus supplement under "Description of the Notes--Note Interest Rates."

THE ISSUER

The notes will be issued by the issuer, a Delaware business trust established under a trust agreement between the depositor and the owner trustee. The issuer will issue _____ classes of notes representing non- recourse debt obligations of the issuer secured by the trust estate. SEE "DESCRIPTION OF THE NOTES" IN THIS PROSPECTUS SUPPLEMENT.

Distributions of interest and principal on the offered notes will be made only from payments received in connection with the mortgage loans described in this summary under the heading "Mortgage Loans."

EQUITY CERTIFICATES

[__] Trust Certificates, Series ____-__, will be issued under the owner trust agreement and will represent the beneficial ownership interest in the issuer. The equity certificates are not offered by this prospectus supplement.

THE MORTGAGE LOANS

The trust will contain approximately _____ [conventional] [sub-prime] [nonconforming], one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________
__ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __ ____.

Approximate range of mortgage                   _____% to
rates:                                          _____%.

Approximate weighted average
mortgage rate:                                  ______%.

Approximate weighted average                    ___ years
remaining term to stated maturity:              and ___
                                                months.

Approximate range of principal                  $______ to
balances:                                       $_______.

Approximate average principal
balance:                                        $_______.

Approximate range of                            _____% to
loan-to-value ratios:                           _____%.

Approximate weighted average
loan-to-value ratio:                            ______%.

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

THE NOTES

OFFERED NOTES. The offered notes will have the characteristics shown in the table appearing on pages S-__ in this prospectus supplement. The interest rates on each class of offered notes are variable and are calculated for each distribution date as described in this prospectus supplement under "Description of the Notes--Note Interest Rates."

The offered notes will be sold by the depositor to the underwriter on the closing date.

The offered notes will initially be represented by one or more global notes registered in the name of CEDE & Co., as nominee of DTC in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations. SEE "DESCRIPTION OF THE NOTES--REGISTRATION" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered notes consists of subordination as described in this prospectus supplement under "Description of the Notes--Allocation of Losses; Subordination" in this prospectus supplement.

SUBORDINATION. The rights of the holders of the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. The Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes are referred to in the prospectus supplement as subordinate notes.

In addition, the rights of the holders of subordinate notes with higher numerical class designations will be subordinated to the rights of holders of subordinate notes with lower numerical class designations, to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior notes in respect of interest and principal and to afford the more senior notes protection against realized losses on the mortgage loans as described in the next section.

ALLOCATION OF LOSSES. If subordinate notes remain outstanding, losses on the mortgage loans will be allocated first to the class of subordinate notes with the lowest payment priority, and the other classes of notes will not bear any portion of these losses. If none of the subordinate notes remain outstanding, losses on mortgage loans will be allocated to the Class A Notes.

P&I ADVANCES

Each servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described under "P&I Advances" in this prospectus supplement. These advances shall be referred to in this prospectus supplement as P&I Advances. Each servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. SEE "DESCRIPTION OF THE NOTES--P&I ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--ADVANCES IN RESPECT OF DELINQUENCIES" IN THE PROSPECTUS.

OPTIONAL REDEMPTION

At its option, the majority holder of the equity certificates may redeem the notes and thereby effect termination and early retirement of the notes, after the aggregate note balance has been reduced to less than [20%] of the aggregate initial note balance. SEE "THE INDENTURE AND OWNER TRUST AGREEMENT--OPTIONAL REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES-- TERMINATION" IN THE PROSPECTUS.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the notes, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that the notes will be characterized as indebtedness and the issuer will not be classified as an association taxable as a corporation or a publicly traded partnership. FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED NOTES, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS

It is a condition to the issuance of the notes that the offered notes receive the following ratings from ______________ and __________:

           OFFERED
            NOTES                          [RA]                         [RA]
          ---------                        ----                         ----
           Class A                          AAA                          AAA
          Class M-1                         AA                           AA
          Class M-2                          A                            A
          Class M-3                         BBB                          BBB

A security rating does not address the frequency of prepayments on the mortgage loans, the corresponding effect on yield to investors. SEE "YIELD ON THE NOTES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered notes, other than the Class ___ and Class ___ Notes, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and therefore will be legal investments for entities to the extent provided in SMMEA and applicable state laws. The Class
___ Notes and the Class ___ Notes will not constitute mortgage related securities for purposes of SMMEA. SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

Subject to important considerations discussed in this prospectus supplement, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                                  RISK FACTORS

         The offered notes are not suitable investments for all investors. In particular, you should not purchase the offered notes unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

         You should carefully consider the following factors in connection with the purchase of the offered notes:

[APPROPRIATE RISK FACTORS AS NECESSARY]

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS ALLOCATED TO YOUR NOTES.

         The originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who do have equity in their property. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination.

         As a result of the underwriting standards described in the immediately preceding paragraph, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

         Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS OF ___________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT].

[LIMITED SERVICING HISTORY AND PERFORMANCE DATA WITH RESPECT TO THE MASTER SERVICER

         The Master Servicer began directly servicing mortgage loans in [___________]. As a result, the Master Servicer has limited experience servicing mortgage loans similar to the mortgage loans in the mortgage pool. The Master Servicer's limited experience in servicing mortgage loans may result in greater defaults and losses on the mortgage loans in the mortgage pool and result in accelerated prepayments on the Offered Certificates. You will bear any reinvestment risk resulting from such accelerated prepayments.

         Because the Master Servicer commenced its direct servicing operations in November 1998, the Master Servicer does not have historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining the Master Servicer's performance in servicing mortgage loans similar to the mortgage loans in the mortgage pool, other than to the limited extent as described under "Pooling and Servicing Agreement--The Master Servicer--Collection Procedures; Delinquency and Loss Experience" in this prospectus supplement. There can be no assurance that such experience is or will be representative.]

[CERTAIN OF THE MORTGAGE LOAN ARE BALLOON LOANS, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         Approximately ____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, are mortgage loans with balloon payments. Because borrowers of mortgage loans with balloon payments are required to make substantial higher final payments upon maturity, it is possible that the default risk associated with such mortgage loans is greater than that associated with fully-amortizing mortgage loans.]

[THE PAYMENT PERFORMANCE OF YOUR NOTES WILL BE RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE LOANS IN THE TRUST FUND; THE MORTGAGE LOANS IN THE TRUST FUND WHICH ARE DISCUSSED IN THIS SECTION MAY EXPOSE YOUR NOTES TO GREATER LOSSES.

         The notes represent an interest in mortgage loans. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in the trust fund, any resulting losses, to the extent not covered by the credit enhancement, will be allocated to the notes as described in this prospectus supplement, and consequently may adversely affect the yield to maturity on your notes. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Furthermore, particular mortgage loans, including negative amortization mortgage loans, buydown mortgage loans and mortgage loans requiring the mortgagor to make a balloon payment, may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency or foreclosure. You should consider the following risks associated with the mortgage loans included in the trust fund:
[AS APPLICABLE]

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL MAY RESULT IN OUTSTANDING PRINCIPAL BALANCES IN EXCESS OF THE VALUE

OF THE UNDERLYING MORTGAGED PROPERTY WHICH COULD RESULT IN LOSSES ON YOUR NOTES.

         Approximately ___% of the mortgage loans by aggregate principal balance as of _______________, are subject to negative amortization. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered the credit enhancement in the trust fund, holders of the notes will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

         [THE INABILITY OF A MORTGAGOR TO MAKE LARGER MONTHLY PAYMENTS FOLLOWING THE BUYDOWN PERIOD OF A BUYDOWN MORTGAGE LOAN MAY RESULT IN LOSSES ON THOSE MORTGAGE LOANS.

         Approximately ___% of the mortgage loans by aggregate principal balance as of _________________ are buydown mortgage loans, subject to temporary buydown plans under which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from :

         o an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

         o investment earnings on the amount, if any, contributed by the borrower, or

         o additional buydown funds to be contributed over time by the mortgagor's employer or another source.

In most cases, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for some buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make these larger monthly payments could lead to losses on the mortgage loans, and to the extent not covered by the credit enhancement, may adversely affect the yield to maturity on your notes.

[THE INABILITY OF A MORTGAGOR TO MAKE A BALLOON PAYMENT AT MATURITY, MAY EXPOSE YOUR NOTES TO LOSSES.

         Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, that is, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing economic conditions and the availability of credit for loans secured by comparable real properties.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR NOTES.

         Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. If the value of the mortgaged property and other security has declined, the trust fund could suffer losses on these mortgage loans that, to the extent not covered by [the credit enhancement] may be allocated to your notes. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

[THE INABILITY OF A MORTGAGOR TO MAKE VARYING MONTHLY PAYMENTS UNDER A HOME EQUITY LINE OF CREDIT LOAN MAY RESULT IN LOSSES ON YOUR NOTES.

         Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans that provide the borrower with a line of credit under which amounts may be advanced to the borrower by the lender from time to time. Collection on these types of mortgage loans may vary because, among other things:

         o borrowers may make payments during any month as low as the minimum monthly payment for that month, or just the interest and fees for that month during any interest-only period, or

         o borrowers may make payments as high as the entire outstanding charges on the mortgage loan.

         It is possible that borrowers may fail to make the required periodic payment and, to the extent not covered by the credit enhancement, these losses may adversely affect the yield to maturity on your motes.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE SECURED BY JUNIOR LIENS, WHICH MAY EXPOSE THE OFFERED NOTES TO LOSSES IF THE TRUST FUND DOES NOT RECEIVE ADEQUATE FUNDS IN

CONNECTION WITH A FORECLOSURE OF THE RELATED SENIOR LIEN TO SATISFY BOTH THE SENIOR AND JUNIOR LIEN.

         Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans secured by junior liens and with respect to approximately ___% of these junior liens, the related senior liens are not included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior lien mortgage loan. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any junior lien mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at this type of sale, a bidder at the foreclosure sale of a junior lien mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior lien mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. A decline in the value of the mortgaged properties securing the mortgage loans with junior liens may increase the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be insufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the notes bear:

         o the risk of delay in distributions while a deficiency judgment against the borrower is obtained,

         o the risk of loss if the deficiency judgment is not realized upon and

         o the risk that deficiency judgments may not be available in all jurisdictions.

         Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL WERE ORIGINATED OUTSIDE THE UNITED STATES, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ___% of the mortgage loans by aggregate principal balance as of ________________, are mortgage loans secured by properties located in Puerto Rico and Guam. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of ______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __,
____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _______ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, have a first payment date occurring on or after _______ __, ____ and, therefore, these mortgage loans could not have been delinquent as of _______ __, ____].

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL HAVE HIGH LOAN-TO-VALUE RATIOS, SO THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR NOTES.

         Approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, had a loan-to-value ratio or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80%. No mortgage loan in the mortgage pool with a loan-to-value ratio or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80% will be covered by a primary mortgage insurance policy. No first lien mortgage loan will have a loan-to-value ratio exceeding __% at origination and no second lien mortgage loan will have a combined loan-to-value ratio exceeding _____% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss in that an overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. This increase may reduce the likelihood of liquidation or other proceeds being insufficient to satisfy the mortgage loan and any losses, to the extent not covered by the credit enhancement, may affect the yield to maturity or your notes. Furthermore, investors should note that the value of the mortgaged property may be insufficient to cover the outstanding balance of the notes. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

[APPROXIMATELY ____% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE CONCENTRATED IN THE STATE OF [NAME OF STATE], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ___% of the mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets causing a decline in property values in those areas, and consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans located in other geographic regions. A region's economic condition and housing market may be directly, or indirectly, adversely affected by a number of factors including natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. A concentration of mortgage loans in the trust fund in a region experiencing a deterioration in economic conditions or a decline in real estate values may expose your notes to losses in addition to those present for similar mortgage-backed securities without this concentration. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Any deterioration of economic conditions in [name of state] which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquency and foreclosure of the mortgage loans that may result in losses that, to the extent not covered by the [credit enhancement] will be allocated to your notes.]

[THE CLASS M-1 NOTES, THE CLASS M-2 NOTES AND THE CLASS M-3 NOTES WILL BE PARTICULARLY SENSITIVE TO LOSSES ON THE MORTGAGE LOANS.

         The weighted average lives of, and the yields to maturity on, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1 Notes, the Class M-2 Notes or the Class M-3 Notes, the actual yield to maturity of that note may be lower than the yield anticipated by the holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In most cases, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the note balance of the class of notes then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on the class of subordinate notes than would otherwise be the case].

[THE CLASS M-1 NOTES, THE CLASS M-2 NOTES AND THE CLASS M-3 NOTES WILL NOT BE ENTITLED TO RECEIVE PRINCIPAL PAYMENTS UNTIL ALL PRINCIPAL PAYMENTS HAVE BEEN MADE ON THE CLASS A NOTES WHICH MAY LEAD TO LOSSES WITH RESPECT TO THESE NOTES

         Unless the note balance of the Class A Notes has been reduced to zero, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will not be entitled to any principal payments until _________ ____ or a later period as described in this prospectus supplement. As a result, the weighted average lives of these notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of these notes, the holders of these notes have a greater risk of suffering a loss on their investments. Further, because these notes might not receive any principal if certain delinquency levels occur, it is possible for these notes to receive no principal payments even if no losses have occurred on the mortgage pool].

[YOUR NOTES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY.

         The notes will not represent an interest in or obligation of the depositor, the master servicer, the seller, the [SPE], the indenture trustee, the owner trustee or any of their respective affiliates. Neither the notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the indenture trustee, the owner trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered notes, and there will be no recourse to the depositor, the master servicer, the seller, the [SPE], the indenture trustee, the owner trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered notes].

[THE DIFFERENCE BETWEEN THE INTEREST RATES ON THE NOTES AND THE MORTGAGE LOANS MAY RESULT IN INTEREST SHORTFALLS ALLOCATED TO YOUR NOTES.

         The note interest rate for each class of notes adjusts monthly based on a particular index, subject to limitations as described in this prospectus supplement. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually, after an initial fixed rate period in the case of delayed first-adjustment adjustable rate mortgage loans, based on a separate index which may not move in tandem with the index for the notes and which is subject to periodic and lifetime limitations. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans could:

         o cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the notes, leading one or more classes of notes to accept payments of interest at a later date, or

         o cause the maximum note interest rate to apply to one or more classes of notes.

         Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, these rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for two years following origination and approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for three years following origination, in each case by aggregate principal balance as of _________ __, ___. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is _______ ____, and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is ________ ____.

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR NOTES WILL BE AFFECTED BY THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS.

         The rate and timing of distributions allocable to principal on the offered notes will depend, in most cases, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation of these payments to pay principal on the offered notes. As is the case with mortgage-backed securities, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a full and voluntary prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of these mortgage loans. See "The Mortgage Pool" in this prospectus supplement.

[THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS WHICH COULD IMPACT THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR NOTES.

         In most cases, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. This decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. This increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible.

         Distributions of principal will be made to the subordinate notes according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each class of notes will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on each class. For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see "Yield on the Notes" in this prospectus supplement and the table entitled "Percent of initial note balance outstanding at the following percentages of the prepayment assumption" in that section].

[THE YIELD ON YOUR NOTES WILL VARY DEPENDING ON THE RATE OF PREPAYMENTS.

         The yield to maturity on the offered notes will depend on:

         o the applicable note interest rate and note accrual rate on that interest rate from time to time;

         o        the applicable purchase price; and

         o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation of these payments to reduce the note balance of the notes, as well as other factors.

         The yield to investors on any class of offered notes will be adversely affected by any allocation to the class of interest shortfalls on the mortgage loans.

         In most cases, if the offered notes are purchased at a premium and principal distributions on the offered notes occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal distributions on the offered notes occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered notes were determined based on a number of assumptions, including a prepayment assumption of __% CPR and weighted average lives corresponding to that prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. The yield assumptions for the offered notes will vary as determined at the time of sale].

[VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND YOUR NOTES.

         Applicable state laws regulate interest rates and other charges, require disclosure, and require licensing of the originators. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Originators to damages and administrative enforcement.

         The seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, the seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

         All capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Notes--Glossary of Terms" or in the prospectus under "Glossary."

                                THE MORTGAGE POOL

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

         The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed-rate mortgage loans and approximately _____ conventional, one- to four-family, adjustable- rate mortgage loans. In each case, the mortgage loans will be secured by first liens on residential real properties and have an aggregate principal balance as of ________ __, ____, which date will also be referred to in this prospectus supplement as the cut-off date, of approximately $___________ after application of scheduled payments due on or before the cut-off date whether or not received, subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than [30] years. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date. The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing.

         The mortgage loans to be included in the mortgage pool will be acquired by the depositor on the closing date from the [SPE], who will have acquired the mortgage loans on the closing date from the seller. The seller in turn will have acquired the mortgage loans on the closing date from ________________, an affiliate of the depositor who will have acquired the mortgage loans directly or indirectly from the originators. See "--Underwriting Standards of ___________ and Representations Concerning the Mortgage Loans", "[The SPE]" and "The Seller" in this prospectus supplement.

         Each adjustable rate mortgage loan provides for semi-annual adjustment to its mortgage rate and for corresponding adjustments to the monthly payment amount due on the mortgage loan, in each case on each adjustment date applicable to the mortgage loan. However, in the case of approximately _____% and approximately _____% of the adjustable rate mortgage loans by aggregate principal balance as of the cut-off date which are referred to in this prospectus supplement as delayed first adjustment mortgage loans, the first adjustment date will occur after an initial period of approximately ____ years and approximately __ years, respectively from the date of origination of those mortgage loans. The weighted average month of origination of the ____ year delayed first adjustment mortgage loans is _________ _____, and the weighted average month of origination of the ____ year delayed first adjustment mortgage loans is _________ _____.

         On each adjustment date, the mortgage rate on each adjustable rate mortgage loan will be adjusted to equal the sum, rounded as provided in the related mortgage note, of the index applicable to the adjustable rate mortgage loans and a fixed percentage amount, or gross margin. However, the mortgage rate on each adjustable rate mortgage loan, including each delayed first adjustment mortgage loan, will usually not increase or decrease by more than a specified periodic adjustment limitation, or periodic rate cap, on any related adjustment date. Furthermore, the mortgage rate on each adjustable rate mortgage loan will not exceed a specified maximum mortgage rate over the life of the mortgage loan, or be less than a specified minimum mortgage rate over the life of the mortgage loan. For adjustment dates other than the first adjustment date after origination, the periodic rate cap for the majority of the adjustable rate mortgage loans is 1.00% per annum. With respect to substantially all of the adjustable rate mortgage loans, for adjustment dates other than the first adjustment date after origination, the periodic rate cap will not exceed ____% per annum.

         Effective with the first monthly payment due on each adjustable rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable rate mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index applicable to the adjustable rate mortgage loans and gross margin, calculated as described under "--The Index Applicable to the Adjustable Rate Mortgage Loans" in this prospectus supplement. None of the adjustable rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate on the adjustable rate mortgage loan to a fixed mortgage rate.

         In most cases, the mortgage loans have scheduled monthly payments due on the first day of the month. Each mortgage loan will contain a customary due-on-sale clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

         Approximately ______% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on voluntary prepayments in full made within one to five years from the date of origination of these mortgage loans. The amount of the prepayment charge is as provided in the related mortgage note. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment charges is _________ ____. The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans, and this amount will not be available for distribution on the notes. Under certain instances, as described in the related servicing agreement, the related servicer may waive the payment of any otherwise applicable prepayment charge, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         None of the mortgage loans are buydown mortgage loans.

         Approximately ____% of the mortgage loans are balloon loans. Each balloon loan is a fixed rate mortgage loan that amortizes over ___ months, but the final payment, or balloon payment, on each balloon loan is due and payable on the ___th month. The amount of the balloon payment on each balloon loan is substantially in excess of the amount of the scheduled monthly payment on the balloon loan for the period prior to the due date of the balloon payment.

         The average principal balance of the mortgage loans at origination was approximately $_______. No mortgage loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the mortgage loans as of the cut-off date was approximately $_______.

         The mortgage loans had mortgage rates as of the cut-off date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average mortgage rate was approximately ______% per annum. The weighted average loan-to-value ratio of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.

         The weighted average remaining term to maturity of the mortgage loans will be approximately __ years and __ months as of the cut-off date. None of the mortgage loans will have a first due date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the cut-off date. The latest maturity date of any mortgage loan is __________ ____.

         As of the cut-off date, the adjustable rate mortgage loans had gross margins ranging from approximately ____% to approximately ____%, minimum mortgage rates ranging from approximately ____% per annum to approximately _____% per annum and maximum mortgage rates ranging from approximately _____% per annum to approximately _____% per annum. As of the cut-off date, the weighted average gross margin was approximately ______%, the weighted average minimum mortgage rate was approximately _____% per annum and the weighted average maximum mortgage rate was approximately _______% per annum. The latest first adjustment date following the cut-off date on any adjustable rate mortgage loan occurs in _______ ____ and the weighted average next adjustment date for all of the mortgage loans following the cut-off date is _______ ____.

         The mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

                                           % OF
                                         AGGREGATE                                                 AGGREGATE
                                         ORIGINAL                                                  ORIGINAL
                                         PRINCIPAL                     NUMBER                      PRINCIPAL
          RANGE ($)                       BALANCE                     OF LOANS                      BALANCE
---------------------------   ----------------------------   ---------------------------  --------------------------


         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                 % OF AGGREGATE PRINCIPAL                                     AGGREGATE PRINCIPAL
                                 BALANCE AS OF THE CUT-OFF               NUMBER             BALANCE AS OF THE CUT-OFF
          RANGE ($)                        DATE                         OF LOANS                     DATE
---------------------------   ----------------------------   ---------------------------  --------------------------


           MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                 % OF AGGREGATE PRINCIPAL                                     AGGREGATE PRINCIPAL
          MORTGAGE               BALANCE OUTSTANDING AS OF              NUMBER              BALANCE OUTSTANDING AS OF
          RATE (%)                   THE CUT-OFF DATE                  OF LOANS                  THE CUT-OFF DATE
---------------------------   ----------------------------   ---------------------------  --------------------------


          MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                  % OF AGGREGATE MAXIMUM                                       AGGREGATE MAXIMUM
                                    PRINCIPAL BALANCE                                         PRINCIPAL BALANCE
           MORTGAGE                OUTSTANDING AS OF THE               NUMBER                OUTSTANDING AS OF THE
           RATE (%)                    CUT-OFF DATE                   OF LOANS                    CUT-OFF DATE
---------------------------   ----------------------------   ---------------------------  --------------------------

          MINIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                  % OF AGGREGATE MINIMUM                                       AGGREGATE MINIMUM
                                     PRINCIPAL BALANCE                                         PRINCIPAL BALANCE
           MORTGAGE               OUTSTANDING AS OF THE               NUMBER                  OUTSTANDING AS OF THE
           RATE (%)                    CUT-OFF DATE                  OF LOANS                     CUT-OFF DATE
---------------------------   ----------------------------   ---------------------------  --------------------------


               GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                 % OF AGGREGATE PRINCIPAL                                     AGGREGATE PRINCIPAL
        MORTGAGE                BALANCE AS OF GROSS MARGIN          NUMBER                BALANCE AS OF GROSS MARGIN
        RATE (%)               (%) AS OF THE CUT-OFF DATE          OF LOANS               (%) AS OF THE CUT-OFF DATE
---------------------------   ----------------------------   ---------------------------  --------------------------


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                 % OF AGGREGATE PRINCIPAL                                     AGGREGATE PRINCIPAL
                                 BALANCE OUTSTANDING AS OF           NUMBER                BALANCE OUTSTANDING AS OF
   LOAN-TO-VALUE RATIO (%)           THE CUT-OFF DATE               OF LOANS                   THE CUT-OFF DATE
---------------------------   ----------------------------   ---------------------------  --------------------------

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                 % OF AGGREGATE PRINCIPAL                                     AGGREGATE PRINCIPAL
                                 BALANCE OUTSTANDING AS OF            NUMBER               BALANCE OUTSTANDING AS OF
        LOCATION                     THE CUT-OFF DATE                OF LOANS                   THE CUT-OFF DATE
---------------------------   ----------------------------   ---------------------------  --------------------------



                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

                                 % OF AGGREGATE PRINCIPAL                                     AGGREGATE PRINCIPAL
                                 BALANCE OUTSTANDING AS OF            NUMBER               BALANCE OUTSTANDING AS OF
        PROPERTY TYPE                THE CUT-OFF DATE                OF LOANS                   THE CUT-OFF DATE
---------------------------   ----------------------------   ---------------------------  --------------------------


            MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS

                                 % OF AGGREGATE PRINCIPAL                                     AGGREGATE PRINCIPAL
          OCCUPANCY              BALANCE OUTSTANDING AS OF           NUMBER                BALANCE OUTSTANDING AS OF
            STATUS                    THE CUT-OFF DATE              OF LOANS                    THE CUT-OFF DATE
---------------------------   ----------------------------   ---------------------------  --------------------------


         The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.


                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                 % OF AGGREGATE PRINCIPAL                                     AGGREGATE PRINCIPAL
                                 BALANCE OUTSTANDING AS OF             NUMBER              BALANCE OUTSTANDING AS OF
        LOAN PURPOSE                 THE CUT-OFF DATE                 OF LOANS                  THE CUT-OFF DATE
---------------------------   ----------------------------   ---------------------------  --------------------------

                       LOAN PROGRAMS OF THE MORTGAGE LOANS

                                 % OF AGGREGATE PRINCIPAL                                    AGGREGATE PRINCIPAL
                                 BALANCE OUTSTANDING AS OF             NUMBER              BALANCE OUTSTANDING AS OF
         LOAN PROGRAM                THE CUT-OFF DATE                 OF LOANS                 THE CUT-OFF DATE
---------------------------   ----------------------------   ---------------------------  --------------------------



                RISK CATEGORIES OF THE FIXED RATE MORTGAGE LOANS

                                 % OF AGGREGATE PRINCIPAL                                     AGGREGATE PRINCIPAL
                                 BALANCE OUTSTANDING AS OF             NUMBER              BALANCE OUTSTANDING AS OF
        RISK CATEGORIES              THE CUT-OFF DATE                 OF LOANS                 THE CUT-OFF DATE
---------------------------   ----------------------------   ---------------------------  --------------------------


              RISK CATEGORIES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                 % OF AGGREGATE PRINCIPAL                                     AGGREGATE PRINCIPAL
                                 BALANCE OUTSTANDING AS OF             NUMBER              BALANCE OUTSTANDING AS OF
       RISK CATEGORIES               THE CUT-OFF DATE                 OF LOANS                 THE CUT-OFF DATE
---------------------------   ----------------------------   ---------------------------  --------------------------

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS

                                 % OF AGGREGATE PRINCIPAL                                      AGGREGATE PRINCIPAL
      MONTH OF NEXT              BALANCE OUTSTANDING AS OF              NUMBER               BALANCE OUTSTANDING AS OF
     ADJUSTMENT DATE                 THE CUT-OFF DATE                  OF LOANS                  THE CUT-OFF DATE
---------------------------    ----------------------------   -------------------------    --------------------------


THE INDEX APPLICABLE TO THE ADJUSTABLE RATE MORTGAGE LOANS

         As of any adjustment date, the index applicable to the determination of the mortgage rate on each adjustable rate mortgage loan will be the average of the interbank offered rates for six- month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as of a date as specified in the related mortgage note. In the event that this index becomes unavailable or otherwise unpublished, each servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

         The table immediately following this paragraph sets forth historical average rates of six- month LIBOR for the months indicated as made available from Fannie Mae, which rates may differ from the rates of the index applicable to the determination of the mortgage rate on each adjustable rate mortgage loan, which is six-month LIBOR as published in THE WALL STREET JOURNAL as described in the preceding paragraph. The table does not purport to be representative of the subsequent rates of the index which will be used to determine the Mortgage Rate on each adjustable rate mortgage loan.

            Month                          Year
            -----                          ----


UNDERWRITING STANDARDS OF __________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS

         The mortgage loans will be acquired by the depositor from the mortgage loan seller. All of the mortgage loans were originated or acquired by the mortgage loan seller generally in accordance with the respective underwriting criteria described below.

         The information set forth below with regard to the mortgage loan seller's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by the mortgage loan seller. None of the depositor, the trustee, the underwriter or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

         The mortgage loans were originated generally in accordance with guidelines (the "originator's underwriting guidelines") established by the mortgage loan seller under the "Full Documentation", "Fast Trac" or "Stated Income" residential loan programs (the "originator underwriting programs"). The originator underwriting guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis and only with the approval of two or more senior lending officers, the mortgage loan seller may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the mortgage pool will represent such underwriting exceptions.

         Under the originator underwriting programs, during the underwriting process, the mortgage loan seller or the originator for the mortgage loan seller reviews and verifies the loan applicant's sources of income (except under the Stated Income and Fast Trac residential loan programs), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the originator underwriting guidelines. The originator underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which generally conforms to Freddie Mac and Fannie Mae standards and (ii) a review of such appraisal, which review may be conducted by a representative of the mortgage loan seller or a staff appraiser and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The originator underwriting guidelines permit loans with loan-to-value ratios at origination of up to 90%. The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the mortgagor and the overall risks associated with the loan decision. Under the residential loan programs, the maximum combined loan-to-value ratio, including any second deeds of trust subordinate to the mortgage loan seller's first deed of trust, is generally 100% for owner occupied mortgaged properties and 90% for non-owner occupied mortgaged properties.

         All of the mortgage loans originated in the originator underwriting programs are based on loan application packages submitted through mortgage brokerage companies or the mortgage loan seller's retail branches, or are purchased from approved originators pursuant to the originator underwriting guidelines described herein. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the mortgage loan seller for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made. No single mortgage brokerage company accounts for more than 5%, measured by outstanding principal balance, of the single-family mortgage loans originated by the mortgage loan seller.

         Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. The mortgage loan seller obtains a credit report on each applicant from a credit reporting company. The applicant must generally provide to the mortgage loan seller or the originator for the mortgage loan seller a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Under the Full Documentation residential loan program, self-employed individuals are generally required to submit their most recent federal income tax return. As part of its quality control system, the mortgage loan seller reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of its pre-funding audit, the mortgage loan seller reverifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the originator underwriting guidelines (except under the Stated Income residential loan program). The mortgage loan seller generally verifies the source of funds for the down payment.

         Mortgaged properties that are to secure mortgage loans underwritten under the originator underwriting programs are appraised by qualified independent appraisers who are approved by the mortgage loan seller's internal valuation managers. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for mortgage loans in the originator underwriting programs. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of the mortgage loan seller or a staff appraiser before the loan is funded.

         The originator underwriting guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the originator underwriting programs generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The originator underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         Under the Fast Trac and Stated Income residential loan programs, the mortgagor's employment and income sources must be stated on the mortgagor's application. The mortgagor's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the mortgagor's income as stated on the application is not independently verified. Verification of employment is required for salaried mortgagors only. Maximum loan-to-value ratios are generally lower under the Fast Trac and Stated Income residential loan programs than those permitted under the Full Documentation residential loan program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral property underwriting guidelines that apply to the Full Documentation residential loan program apply to the Fast Trac and Stated Income residential loan programs.

         The mortgage loan seller requires that all mortgage loans in the originator underwriting programs have title insurance and be secured by liens on real property. The mortgage loan seller also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the property, whichever is less. The mortgage loan seller does not require that mortgage loans in the originator underwriting programs be covered by a primary mortgage insurance policy.

RISK CATEGORIES

         Under the originator underwriting programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the originator underwriting programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         The originator underwriting guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

         CREDIT GRADE: "A." Under the "A" risk categories, the applicant generally must have repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Any and all payments 60 days or more late within the past 12 months may not represent more than 25% of the credit reported during that period. Minor derogatory items are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is good. No bankruptcy filings may have occurred during the preceding two years and no discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 80% is permitted on an owner occupied mortgaged property consisting of two- to four-units or second homes. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units. Generally, the debt service-to-income ratio maximum may be 47%, but this may be allowed to be increased to 55% based on the mortgagor's net disposable income and if the loan-to-value ratio is less than or equal to 85%.

         CREDIT GRADE: "A1." Under the "A1" risk sub-category, in addition to the characteristics described under the "A" risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan, either on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as borrower. In addition, the applicant must have a credit score of 620 or higher and a debt service-to-income ratio of 45% or less.

         CREDIT GRADE "A2." Under the "A2" risk sub-category, in addition to the characteristics described under the "A" risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan, either on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as borrower.

         CREDIT GRADE "A3." Under the "A3" risk sub-category, in addition to the characteristics described under the "A" risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan on the property which is being made subject to the mortgage loan seller's lien.

         CREDIT GRADE "A4." Under the "A4" risk sub-category, in addition to the characteristics described under the "A" risk category above, a maximum of one 30-day late payment and no 60-day late payments during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE "A5." Under the "A5" risk sub-category, in addition to the characteristics described under the "A" risk category above, a maximum of two 30-day late payments and no 60-day late payments during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE: "B". Under the "B" risk category, the applicant must have generally repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Up to four minor derogatory items that are late 90 days or more are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. Any and all payments 60 days or more late within the past 12 months may not represent more than 35% of the credit reported during that period. No bankruptcy filings may have occurred during the preceding two years and no discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of two- to four-units or second homes. Generally, the debt service-to-income ratio must be 50% or less but this may be increased to 55% based on the mortgagor's net disposable income and/or loan-to-value ratio.

         CREDIT GRADE "B1." Under the "B1" risk sub-category, in addition to the characteristics described under the "B" risk category described above, n late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE "B2." Under the "B2" risk sub-category, in addition to the characteristics described under the "B" risk category described above, a maximum of one 30-day late payment and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE "B3." Under the "B3" risk sub-category, in addition to the characteristics described under the "B" risk category described above, a maximum of two 30-day late payments and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE "B4." Under the "B4" risk sub-category, in addition to the characteristics described under the "B" risk category described above, a maximum of three 30-day late payments and generally no 60-day late payments during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE: "B-". Under the "B-" risk category, the applicant must have generally repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. No payment delinquent more than 30 days at the time of application is permitted on an existing mortgage loan. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Payments 60 days or more late within the last 12 months may not represent more than 50% of the credit items reported during that period. No bankruptcy filings may have occurred during the preceding eighteen months and no discharge or notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 75% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 75% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 65% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%.

         CREDIT GRADE "B-1." Under the "B-1" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, no late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE "B-2." Under the "B-2" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, a maximum of one 30-day late payment and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE "B-3." Under the "B-3" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, a maximum of two 30-day late payments and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE "B-4." Under the "B-4" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, a maximum of three 30-day late payments and generally no 60-day late payments during the previous twelve months ate permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE "B-5." Under the "B-5" risk sub-category, in addition to the characteristics described under the "B-" risk category described above, a maximum of one 60-day late payment during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

         CREDIT GRADE: "C". Under the "C" risk category, the applicant may have experienced significant credit problems in the past. A maximum of two 60-day late payments and one 90-day late payment, or three 60-day late payments and no 90-day late payments, within the last 12 months is permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Consumer credit derogatory items will be considered on a case-by-case basis. No bankruptcy, discharge or notice of default filings may have occurred during the preceding twelve months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 75% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 70% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 60% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%; however, a debt service-to-income ratio of 55% to 60% will be considered on a case-by-case basis.

         CREDIT GRADE:"D". Under the "D" risk category, the applicant may have experienced significant credit problems in the past. The applicant may be in bankruptcy or have received a notice of default or foreclosure, and in any such case must provide a reasonable explanation as to why the problem no longer exists. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 65% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 60% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 65% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 50% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%; however, a debt service-to-income ratio of 55% to 60% will be considered on a case-by-case basis.

         The mortgage loan seller will make representations and warranties as of the closing date with respect to the mortgage loans, and will be obligated to replace, cure or repurchase any such mortgage loan in respect of which a material breach of the representations and warranties it has made has occurred (other than those breaches which have been cured). For a discussion of the representations and warranties made and the repurchase obligation, see "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation" in the Prospectus.

ADDITIONAL INFORMATION CONCERNING THE MORTGAGE LOANS

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted as of the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before that date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including these mortgage loans would materially alter the characteristics of the mortgage pool. The depositor believes that the information set forth throughout this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary.

                               YIELD ON THE NOTES

GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the seller or the majority holder of the equity certificates. The mortgage loans may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment charges is ________ ____.

         Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of notes then entitled to receive these payments that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend upon the degree to which the notes are purchased at a discount or premium and the degree to which the timing of payments on the notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of any note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments. See "Maturity and Prepayment Considerations" in the prospectus.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the adjustable rate mortgage loans in the mortgage pool, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         Because principal payments are paid to senior classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses, because these notes will represent an increasing percentage of the trust estate during the period prior to the commencement of payments of principal on these notes, than holders of classes having earlier priorities for payment of principal. As described in this prospectus supplement under "Description of the Notes--Principal Payments on the Notes," prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the Class A Notes. After that date, subject to delinquency triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding as described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement.

         Defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards of ___________ and Representations Concerning the Mortgage Loans" in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

         The note interest rate for each class of notes adjusts monthly based on one-month LIBOR as described under "Description of the Notes--Calculation of One-Month LIBOR" in this prospectus supplement, subject to the maximum Note Interest Rate and the Available Interest Rate. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index. The mortgage rates on the adjustable rate mortgage loans adjust semi-annually, after an initial fixed rate period in the case of delayed first adjustment mortgage loans, based on the index applicable to the adjustable rate mortgage loans, which may not move in tandem with one-month LIBOR, subject to periodic and lifetime limitations. Investors should note that approximately _____% of the mortgage loans are ____ year delayed first adjustment mortgage loans, approximately ____% of the mortgage loans are _____ year delayed first adjustment loans and approximately _____% of the mortgage loans are fixed rate mortgage loans, in each case by aggregate principal balance as of the cut-off date. The weighted average month of origination of the ____ year delayed first adjustment mortgage loans is _____ ____, and the weighted average month of origination of the ______ year delayed first adjustment mortgage loans is ________ ____.

         Because of the application of the maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any due period may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable spread on the notes during the related Interest Accrual Period. In addition, the index applicable to the adjustable rate mortgage loans and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one-month LIBOR and the index applicable to the adjustable rate mortgage loans rise during the same period, one-month LIBOR may rise more rapidly than the index applicable to the adjustable rate mortgage loans or may rise higher than the index applicable to the adjustable rate mortgage loans. This could potentially result in Interest Carry Forward Amounts with respect to one or more classes of notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in one-month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans could:

         o cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur Interest Carry Forward Amounts, or

         o could cause the maximum Note Interest Rate to apply to one or more classes of notes.

         Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index applicable to the adjustable rate mortgage loans and the related gross margin, the mortgage rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments.

         As described under "Description of the Notes--Allocation of Losses; Subordination," amounts otherwise distributable to holders of the subordinate notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to mortgagor delinquencies, to the extent not covered by P&I Advances. These delinquencies may affect the yield to investors on classes of subordinate notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of classes of subordinate notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of subordinate notes. See "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement.

WEIGHTED AVERAGE LIVES

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of __% CPR. CPR assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at __% CPR or any other rate.

         The tables following the next paragraph indicate the percentage of the initial Note Balance of the notes that would be outstanding after each of the dates shown at various percentages of the prepayment assumption and the corresponding weighted average lives of the notes. The tables are based on the following assumptions:

         o the mortgage pool consists of __ mortgage loans with the characteristics set forth in the table in this prospectus supplement entitled "Assumed Mortgage Loan Characteristics,"

         o payments on the notes are received, in cash, on the 25th day of each month, commencing in _______ ____,

         o the mortgage loans prepay at the percentages of the prepayment assumption indicated,

         o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         o none of the majority holder of the equity certificates, the seller, the master servicer, the servicers or any other person purchases from the trust estate any mortgage loan or redeems the notes under any obligation or option under the indenture, the servicing agreements or any other agreement except as otherwise indicated in the second sentence following the table entitled "Percent of Initial Note Balance outstanding at the specified percentages of the prepayment assumption," and no partial early redemption of the notes occurs with respect to the mortgage loans,

         o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month,

         o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in ________ ____, and include 30 days' interest on the mortgage loan,

         o the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity,

         o  the notes are purchased on ________ __, ____,

         o the index applicable to the adjustable rate mortgage loans remains constant at _____% per annum and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next adjustment date, and on subsequent adjustment dates, if necessary, to equal the index applicable to the adjustable rate mortgage loans plus the applicable gross margin, subject to the applicable periodic rate cap,

         o  one-month LIBOR remains constant at _____% per annum,

         o the monthly payment on each adjustable rate mortgage loan is adjusted on the due date immediately following the next adjustment date, and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment and

         o the master servicing fee rate is as set forth in the table entitled "Assumed Mortgage Loan Characteristics" and the master servicing fee is payable monthly, the servicing fee rate for each servicer is equal to ____% per annum and the servicing fees are payable monthly, and the indenture trustee fee rate is equal to ______% per annum and the indenture trustee fee is paid monthly.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


  MINIMUM       PERIODIC                                              NEXT
 BALANCE AS      MASTER       BALANCE      TERM TO         TO         GROSS                RATE    SERVICING   PREPAY
   OF THE       MORTGAGE     MATURITY     MATURITY     ADJUSTMENT    MARGIN    MORTGAGE    CAP     FEE RATE    PENALTY
CUT-OFF DATE    RATE (%)     (MONTHS)     (MONTHS)        DATE        (%)      RATE (%)     (%)       (%)      (YES/NO)
------------    --------     --------     ---------    ----------    -------   ---------   ----    ---------   ---------


         There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables in this prospectus supplement. Any discrepancy of this kind may have an effect upon the percentages of the initial Note Balance outstanding and the weighted average lives of the notes set forth in the tables in this prospectus supplement. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables set forth immediately following the next paragraph and since it is not likely the level of the index applicable to the adjustable rate mortgage loans or one-month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes.

         Based on the foregoing assumptions, the tables following this paragraph indicate the weighted average lives of the notes and set forth the percentages of the initial Note Balance of the notes that would be outstanding after each of the payment dates shown, at various percentages of the prepayment assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Note Balances and weighted average lives shown in the following tables. These variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the prepayment assumption.

PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE SPECIFIED PERCENTAGES OF THE
                             PREPAYMENT ASSUMPTION

                       CLASS A NOTES
                       PAYMENT DATE                                              CLASS M-1 NOTES
                       ------------
    0%          15%       28%       35%       45%                  0%        15%        28%        35%       45%
  ------      -------   ------    ------    ------               ------    -------    ------     ------    ------

         Weighted Average Life in Years......................
         Weighted Average Life in Years......................

                      CLASS M-2 NOTES
                       PAYMENT DATE                                              CLASS M-3 NOTES
                       ------------
    0%          15%       28%       35%       45%                  0%        15%        28%        35%       45%
  ------      -------   ------    ------    ------               ------    -------    ------     ------    ------

         Weighted Average Life in Years......................
         Weighted Average Life in Years......................

         The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes. The weighted average lives set forth in the bottom row of the table are calculated according to the previous sentence but assumes the majority holder of the equity certificates exercises its option to redeem the notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See "The Indenture and Owner Trust Agreement--Redemption" in this prospectus supplement.

         There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the prepayment assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or index level assumptions.

         The characteristics of the mortgage loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or that the level of the index applicable to the adjustable rate mortgage loans will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the index applicable to the adjustable rate mortgage loans is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE SUBORDINATE NOTES

         If on any payment date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-1 Notes. If on any payment date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-2 Notes. If on any payment date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the subordinate notes, Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the subordinate notes, after distributions to the holders of the Class A Notes and subordinate notes with lower numerical class designations, but before the equity certificates are entitled to any distributions. See "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.

         Investors in the subordinate notes should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the subordinate notes, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

                            DESCRIPTION OF THE NOTES

GENERAL DESCRIPTION OF THE NOTES

         [__] Trust Series ____-__, [__] Asset-Backed Floating Rate Notes, Series ____-__ will consist of ____ classes of notes, designated as:

         o        the Class A Notes and

         o the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes which will collectively be referred to in this prospectus supplement as the subordinate notes.

         The notes will be issued by [__] Trust Series ____-__, the issuer, under the terms of an indenture, dated as of ________ __, ____, between the issuer and the indenture trustee. Only the notes are offered by this prospectus supplement. Trust certificates, Series ____-__, or the equity certificates, will be issued under the terms of an owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee, and will represent the beneficial ownership interest in the issuer. The equity certificates are not being offered by this prospectus supplement and will be delivered on the closing date to the ____________, as partial consideration for the conveyance of the mortgage loans by ____________ to the depositor.

         Distributions on the offered notes will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in _______ ____.

         The notes represent non-recourse debt obligations of the issuer secured by a trust estate, which consists primarily of a segregated pool of conventional, one- to four-family, adjustable-rate and fixed-rate first lien mortgage loans having an aggregate principal balance as of the cut-off date of approximately $___________, subject to a permitted variance as described in this prospectus supplement under "The Mortgage Pool." Proceeds of the trust estate will be the sole source of payments on the notes. The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes.

         The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial note balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus [5]%. The Note Interest Rates on the notes are adjustable, subject to the maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each payment date as described under "--Note Interest Rate" in this prospectus supplement. The final maturity date of the notes is the payment date occurring in __________, ____.

         The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations.

         The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC as clearing agency, except as provided under "Definitive Notes" in this prospectus supplement. The depositor has been informed by DTC that DTC's nominee will be

CEDE & Co. No person acquiring an interest in any class of the notes will be entitled to receive a note representing that person's interest, except as set forth in this prospectus supplement under "Definitive Notes". Unless and until definitive notes are issued under the limited circumstances described in this prospectus supplement, all references to actions by noteholders with respect to the notes shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to payments, notices, reports and statements to noteholders with respect to the notes shall refer to payments, notices, reports and statements to DTC or CEDE & Co., as the registered holder of the notes, for payment to note owners in accordance with DTC procedures. See "--Registration of the Notes" and "--Definitive Notes" in this prospectus supplement.

         Any definitive notes will be transferable and exchangeable at the offices of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the registration of transfer or exchange.

         All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the indenture trustee to the persons in whose names the notes are registered at the close of business on each record date. The record date for each payment date is:

         o with respect to the notes, other than any definitive notes, the close of business on the business day immediately preceding the payment date or

         o with respect to the definitive notes will be the close of business on the last business day of the month preceding the month in which the payment date occurs.

         Payments will be made either by check mailed to the address of each noteholder as it appears in the note register or upon written request to the indenture trustee at least five business days prior to the relevant record date by any holder of notes having an aggregate initial Note Balance that is in excess of the lesser of:

         o        $5,000,000 or

         o two-thirds of the initial aggregate Note Balance of that class of notes, by wire transfer in immediately available funds to the account of the noteholder specified in the request.

         The final payment on any class of notes will be made in like manner, but only upon presentment and surrender of the notes at the corporate trust office of the indenture trustee or other location specified in the notice to noteholders of the final payment.

REGISTRATION OF THE NOTES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entries, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers, including the underwriter of the notes offered by this prospectus supplement, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the book-entry notes from the indenture trustee through DTC and DTC participants. The indenture trustee will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to note owners. Unless and until definitive notes are issued, it is anticipated that the only noteholder of the book-entry notes will be CEDE & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as the term is used in the indenture and note owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry notes among participants and to receive and transmit distributions of principal of, and interest on, the book-entry notes. Participants and indirect participants with which note owners have accounts with respect to the book-entry notes similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective note owners. Accordingly, although note owners will not possess definitive notes, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which note owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a note owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these notes, may be limited due to the absence of physical notes for the book-entry notes. In addition, under a book-entry format, note owners may experience delays in their receipt of payments since distributions will be made by the indenture trustee to CEDE & Co., as nominee for DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose DTC account the book-entry notes are credited. Additionally, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry notes evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry notes evidencing these voting rights, authorize divergent action.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others.

         According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         The issuer, the originators, the depositor, the master servicer, the seller, the [SPE], the owner trustee, the indenture trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by CEDE & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DEFINITIVE NOTES

         Definitive notes will be issued to note owners or their nominees, rather than to DTC or its nominee, only if:

         o the depositor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the notes and the depositor is unable to locate a qualified successor,

         o the depositor, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, note owners representing in the aggregate not less than 51% of the voting rights of the notes advise the indenture trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the note owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee is required to notify all note owners through participants of the availability of definitive notes. Upon surrender by DTC of the definitive notes representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes issued in the respective principal amounts owned by individual note owners, and thereafter the indenture trustee will recognize the holders of the definitive notes as noteholders under the indenture. The definitive notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a note in an amount less than $10,000 immediately prior to the issuance of a definitive note shall be issued in a minimum denomination equal to the amount represented by that note.

BOOK-ENTRY FACILITIES

         Note owners may elect to hold their interests in the notes through DTC in the United States or through Cedel or Euroclear in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. The notes of each class will be issued in one or more notes which equal the aggregate Note Balance of the class and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories which in turn will hold these positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant Euroclear participants or Cedel participants on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or Euroclear participant to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Cedel participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by Citibank or Chase, as applicable; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to Citibank or JP Morgan Chase, as applicable, to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the European depositories.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, eliminating the need for physical movement of notes.

Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, or Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan, not Euroclear Clearance Systems, S.C.. Euroclear Clearance Systems, S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Morgan acts under these terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Payments with respect to notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank or JP Morgan Chase, as applicable. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See Annex I to this prospectus supplement.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the notes:

         ALLOCATED REALIZED LOSS AMOUNT: The Allocated Loss Amount with respect to any class of subordinate notes and any payment date is the sum of:

         o any Realized Loss allocated to that class of subordinate notes on the payment date and

         o any Allocated Realized Loss Amount for that class remaining unpaid from previous payment dates plus accrued interest thereon at the Note Accrual Rate for that class.

         AVAILABLE INTEREST RATE: The Available Interest Rate for any payment date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is:

         o        the Current Interest Payment Amount for the payment date,

and the denominator of which is

         o the aggregate Note Balance of the notes immediately prior to the payment date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

         AVAILABLE PAYMENT AMOUNT: The Available Payment Amount for any payment date is equal to the sum, net of amounts reimbursable therefrom to the master servicer, the servicers, the indenture trustee or the owner trustee, of:

         o the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the master servicing fee, the servicing fees and the indenture trustee fee,

         o unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and

         o all P&I Advances with respect to the mortgage loans received for the payment date.

         BANKRUPTCY LOSS: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

         CLASS A PRINCIPAL PAYMENT AMOUNT: The Class A Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

         o the Note Balance of the Class A Notes immediately prior to the payment date OVER

         o        the lesser of:

                  o the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

                  o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $_________.

         CLASS M-1 PRINCIPAL PAYMENT AMOUNT: The Class M-1 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

         o        the sum of:

                  o the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date and

                  o the Note Balance of the Class M-1 Notes immediately prior to the payment date OVER

         o        the lesser of:

                  o the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

                  o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $_________.

         CLASS M-2 PRINCIPAL PAYMENT AMOUNT: The Class M-2 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

         o        the sum of:

                  o the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date,

                  o the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date and

                  o the Note Balance of the Class M-2 Notes immediately prior to the payment date OVER

         o        the lesser of:

                  o the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

                  o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $__________.

         CLASS M-3 PRINCIPAL PAYMENT AMOUNT: The Class M-3 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

        o        the sum of:

                  o the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date,

                  o the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date,

                  o the Note Balance of the Class M-2 Notes, after taking into account the payment of the Class M-2 Principal Payment Amount on the payment date and (d) the Note Balance of the Class M-3 Notes immediately prior to the payment date OVER

         o        the lesser of:

                  o the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

                  o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $__________.

         COMPENSATING INTEREST: With respect to any principal prepayments, any payments made by the master servicer from its own funds to cover Prepayment Interest Shortfalls.

         CREDIT ENHANCEMENT PERCENTAGE: The Credit Enhancement Percentage for any payment date is the percentage obtained by dividing:

         o the sum of the Overcollateralized Amount and the aggregate Note Balance of the subordinate notes by

         o the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on the payment date.

         CURRENT INTEREST PAYMENT AMOUNT: The Current Interest Payment Amount for any payment date is an amount equal to interest collections or advances on the mortgage loans during the related due period, net of the master servicing fee, the servicing fees and the indenture trustee fee.

         DEFICIENT VALUATION: With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

         DEBT SERVICE REDUCTION: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

         INTEREST ACCRUAL PERIOD: The Interest Accrual Period for any payment date is the period commencing on the payment date of the month immediately preceding the month in which the payment date occurs, or, in the case of the first period, commencing on the closing date, and ending on the day preceding the payment date. All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

         INTEREST CARRY FORWARD AMOUNT: The Interest Carry Forward Amount with respect to any class of notes and any payment date, is any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on the class at the Available Interest Rate, together with any shortfall in payment of interest remaining unpaid from previous payment dates plus interest accrued on those classes at the related Note Accrual Rate.

         INTEREST PAYMENT AMOUNT: The Interest Payment Amount for the notes of any class on any payment date is equal to interest accrued during the related Interest Accrual Period on the Note Balance of the notes immediately prior to the payment date at the then-applicable Note Interest Rate for the class.

         NET MONTHLY EXCESS CASHFLOW: The Net Monthly Excess Cashflow for any payment date is equal to the sum of:

         o        any Overcollateralization Reduction Amount and

         o        the excess of:

                  o        the Available Payment Amount for the payment date
                           OVER

                  o the sum for the payment date of the aggregate of the Interest Payment Amounts payable to the holders of the notes and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

         NOTE ACCRUAL RATE: The Note Accrual Rate with respect to any class of notes and any payment date is the lesser of the rate described for that class in the first bullet point under the definition of Note Interest Rate and the maximum Note Interest Rate.

         NOTE BALANCE: The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate. The Note Balance of any class of notes as of any date of determination is equal to the initial Note Balance of that class reduced by the aggregate of:

         o all amounts allocable to principal previously distributed with respect to the note and

         o any reductions in the Note Balance deemed to have occurred in connection with allocations of Realized Losses.

         NOTE INTEREST RATE:

         o The Note Interest Rate on the Class A Notes will be a rate per annum equal to the lesser of:

                  o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus ____%, in the case of any payment date thereafter,

                  o        the Available Interest Rate for the payment date and

                  o _____% per annum, which is also referred to as the maximum Note Interest Rate.

         o The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the lesser of:

                  o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus ____%, in the case of any payment date thereafter,

                  o        the Available Interest Rate for the payment date and

                  o        the maximum Note Interest Rate.

         o The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the lesser of:

                  o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus ____%, in the case of any payment date thereafter,

                  o        the Available Interest Rate for the payment date and

                  o        the maximum Note Interest Rate.

         o The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the lesser of:

                  o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus _____%, in the case of any payment date thereafter,

                  o        the Available Interest Rate for the payment date and

                  o        the maximum Note Interest Rate.

         OVERCOLLATERALIZED AMOUNT: The Overcollateralized Amount with respect to any payment date is the excess, if any, of the aggregate principal balance of the mortgage loans immediately following the payment date OVER the Note Balance of the notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on the payment date.

         OVERCOLLATERALIZATION INCREASE AMOUNT: With respect to the notes and any payment date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required
Overcollateralized Amount exceeds the Overcollateralized Amount as of the Payment Date.

         OVERCOLLATERALIZATION REDUCTION AMOUNT: The Overcollateralization Reduction Amount is the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

         PREPAYMENT INTEREST SHORTFALL: With respect to any principal prepayments on the mortgage loans, any resulting shortfall.

         PRINCIPAL PAYMENT AMOUNT: The Principal Payment Amount for any payment date, other than the final maturity date and the payment date immediately following the acceleration of the notes due to an event of default, will be the lesser of:

                  (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the notes; and

                  (b)  THE SUM OF:

                           (i) the principal portion of all scheduled monthly
                  payments on the mortgage loans due during the related due period, whether or not received on or prior to the related determination date;

                           (ii) the principal portion of all proceeds received
                  during the related prepayment period in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as contemplated in the servicing agreements;

                           (iii) the principal portion of all other unscheduled
                  collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related prepayment period, to the extent applied as recoveries of principal on the mortgage loans;

                           (iv) the principal portion of any Realized Losses
                  incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding the payment date to the extent covered by Net Monthly Excess Cashflow for the payment date; and

                           (v) the amount of any Overcollateralization Increase
                  Amount for the payment date;

                  MINUS

                           (vi) the amount of any Overcollateralization
                  Reduction Amount for the payment date.

         REALIZED LOSS: A Realized Loss is any Bankruptcy Loss and any amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the noteholders by deed in lieu of foreclosure or otherwise. The amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on the remaining unpaid principal balance through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicers for P&I Advances, servicing advances and other related expenses, including attorney's fees, towards interest and principal owing on the mortgage loan.

         REQUIRED OVERCOLLATERALIZED AMOUNT: The Overcollateralized Amount required to be

         SCHEDULED PRINCIPAL BALANCE: The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

         o the principal portion of all monthly payments due on or before the date of determination, whether or not received,

         o all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and

         o any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

         STEPDOWN DATE: The Stepdown Date for any payment date is the later to occur of:

         o        the payment date occurring in _______ ____ and

         o the first payment date on which the Credit Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of principal on the payment date, is greater than or equal to _____%.

         TRIGGER EVENT: With respect to any payment date, a Trigger Event is in effect if the percentage obtained by dividing:

         o the principal amount of mortgage loans delinquent 60 days or more by

         o the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month,

exceeds the lesser of:

         o        _____% of the Credit Enhancement Percentage and

         o        _____%.

INTEREST PAYMENTS ON THE NOTES

         The Note Interest Rate and the Note Accrual Rate for the notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the indenture trustee at __________.

         To the extent of the Current Interest Payment Amount, in the priorities set forth immediately following this paragraph, the holders of each class of notes will be entitled to receive on each payment date interest payments in an amount equal to the Interest Payment Amount for that class. On each payment date, the Current Interest Payment Amount will be distributed in the following order of priority:

         first, to the holders of the Class A Notes, the Interest Payment Amount for the Class A Notes;

         second, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for the Class M-1 Notes;

         third, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for the Class M-2 Notes; and

         fourth, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for the Class M-3 Notes.

         With respect to any payment date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related due period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and the payment date. The Interest Carry Forward Amount, if any, for any class of the notes for any payment date is payable to the extent of available funds remaining after other payments on the notes on the payment date, but before any payments on the equity certificates on the payment date. See "--Overcollateralization Provisions" in this prospectus supplement.

CALCULATION OF ONE-MONTH LIBOR

         With respect to each Interest Accrual Period, on the second business day preceding the Interest Accrual Period, or the interest determination date, the indenture trustee will determine one-month LIBOR for the next Interest Accrual Period. One-month LIBOR means, as of any interest determination date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate page 3750 as of 11:00 a.m. London time on that date. If the rate does not appear on Telerate page 3750, the rate for that day will be determined on the basis of the offered rates of the reference banks for one-month U.S. dollar deposits, as of 11:00 a.m., London time, on the interest determination date. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If on the interest determination date two or more reference banks provide offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of the offered quotations, rounded upwards if necessary to the nearest whole multiple of 0.0625%. If on the interest determination date fewer than two reference banks provide offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the higher of:

         o one-month LIBOR as determined on the previous interest determination date and

         o        the reserve interest rate.

         As used in this section, business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; Telerate page 3750 means the display page currently so designated on the Dow Jones Telerate Capital Markets Report, or other page as may replace that page on that service for the purpose of displaying comparable rates or prices); reference banks means leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

         o        with an established place of business in London,

         o        which have been designated by the indenture trustee and

         o not controlling, controlled by, or under common control with, the depositor or the issuer; and

         Reserve interest rate shall be the rate per annum that the indenture trustee determines to be either:

         o the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 0.0625%, of the one-month U.S. dollar lending rates which New York City banks selected by the indenture trustee are quoting on the relevant interest determination date to the principal London offices of leading banks in the London interbank market or,

         o in the event that the indenture trustee can determine no arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the indenture trustee are quoting on the interest determination date to leading European banks.

         The establishment of one-month LIBOR on each interest determination date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

         On each payment date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal.

         The Principal Payment Amount for the final maturity date or the payment date immediately following the acceleration of the notes due to an event of default will equal the amount necessary to reduce the Note Balance of any notes outstanding to zero. In no event will the Principal Payment Amount with respect to any Payment Date be:

         o        less than zero or

         o greater than the then-outstanding aggregate Note Balance of the notes.

         The Principal Payment Amount for the first payment date will include approximately $_________ collected by the servicers in respect of prepayments on the mortgage loans during the _________ ____ prepayment period.

         On each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed:

         o first, to the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

         o second, to the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

         o third, to the Class M-2 Notes, until the Note Balance of the Class M-2 Notes has been reduced to zero; and

         o fourth, to the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

         On each payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, the holders of the Class A Notes and the subordinate notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

         o        FIRST, the lesser of:

                  o        the Principal Payment Amount and

                  o the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

         o        SECOND, the lesser of the excess of

                  o        the Principal Payment Amount over

                  o the amount distributed to the holders of the Class A Notes under clause first above and the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

         o        THIRD, the lesser of the excess of

                  o        the Principal Payment Amount over

                  o the sum of the amounts distributed to the holders of the Class A Notes under clause first above and to the holders of the Class M-1 Notes under clause second above and the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance Class M-2 Notes has been reduced to zero; and

         o        FOURTH, the lesser of the excess of

                  o        the Principal Payment Amount over

                  o the sum of the amounts distributed to the holders of the Class A Notes under clause first above, to the holders of the Class M-1 Notes under clause second above and to the holders of the Class M-2 Notes under clause third above and the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

         On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default principal will be payable on each class of notes in an amount equal to the Note Balance of that class on the payment date. On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities set forth in the indenture. There can be no assurance, however, that sufficient funds will be available on any date to retire the Note Balances and pay any other amounts.

         The allocation of payments in respect of principal to the Class A Notes on each payment date prior to the Stepdown Date or on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the subordinate notes and the Overcollateralized Amount. Increasing the respective percentage interest in the trust estate of the subordinate notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the subordinate notes and the Overcollateralized Amount.

         The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the notes.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the notes consists of subordination in this section, and overcollateralization, as described under "--Overcollateralization Provisions" in the next section.

         The rights of the holders of the subordinate notes and the equity certificates to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Notes by means of the subordination of the subordinate notes and the equity certificates will be accomplished by:

         o the preferential right of the holders of the Class A Notes to receive on any payment date, prior to payment on the subordinate notes and the equity certificates, payments in respect of interest and principal, subject to available funds, and

         o if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the subordinate notes and the equity certificates.

         In addition, the rights of the holders of subordinate notes with lower numerical class designations will be senior to the rights of holders of subordinate notes with higher numerical class designations, and the rights of the holders of all of the subordinate notes to receive payments in respect of the mortgage loans will be senior to the rights of the holders of the equity certificates, in each case to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of subordinate notes with lower numerical class designations relative to the holders of subordinate notes with higher numerical class designations, and by the holders of all of the subordinate notes relative to the holders of the equity certificates, of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses, as described under "--Allocation of Realized Losses" in this prospectus supplement.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average mortgage rate for the mortgage loans, adjusted to reflect the master servicing fee, the servicing fees and the indenture trustee fee payable from interest received or advanced on the mortgage loans, is expected to be higher than the weighted average of the Note Interest Rates on the notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The indenture requires that, on each payment date, the Net Monthly Excess Cashflow, if any, be applied on each payment date as an accelerated payment of principal on class or classes of notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described.

         With respect to any payment date, any Net Monthly Excess Cashflow, or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount, shall be paid as follows:

         FIRST, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

         SECOND, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

         THIRD, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for the Class A Notes;

         FOURTH, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-1 Notes;

         FIFTH, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-1 Notes;

         SIXTH, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-2 Notes;

         SEVENTH, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-2 Notes;

         EIGHTH, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-3 Notes;

         NINTH, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-3 Notes; and

         TENTH, to the holders of the equity certificates as provided in the indenture.

         As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate Note Balance of the notes by an amount equal to approximately $_________. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the indenture. Under the indenture, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since these Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Note Balance of the notes. In the event of an occurrence of this kind, the indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to any overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of the Note Balances of those notes. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

         On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or step down, below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans, after giving effect to principal payments to be distributed on the payment date, subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any payment date, the indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on the payment date shall be distributed to the holders of the equity certificates, subject to the priorities set forth in this section. With respect to each of these payment dates, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on the payment date, which amount shall be distributed as Net Monthly Excess Cashflow according to the priorities set forth in this section. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any payment date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on the payment date.

ALLOCATION OF LOSSES; SUBORDINATION

         Any Realized Loss on the mortgage loans will be allocated on any payment date:

         o        first, to Net Monthly Excess Cashflow,

         o        second, to the Overcollateralized Amount,

         o        third, to the Class M-3 Notes,

         o        fourth, to the Class M-2 Notes, and

         o        fifth, to the Class M-1 Notes.

         The indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the these notes, under certain loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

         Once Realized Losses have been allocated to the subordinate notes, these Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these classes of notes, after distributions to the holders of the Class A Notes and subordinate notes with lower numerical class designations, but before the equity certificates are entitled to any distributions.

         Any allocation of a Realized Loss to a note will be made by reducing the Note Balance of that note by the amount so allocated on the payment date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Note Balance of any note be reduced more than once in respect of any particular amount both:

         o        allocable to the notes in respect of Realized Losses and

         o payable as principal to the holder of the notes from Net Monthly Excess Cashflow.

P&I ADVANCES

         Subject to the limitations described in the following paragraph, the master servicer will be obligated to advance or cause to be advanced on or before each payment date its own funds, or funds in the note account that are not included in the Available Payment Amount for the payment date. The amount of the master servicer's advance will be equal to the aggregate of all payments of principal and interest, net of the servicing fee, that were due during the related due period on the mortgage loans and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

         P&I Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the master servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the master servicer out of any funds in the note account prior to the payments on the notes. In the event that the master servicer fails in its obligation to make this advance, the indenture trustee will be obligated to make the advance, in each case to the extent required in the servicing agreement.

                                   THE ISSUER

         [__] Trust Series ____-__ is a business trust formed under the laws of the State of [____] under an owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee for the transactions described in this prospectus supplement. The owner trust agreement constitutes the governing instrument under the laws of the State of [____] relating to business trusts. After its formation, the issuer will not engage in any activity other than:

         o acquiring and holding the mortgage loans and the proceeds from the mortgage loans,

         o        issuing the notes and the equity certificates,

         o        making payments on the notes and the equity certificates and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuer will consist of the mortgage loans pledged to secure the notes. The issuer's principal offices are in __________, ________, in care of ________________, as owner trustee.

                                   THE SELLER

         __________________, or the seller, in its capacity as mortgage loan seller, will sell the mortgage loans to the ___________ under a mortgage loan purchase agreement, dated as of _________ __, ____, between the seller and the [SPE].

                                    THE [SPE]

         _______________, the [SPE], a special purpose entity that is an affiliate of the issuer and the seller, will convey the mortgage loans to the depositor under an ownership transfer agreement, dated as of ________ __, ____, between the [SPE] and the depositor.

                                THE OWNER TRUSTEE

         _________________ is the owner trustee under the owner trust agreement. The owner trustee is a _________ banking corporation and its principal offices are located in _____________.

         Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the noteholders under the owner trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of the representations made by the owner trustee in the owner trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the owner trustee under the owner trust agreement.

         The principal compensation to be paid to the owner trustee in respect of its obligations under the owner trust agreement will have been paid by or on behalf of the issuer on or prior to the closing date.

                              THE INDENTURE TRUSTEE

         ____________________, a ____________ banking association, will act as indenture trustee for the notes under the indenture. The indenture trustee's offices for notices under the indenture are located at ______________________________ and its telephone number is _______________.

         The principal compensation to be paid to the indenture trustee in respect of its obligations under the indenture, or the indenture trustee fee, will be equal to:

         o accrued interest at ________% per annum, or the indenture trustee fee rate, on the Scheduled Principal Balance of each mortgage loan, payable monthly, and

         o any interest or other income earned on funds held in the note account, to the extent not payable as compensation to the related servicer, as provided in the indenture.

         The indenture will provide that the indenture trustee may withdraw funds from the note account:

         o to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and

         o to reimburse the owner trustee for all reasonable out-of pocket expenses incurred or made by the owner trustee for all services rendered by the owner trustee it in the owner trustee's execution of the trust created under the owner trust agreement and in the exercise and performance of any of the owner trustee's powers and duties under the owner trust agreement.

         Under the indenture, the issuer, from the assets of the trust estate, shall indemnify the indenture trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the indenture trustee in connection with the administration of the trust estate and the performance of the indenture trustee's duties hereunder. The issuer is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee's own willful misconduct, negligence or bad faith.

                             THE SERVICING AGREEMENT

         The following summary describes the basic terms of the servicing agreements, dated as of __________ __, ____, among the issuer, the indenture trustee and the master servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. Whenever particular sections or defined terms of the servicing agreement are referred to, these sections or defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the servicing agreements. Requests should be addressed to the Secretary, Long Beach Securities Corp., 1100 Town & Country Road, Orange, California 92868.

THE MASTER SERVICER

         The information set forth in the following paragraphs has been provided by the master servicer. None of the depositor, the underwriter, the trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

         [Name of master servicer], a _______________ [corporation], is engaged in the business of originating, purchasing and selling sub-prime mortgage loans secured by one- to four-family residences. [Name of master servicer]'s business was begun in ____________.

         Pursuant to the pooling and servicing agreement, [name of master servicer] will serve as the master servicer for the mortgage loans sold indirectly by it to the depositor. The master servicer is approved as a seller/servicer for Fannie Mae and Freddie Mac and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development. As of _________, the master servicer had ___ offices, consisting of __ loan origination centers located in _________ and ___ loan origination centers located throughout the rest of the United States.

         LENDING ACTIVITIES AND LOAN SALES. The master servicer originates real estate loans through its network of offices and loan origination centers. The master servicer also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases the master servicer's whole loan sale agreements provide for the transfer of servicing rights.

         The master servicer's primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. The master servicer's single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

         The following table summarizes the master servicer's one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by the master servicer from other loan originators.

                                    ----------------------------------------------------------------------------------
                                         1995             1996            1997             1998             1999
                                                                 (DOLLARS IN THOUSANDS)
                                    ----------------------------------------------------------------------------------
Originations and Purchases....
Sales.........................

         LOAN SERVICING. The master servicer services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. The master servicer's servicing activities are audited periodically by applicable regulatory authorities. Certain financial records of the master servicer relating to its loan servicing activities are reviewed annually as part of the audit of the master servicer's financial statements conducted by its independent accountants.

             COLLECTION PROCEDURES; DELINQUENCY AND LOSS EXPERIENCE.

         When a mortgagor fails to make a required payment on a residential mortgage loan, the master servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the master servicer's customary procedures for residential mortgage loans serviced by it for its own account, the master servicer generally mails a notice of intent to foreclose to the mortgagor after the loan is delinquent two payments and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by the master servicer. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate.

LOAN SERVICING PORTFOLIO

         The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family) first lien loans serviced directly by the master servicer that were originated or purchased by the master servicer:

                                                             DECEMBER 31, 1998                DECEMBER 31, 1999
                                                             -----------------                -----------------
                                                                         (Dollars in Thousands)
Total Outstanding Principal Balance..............
Number of Loans..................................
DELINQUENCY
Period of Delinquency:
31-60 Days
         Principal Balance.......................
         Number of Loans.........................
         Delinquency as a Percentage
              of Total Outstanding
              Principal Balance..................
         Delinquency as a Percentage
              of Number of Loans.................
61-90 Days
         Principal Balance.......................
         Number of Loans.........................
         Delinquency as a Percentage
              of Total Outstanding
              Principal Balance..................
         Delinquency as a Percentage
              of Number of Loans.................
91 Days or More
         Principal Balance.......................
         Number of Loans.........................
         Delinquency as a Percentage
              of Total Outstanding
              Principal Balance..................
         Delinquency as a Percentage
              of Number of Loans.................
Total Delinquencies:

         Principal Balance.......................
         Number of Loans.........................
         Delinquency as a Percentage
              of Total Outstanding
              Principal Balance..................
         Delinquency as a Percentage
              of Number of Loans.................
FORECLOSURES PENDING(1)
         Principal Balance.......................
         Number of Loans.........................
         Foreclosures Pending as a
              Percentage of Total
              Outstanding Principal Balance......
         Foreclosures Pending as a Percentage of
              Number of Loans....................
NET LOAN LOSSES for the
     Period(2)...................................
NET LOAN LOSSES as a
     Percentage of Total Outstanding
     Principal Balance...........................


(1) Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Losses is calculated for all loans as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by the master servicer have been conveyed to REMIC trust funds.

         As of ________ __, ____, ____ one- to four-family residential properties relating to loans in the master servicer's servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated.

         There can be no assurance that the delinquency and loss experience of the mortgage loans will correspond to the loss experience of the master servicer's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency and loss experience for the master servicer's total servicing portfolio only for the periods presented, whereas the aggregate delinquency and loss experience on the mortgage loans will depend on the results obtained over the life of the trust fund. The master servicer's portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the mortgage loans. A substantial number of the mortgage loans may also have been originated based on originator underwriting guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the master servicer. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans.

         The delinquency and loss experience percentages set forth above in the immediately preceding table are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by the master servicer has increased from $_____ at __________ __, ____ to $____________ at
_________ __, ____, the total outstanding principal balance of originated loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the mortgage loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the mortgage loans will not change.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation, or servicing fee, to be paid to the master servicer in respect of its servicing activities for the notes will be equal to accrued interest at the servicing fee rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on the mortgage loan accrues for the calendar month. As additional servicing compensation, to the master servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the note account, to the extent not payable as compensation to the indenture trustee, and any escrow accounts in respect of mortgage loans serviced by it.

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. The master servicer is obligated to pay from its own funds Compensating Interest for any Prepayment Interest Shortfall, but only to the extent of its aggregate servicing fee for the related due period. The master servicer is obligated to pay insurance premiums and other ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the master servicer in connection with its responsibilities under the servicing agreement and is entitled to reimbursement therefor as provided in the servicing agreement. See "Description of the Securities--Retained Interest; Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the master servicer.

                     THE INDENTURE AND OWNER TRUST AGREEMENT

         The following summary describes basic terms of the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the owner trust agreement and indenture. Whenever particular defined terms of the indenture are referred to, these defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the indenture and the owner trust agreement. Requests should be addressed to the Secretary, Long Beach Securities Corp., 1100 Town & Country Road, Orange, California 92868.

GENERAL DESCRIPTION OF THE INDENTURE

         The notes will be issued under the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the notes containing a copy of the indenture and the owner trust agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the notes. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust estate, the terms and conditions of the indenture and the owner trust agreement and the notes. The notes will be transferable and exchangeable at the corporate trust offices of the indenture trustee, located in _______________.

ASSIGNMENT OF MORTGAGE LOANS

         On or prior to the date the notes are issued, the seller will convey each mortgage loan to the [SPE], who in turn will convey each mortgage loan to the depositor, who in turn will convey each mortgage loan to the issuer.

         At the time of issuance of the notes, the issuer will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on each mortgage loan after the cut-off dates, without recourse, to the indenture trustee under the indenture as collateral for the notes; provided, however, that the seller will reserve and retain all its right, title and interest in and to principal and interest due on the mortgage loan on or prior to the cut-off date, whether or not received on or prior to the cut-off date, and to prepayments received prior to the cut-off date. The indenture trustee, concurrently with this assignment, will authenticate and deliver the notes at the direction of the issuer in exchange for, among other things, the mortgage loans.

         The indenture will require the issuer to deliver to the indenture trustee or to a custodian with respect to each mortgage loan:

         o the mortgage note endorsed without recourse to the indenture trustee,

         o the original mortgage with evidence of recording indicated on the mortgage and

         o an assignment of the mortgage in recordable form to the indenture trustee. These assignments of mortgage loans are required to be recorded by or on behalf of the seller, at the expense of the seller, in the appropriate offices for real property records except for mortgages held under the MERS'r' System and except in the

            State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the mortgage loan seller or the originator. If the depositor uses the MERS'r' System with respect to any mortgage loan, it will deliver evidence that the mortgage is held for the trustee through the MERS'r' System instead of an assignment of the mortgage in recordable form.

EVENTS OF DEFAULT

         Notwithstanding the prospectus, an event of default under the indenture with respect to the notes is as follows:

         o the failure of the issuer to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any payment date, in each case to the extent that funds are available on the payment date to make these payments, which continues unremedied for a period of five days;

         o the failure by the issuer on the final maturity date to reduce the Note Balances of any notes then outstanding to zero;

         o a default in the observance or performance of any covenant or agreement of the issuer in the indenture and the continuation of any default of this kind for a period of thirty days after notice to the issuer by the indenture trustee or by the holders of at least 25% of the voting rights of the notes;

         o any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered under the indenture having been incorrect in any material respect as of the time made, and the circumstance in respect of which the representation or warranty being incorrect not having been cured within thirty days after notice is given to the issuer by the indenture trustee or by the holders of at least 25% of the voting rights of the notes; or

         o events of bankruptcy, insolvency, receivership or reorganization of the issuer.

         Notwithstanding the prospectus if an event of default occurs and is continuing, the indenture trustee or the holders of a majority of the voting rights may declare the note balance of all the Notes to be due and payable immediately. This declaration may be rescinded and annulled by the holders of a majority in aggregate outstanding Voting Rights.

         If, following an event of default, the notes have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding this acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration of acceleration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

         o the holders of 100% of the then aggregate outstanding voting rights consent to the sale,

         o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding notes at the date of the sale or

         o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding voting rights.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         In the event the principal of the notes is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

         No noteholder will have any right under the indenture to institute any proceeding with respect to the indenture unless:

         o the holder previously has given to the indenture trustee written notice of default and the continuance of this default,

         o the holders of notes of any class evidencing not less than 25% of the aggregate outstanding Note Balance constituting that class have made written request upon the indenture trustee to institute a proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity,

         o the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity and

         o no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the Note Balance of that class.

         However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the indenture, unless those holders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

VOTING RIGHTS

         At all times, 100% of all voting rights will be allocated among the holders of the Class A Notes, or, after the Class A Notes have been paid in full, the class of subordinate notes then outstanding with the lowest numerical class designation, in proportion to the then outstanding Note Balances of their respective notes.

OPTIONAL REDEMPTION

         The circumstances under which the obligations created by the indenture will terminate in respect of the notes are described in "Description of the Securities--Termination" in the prospectus.

         At its option, the majority holder of the equity certificates may redeem the notes, in whole but not in part, on any payment date on or after the payment date on which the aggregate Note Balance is reduced to less than 20% of the aggregate initial Note Balance. Any redemption of this kind will be paid in cash at a price equal to the sum of:

         o  100% of the aggregate Note Balance then outstanding,

         o the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to the payment date,

         o the aggregate of the Interest Payment Amounts on the notes for the payment date and

         o the aggregate of any Interest Carry Forward Amounts for the payment date.

         Upon any redemption of this kind, the remaining assets in the trust estate shall be released from the lien of the indenture.

         In no event will the trust created by the indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the indenture. See "Description of the Securities--Termination" in the Prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

         Prior to the sale of the certificates, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the owner trust agreement, for federal income tax purposes:

         o the notes will be characterized as indebtedness and not as representing an ownership interest in the trust estate or an equity interest in the issuer or the depositor and

         o the issuer will not be classified as an association taxable as a corporation for federal income tax purposes or a publicly traded partnership as defined in Treasury Regulation Section 1.7704.

         The notes will not be treated as having been issued with original issue discount, as defined in the prospectus. The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to __% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" in the prospectus.

         Taxable mortgage pool, or TMP, rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements in which debt obligations are secured or backed by real estate mortgage loans as taxable corporations. An entity, or a portion of an entity, will be characterized as a TMP if:

         o substantially all of its assets are debt obligations and more than 50% of these debt obligations consist of real estate mortgage loans or interests in real estate mortgage loans,

         o the entity is the obligor under debt obligations with two or more maturities, and

         o payments on the debt obligations referred to in clause (ii) bear a relationship to payments on the debt obligations referred to in clause (i).

         Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cashflow that will support one or more of the entity's issues of debt obligation.

         It is anticipated that the issuer will be characterized as a TMP for federal income tax purposes. In most cases, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation.

         The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or real estate assets under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as interest on obligations secured by mortgages on real property under Section 856(c)(3)(B) of the Code. The notes will also not be treated as qualified mortgages under
Section 860G(a)(3)(C) of the Code.

         Prospective investors in the notes should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of federal income and state and local tax laws to the issuer and purchasers of the notes.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated ________ __, ____, the depositor has agreed to sell, and ________________, as underwriter, has agreed to purchase the notes. The underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any.

         The notes will be purchased from the depositor by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately ___% of the aggregate initial Note Balance of the notes. In connection with the purchase and sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The offered notes are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC on or about the closing date.

         The underwriting agreement provides that the depositor will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the outstanding Note Balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be available on an ongoing basis. The limited nature of the information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the notes will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York and for the underwriter by ________________.

                                     RATINGS

         It is a condition of the issuance of the notes that the Class A Notes be rated "AAA" by _____________ and "AAA" by _______________, that the Class M-1
Notes be rated at least

"AA" by ____ and at least "AA" by ____, that the Class M-2 Notes be rated at least "A" by ____ and at least "A" by _____ and that the Class M-3 Notes be rated at least "BBB" by _____.

         The ratings of _____ and _____ assigned to the notes address the likelihood of the receipt by noteholders of all payments to which the noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of these prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the notes.

         The depositor has not requested that any rating agency rate the notes other than as stated in the first paragraph of this section. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated in the first paragraph of this section.

                                LEGAL INVESTMENT

         The Class A Notes and the Class M-1 Notes will constitute mortgage related securities for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a rating agency, as defined in the prospectus, and will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in mortgage related securities, provided that the restricting legislation was enacted prior to October 3, 1991. Ten states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Notes and the Class M-3 Notes will not constitute mortgage related securities for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

         ERISA and the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and certain separate and general accounts of insurance companies in which these plans or arrangements are invested, all of which are referred to as a Plan, and on persons who are fiduciaries with respect to these Plans. ERISA and the Code prohibit certain transactions involving the assets of a Plan and disqualified persons and parties in interest who have certain specified relationships to the Plan. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the issuer, the depositor, the seller, the trust estate, the underwriter, any other underwriter, the owner trustee, the indenture trustee, the master servicer, the servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a party in interest or disqualified person with respect to a Plan and, if so, whether this transaction is subject to one or more statutory or administrative exemptions. Additionally, an investment of the assets of a Plan in securities may cause the assets included in the trust estate to be deemed plan assets of the Plan, and any person with certain specified relationships to the trust estate to be deemed a party in interest or disqualified person. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 defining the term plan assets for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under these regulations, when a Plan acquires an equity interest in another entity, such as the trust estate, the underlying assets of that entity may be considered to be plan assets. These regulations provide that the term equity interest means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although not entirely free from doubt, it is believed that, as of the date of this prospectus supplement, the notes will be treated as debt obligations without significant equity features for the purposes of the regulations. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the regulations, Plans or persons investing plan assets should carefully consider whether an investment of this kind might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the notes.

                                     ANNEX I

          GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

         Except in limited circumstances described in this prospectus supplement under "Description of the Notes--Definitive Notes", the globally offered Long Beach Securities Corp., [__] Trust Series ____-__, [__] Asset-Backed Floating Rate Notes, Series ____-__, Class A, Class M-1, Class M-2 and Class M-3 Notes will be available only in book-entry form. Investors in the global securities may hold the global securities through any of DTC, Cedel or Euroclear. The global securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice, that is seven calendar day settlement.

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedel or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositories of Cedel and Euroclear, in such capacity, and as DTC participants.

         Non-U.S. holders of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of CEDE as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.




                                   Annex I-1

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

         TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC, SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel participant or Euroclear participant at least one business day prior to settlement. Cedel or Euroclear will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date--the trade fails--the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges,





                                   Annex I-2
although the result will depend on each Cedel participant's or Euroclear participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a Cedel participant or Euroclear participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedel participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date--the trade fails--receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedel participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Cedel or Euroclear for one day, until the purchase side of the trade is reflected in their Cedel or Euroclear accounts, in accordance with the clearing system's customary procedures

         o borrowing the Global Securities in the U.S. from a DTC participant n later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade s that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel participant or Euroclear participant.



                                   Annex I-3

MATERIAL U.S.  FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by United States Persons, unless

         o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

            o EXEMPTION FOR NON-UNITED STATES PERSONS (FORM W-8). Beneficial holders of Global Securities that are non-United States Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

            o EXEMPTION FOR NON-UNITED STATES PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-United States Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

            o EXEMPTION OR REDUCED RATE FOR NON-UNITED STATES PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-United States Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by noteholders or their agent.

            o EXEMPTION FOR UNITED STATES PERSONS (FORM W-9). United States Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the



                                   Annex I-4
appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.



                                   Annex I-5

                           $___________ (APPROXIMATE)

                           LONG BEACH SECURITIES CORP.
                                    DEPOSITOR

             [__] ASSET-BACKED FLOATING RATE NOTES, SERIES ____-___

                  PROSPECTUS SUPPLEMENT DATED _______ __, ____

                            [NAME OF MASTER SERVICER]
                                 MASTER SERVICER

                              [NAME OF UNDERWRITER]
                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ __, ______.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       Mortgage Pass-Through Certificates
                              Mortgage-Backed Notes
                              (Issuable in Series)

                           LONG BEACH SECURITIES CORP.
                                    Depositor

================================================================================

         You should consider carefully the risk factors beginning on page 3 of this prospectus and in the prospectus supplement.

         The prospectus together with the accompanying prospectus supplement will constitute the full prospectus.

================================================================================

The Securities:

         Long Beach Securities Corp., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

         o        the ownership of trust fund assets, or

         o        debt obligations secured by trust fund assets.

The Trust Fund and Its Assets:

         The assets of a trust fund will primarily include any combination of various types of one-to-four-family residential first and junior lien mortgage loans, multifamily first and junior mortgage loans, commercial first and junior mortgage loans, mixed-use residential and commercial first and junior mortgage loans, home equity lines of credit, cooperative apartment loans, manufactured housing conditional sales contracts and installment loan agreements, home improvement installment sales contracts and installment loan agreements or home equity revolving lines of credit, including partial balances of those lines of credit or beneficial interests in those lines of credit.

Credit Enhancement:

         The assets of the trust fund for a series of securities may also include a financial guaranty insurance policy, pool insurance policies, letters of credit, reserve funds or currency or interest rate exchange agreements or any combination of credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, cross-collateralization or by overcollateralization.

         Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         Offers of the securities may be made through one or more different methods, including through underwriters as described in "Methods of Distribution" in this prospectus and in the related prospectus supplement.

                    The date of this Prospectus is _________.

              Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus Supplement

         We provide information to you about the offered securities in two separate documents that progressively provide more detail:

         o this prospectus, which provides general information, some of which may not apply to your series of securities; and

         o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Glossary" beginning on page 114.

                                Table of Contents

                                                        Page
Risk Factors.............................................1
Description of the Trust Funds...........................6
     Description of the Mortgage Assets to be Included
          in a Trust Fund................................6
Description of the Pre-Funding Account for the Purchase
     of Additional Mortgage Loans.......................15
The Depositor...........................................15
Use of Proceeds.........................................15
Yield And Maturity Considerations.......................16
     Maturity and Weighted Average Life.................18
The Depositor's Mortgage Loan Purchase Program..........21
     Underwriting Standards.............................21
     Qualifications of Originators and Mortgage Loan
          Sellers.......................................23
     Representations by or on Behalf of Mortgage Loan
          Sellers; Remedies for Breach of
          Representation................................23
Description of the Securities...........................25
     Assignment of Trust Fund Assets; Review of Files
          by Trustee....................................26
     Representations and Warranties; Repurchases........27
     Establishment of Collection Account; Deposits to
          Collection Account In Respect of Trust Fund
          Assets........................................29
     Deposits to Distribution Account...................33
     Distributions on the Securities....................33
     Advances by Master Servicer in Respect of
          Delinquencies on the Trust Fund Assets........35
     Form of Reports to Securityholders.................35
     Collection and Other Servicing Procedures
          Employed by the Master Servicer...............36
     Description of Sub-Servicing.......................38
     Procedures for Realization Upon Defaulted
          Mortgage Assets...............................39
     Retained Interest; Servicing or Administration
          Compensation and Payment of Expenses..........41
     Annual Evidence as to the Compliance of the
          Master Servicer...............................41
     Matters Regarding the Master Servicer and the
          Depositor.....................................42
     Events of Default Under the Governing Agreement
          and Rights Upon Events Of Default.............42
     Amendment of the Governing Agreements..............46
     Termination of the Trust Fund and Disposition of
          Trust Fund Assets.............................47
     Optional Purchase by the Master Servicer of
          Defaulted Mortgage Loans......................48
     Duties of the Trustee..............................48
     Description of the Trustee.........................48
Description of Credit Support...........................48
     Subordination......................................49
     Letter of Credit...................................50
     Mortgage Pool Insurance Policy.....................51
     Special Hazard Insurance Policy....................53
     Bankruptcy Bond....................................54
     Financial Guarantee Insurance......................55
     Reserve Fund.......................................55
     Overcollateralization..............................55
     Cross-Support Features.............................55
Other Financial Obligations Related to the Securities...56
     Swaps and Yield Supplement Agreements..............56
     Purchase Obligations...............................56
Description of Primary Insurance Policies...............56
     Primary Mortgage Insurance Policies................56
     Primary Hazard Insurance Policies..................57
     FHA Insurance......................................58
     VA Guarantees......................................61
Legal Aspects of Mortgage Assets........................61
     Mortgage Loans.....................................62
     Cooperative Loans..................................62
     Manufactured Housing Contracts.....................63
     Home Improvement Contracts.........................64
     Foreclosure on Mortgages...........................65
     Foreclosure on Mortgaged Properties Located in
          the Commonwealth of Puerto Rico...............66
     Foreclosure on Cooperative Shares..................67
     Repossession with Respect to Manufactured Housing
          Contracts.....................................68
     Rights of Redemption with Respect to Mortgage
          Loans.........................................69
     Notice of Sale; Redemption Rights with Respect to
          Manufactured Housing Contracts................69
     Anti-Deficiency Legislation and Other Limitations
          on Lenders....................................69
     For Cooperative Loans..............................70
     Junior Mortgages...................................70
     Home Equity Line of Credit Loans...................71
     Consumer Protection Laws with Respect to
          Manufactured Housing Contracts and Home
          Improvement Contracts.........................71
     Enforceability of Provisions.......................72
     Transfer of Manufactured Homes under Manufactured
          Housing Contracts.............................72
     Prepayment Charges and Prepayments.................72
     Leases and Rents...................................73
     Subordinate Financing..............................73
     Applicability of Usury Laws........................73
     Alternative Mortgage Instruments...................74
     Soldiers' and Sailors' Civil Relief Act of 1940....74
     Environmental Legislation..........................75
     Forfeitures in Drug and RICO Proceedings...........75
     Negative Amortization Loans........................76
     Installment Contracts..............................76
Material Federal Income Tax Consequences................76
     General............................................76
     REMICs.............................................77
     Taxation of Owners of REMIC Regular Certificates...79
     Taxation of Owners of REMIC Residual Certificates..83
     New Withholding Regulations........................92
     Notes..............................................92
     Status as Real Property Loans......................93
     Taxation of Noteholders............................93
     Grantor Trust Funds................................93
     Partnership Trust Funds...........................101
     FASIT Securities..................................106
State and Other Tax Consequences.......................106
ERISA Considerations...................................106
     Plan Asset Regulation.............................106
     Underwriter's Exemption...........................107
     Other Exemptions..................................109
     Insurance Depositor General Accounts..............109
     Representations from Investing Plans..............110
     Tax-Exempt Plan Investors.........................110
     Consultation with Counsel.........................110
Legal Investment.......................................111
Methods of Distribution................................112
Legal Matters..........................................113
Financial Information..................................113
Rating.................................................113
Available Information..................................113
Incorporation of Certain Information by Reference......113
Glossary...............................................114

                                  Risk Factors

         The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the securities.

         You should carefully consider the following factors in connection with the purchase of the securities offered hereby as well as any additional risk factors that are set forth in the prospectus supplement related to your security:

The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Be Forced to Sell Them at a Discount From Their Initial Offering Price

         There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities. Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered hereby will not be listed on any securities exchange.

Credit Support May Be Limited; The Failure of Credit Support to Cover Losses on the Trust Fund Assets Will Result in Losses Allocated to The Related Securities

         Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See "Description of Credit Support."

The Types of Mortgage Loans Included in the Trust Fund Related to Your Securities May Be Especially Prone To Defaults Which May Expose Your Securities To Greater Losses

         The securities will be directly or indirectly backed by mortgage loans, manufactured housing conditional sales contracts and installment loan agreements. The types of mortgage loans included in the trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. The prospectus supplement for each series of securities will describe the mortgage loans which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

Nonperfection of Security Interests in Manufactured Homes May Result in Losses on the related Manufactured Housing Contracts and the Securities Backed by the Manufactured Housing Contracts

         Any conditional sales contracts and installment loan agreements with respect to manufactured homes included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Foreclosure of Mortgage Loans May Result In Limitations or Delays In Recovery and Losses Allocated to the Related Securities

         Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, ancillary fees, legal fees and costs of legal action, real estate taxes, maintenance and preservation expenses, monthly advances and servicing advances. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

Mortgaged Properties Are Subject to Environmental Risks and the Cost of Environmental Clean-Up May Increase Losses on the Related Mortgage Loans

         Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

The Ratings of Your Securities May Be Lowered Or Withdrawn Which May Adversely Affect the Liquidity or Market Value of Your Security

         It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

Failure of the Mortgage Loan Seller to Repurchase or Replace a Mortgage Loan May Result in Losses Allocated to the Related Securities

         Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under "The Depositor's Mortgage Loan Purchase Program--Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation." However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises. A mortgage loan seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

         In instances where a mortgage loan seller is unable, or disputes its obligation, to repurchase affected mortgage loans, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their repurchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

         All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller's repurchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. The occurrence of events during this period that are not covered by a mortgage loan seller's repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

The Yield to Maturity on Your Securities Will Depend on a Variety of Factors Including Prepayments

         The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

         o the extent of prepayments on the underlying assets in the trust fund or;

         o how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

         o if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

         o the rate and timing of defaults and losses on the assets in the related trust fund;

         o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller; and;

         o with respect to a trust fund containing home equity revolving credit loans, additional draws on under the related credit line agreements.

         Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on your class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

         To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the related securities may receive an additional prepayment.

         The yield to maturity on the types of classes of securities, including securities that are entitled to principal distributions only or interest distributions only, securities as to which accrued interest or a portion thereof will not be distributed but rather added to the principal balance of the security, and securities with an interest rate which fluctuates inversely with an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities. The prospectus supplement for a series will set forth the related classes of securities that may be more sensitive to prepayment rates.

         See "Yield and Maturity Considerations" in this prospectus.

The Exercise of an Optional Termination Right Will Affect the Yield to Maturity on the Related Securities

         The prospectus supplement for each series of securities will set forth the party or parties that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

         In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered hereby a price equal to 100% of the principal balance of their securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a "qualified liquidation" under
Section 860F of the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

         A trust fund may also be terminated and the certificates retired upon the master servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

         The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

Violations of Consumer Protection Laws May Result in Losses on the Mortgage Loans and the Securities Backed By Those Mortgage Loans

         Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

         o        regulate interest rates and other charges on mortgage loans;

         o        require specific disclosures to borrowers;

         o        require licensing of originators; and

         o regulate generally the origination, servicing and collection process for the mortgage loans.

         Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

         The mortgage loan seller will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. If the mortgage loan seller fails to repurchase or substitute, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities. See "Legal Aspects of Mortgage Assets."

         Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary beginning on page 114 in this prospectus.

                         Description of the Trust Funds

         The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of:

         o a segregated pool of various types of first and junior lien mortgage loans, cooperative apartment loans, manufactured housing conditional sales contracts and installment loan agreements, home improvement installment sales contracts and installment loan agreements or home equity revolving lines of credit, including partial balances of those lines of credit or beneficial interests in those lines of credit as are subject to the related agreement governing the trust fund;

         o amounts on deposit in the distribution account, pre-funding account, if applicable, or any other account maintained for the benefit of the securityholders;

         o property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

         o the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies to be included in the trust fund, each as described under "Description of Primary Insurance Policies";

         o the rights of the depositor under the agreement or agreements under which it acquired the mortgage loans to be included in the trust fund;

         o the rights of the trustee in any cash advance reserve fund or surety bond to be included in the trust fund, each as described under "--Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets"; and

         o any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guarantee insurance policy, reserve fund, currency or interest rate exchange agreement or guarantee, each as described under "Description of Credit Support."

         To the extent specified in the related prospectus supplement, a portion of the interest received on a mortgage loan may not be included in the trust for that series. Instead, the retained interest will be retained by or payable to the originator, servicer or seller (or a designee of one of the foregoing) of the loan, free and clear of the interest of securityholders under the related agreement.

Description of the Mortgage Assets to be Included in a Trust Fund

         Each mortgage asset will be originated by a person other than the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased by the depositor, either directly or through its affiliates, from Long Beach Mortgage Company, the parent of the depositor, and its affiliates or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated with the depositor. Each seller of mortgage assets will be referred to in this prospectus and the related prospectus supplement as a mortgage loan seller. The mortgage assets acquired by the depositor will have been originated in accordance with the underlying criteria described in this prospectus under "The Depositor's Mortgage Loan Purchase Program--Underwriting Standards" and in the prospectus supplement. All mortgage assets to be included in a trust fund as of the closing date will have been purchased by the depositor on or before the date of initial issuance of the related securities.

         The mortgage assets included in a trust fund will be evidenced by a promissory note or contract, referred to in this prospectus as a mortgage note, and may be secured by any of the following:

         o first or junior liens on one-to-four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Loans secured by this type of property are referred to in this prospectus as single-family loans and may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

         o first or junior liens secured by shares in a private cooperative housing corporation that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;

         o rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units. The multifamily properties may include high-rise, mid-rise or garden apartments. Loans secured by this type of property may be conventional loans or FHA-insured loans as specified in the related prospectus supplement;

         o commercial properties including office buildings, retail buildings and a variety of other commercial properties as may be described in the related prospectus supplement;

         o properties consisting of mixed residential and commercial structures;

         o leasehold interests in residential properties, the title of which is held by third party lessors;

         o manufactured homes that, in the case of mortgage loans, are permanently affixed to their site or, in the case of manufactured home conditional sales contracts and installment loan agreements, may be relocated; or

         o real property acquired upon foreclosure or comparable conversion of the mortgage loans included in a trust fund.

         No more than 10% of the assets of a trust fund, by original principal balance of the pool, will be secured by commercial properties, by multifamily properties containing five or more dwelling units, by properties consisting of mixed residential and commercial structures or by any combination of these property types. Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event of a delinquency and foreclosure, that are greater than similar risks associated with single-family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor. Thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the related property to produce income. Thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of a single-family property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

         The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants, as well as the liquidation value of such property, may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants. Commercial mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any commercial or multifamily mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

         o changes in general or local economic conditions and/or specific industry segments;

         o        declines in real estate values;

         o        declines in rental or occupancy rates;

         o increases in interest rates, real estate tax rates and other operating expenses;

         o changes in governmental rules, regulations and fiscal policies, including environmental legislation;

         o        acts of God; and

         o        other factors beyond the control of the master servicer.

         Commercial and multifamily mortgage loans that are included in any trust fund may be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the mortgage loan. With respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the related mortgaged property.

         The term of any leasehold interest that secures a mortgage loan will exceed the term of the related mortgage note by at least five years.

         The manufactured homes securing the mortgage loans or manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         The home improvement contracts will be secured primarily by mortgages on single family properties that are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interests in the home improvements financed thereby.

         The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include vacation, second and non-owner occupied homes.

         The mortgage assets to be included in a trust fund will be any one of the following types of mortgage assets:

         o Fully amortizing mortgage assets with a fixed rate of interest and level monthly payments to maturity;

         o Fully amortizing mortgage assets with an interest rate that adjusts periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

         o ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

         o ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

         o Fully amortizing mortgage assets with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

         o Fixed interest rate mortgage assets providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

         o Mortgage assets that provide for a line of credit under which amounts may be advanced to the borrower from time to time including home equity revolving credit loans;

         o Fixed interest rate mortgage assets that provide that the interest may increase upon default, which increased rate may be subject to adjustment and may or may not convert back to the original fixed interest rate upon cure of the default;

         o Fixed interest rate mortgage assets that provide for reductions in the interest rate, and corresponding monthly payment due thereon during the first 36 months of the term thereof; and

         o Another type of mortgage loan described in the related prospectus supplement.

         Each single-family loan having a loan-to-value ratio at origination in excess of 80% may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This type of insurance will remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "Description of Primary Insurance Policies--Primary Mortgage Insurance Policies."

         A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not, to the mortgage loan seller's knowledge, produce a combined loan-to-value ratio in excess of 150%. The trust fund may contain mortgage loans secured by junior liens, and the related senior lien may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior mortgage loan. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans. See "Legal Aspects of Mortgage Assets--Foreclosure on Mortgages."

         The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal amount which may be advanced over the term of the loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property or cooperative unit, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) if the mortgaged property is being purchased in conjunction with the origination of the mortgage loan the sales price for the property. For purposes of calculating the loan-to-value ratio of a manufactured housing contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including accessories identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used manufactured home, the value is generally the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured homes are less likely than other types of housing to experience appreciation in value and are more likely to experience depreciation in value.

         The underwriting standards of the mortgage loan originator or mortgage loan seller may require an internal review of the appraisal (a "review appraisal") used to determine the loan-to-value of a mortgage loan which may be performed by underwriters rather than a licensed appraiser. Where the review appraisal results in a valuation of the mortgaged property that is less than a specified percentage of the original appraisal, the loan-to-value ratio of the related mortgage loan will be based on the review appraisal. The prospectus supplement of each series will describe the percentage variance used by the related mortgage loan originator or mortgage loan seller in determining whether the review appraisal will apply.

         A mortgage loan secured by a condominium unit will not be included in a mortgage pool unless, at the time of sale of the mortgage loan by the mortgage loan seller, representations and warranties as to the condominium project are made by the mortgage loan seller or an affiliate of the mortgage loan seller or by another person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties. The mortgage loan seller, or another party on its behalf, will have made the following representations and warranties:

         o If a condominium project is subject to developer control or to incomplete phasing or add-ons, at least 50% of the units have been sold to bona fide purchasers to be occupied as primary residences or vacation or second homes.

         o If a condominium project has been controlled by the unit owners, other than the developer, and is not subject to incomplete phasing or add-ons, at least 50% of the units been are occupied as primary residences or vacation or second homes.

         See "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation" in this prospectus for a description of other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

         The trust fund may include mortgage loans subject to temporary buydown plans which provide that the monthly payments made by the borrower in the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from (a) an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and (b) unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds. The borrower under a buydown mortgage loan is usually qualified at the lower monthly payment taking into account the funds on deposit in the custodial account. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the funds in the custodial account have been depleted. See

"The Depositor's Mortgage Loan Purchase Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

         The trust fund may include mortgage loans with respect to which a portion of the loan proceeds are held back from the mortgagor until required repairs or improvements on the mortgaged property are completed, in accordance with the mortgage loan seller's underwriting standards.

         The trust fund may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a trust fund will be 90 or more days delinquent and no trust fund will include a concentration of mortgage loans which are more than 30 and less than 90 days delinquent of greater than 20%.

         If so specified in the related prospectus supplement, a mortgage loan may contain a prohibition on prepayment or a Lockout Period or require payment of a prepayment penalty. A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

         Home Equity Revolving Credit Loans

         GENERAL. The home equity revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each home equity revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each home equity revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, which may vary under circumstances if stated in the accompanying prospectus supplement, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some home equity revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

         The borrower for each home equity revolving credit loan may draw money, in most cases with either checks or credit cards, subject to applicable law, on such home equity revolving credit loan at any time during the period in which a draw may be made under the related credit line agreement, which period we refer to in this prospectus as the draw period. Unless specified in the accompanying prospectus supplement, the draw period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each home equity revolving credit loan, if the draw period is less than the full term of the home equity revolving credit loan, the related borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each home equity revolving credit loan will be obligated to make monthly payments on the home equity revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a home equity revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

         The borrower for each home equity revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any home equity revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the master servicer or servicer or other entity specified in the accompanying prospectus supplement.

         Unless specified in the accompanying prospectus supplement, for each home equity revolving credit loan:

         o the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance,

         o the account balance on any day in most cases will be the aggregate of the unpaid principal of the home equity revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the home equity revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and

         o the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the home equity revolving credit loan.

         Payments made by or on behalf of the borrower for each home equity revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the home equity revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

         The mortgaged property securing each home equity revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the home equity revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the home equity revolving credit loan will be allocated as described in the related prospectus supplement among the home equity revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion thereof excluded from the pool. If any entity with an interest in a draw or portion thereof excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related home equity revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related home equity revolving credit loan and therefore compel the sale of such home equity revolving credit loan over the objection of the trust fund and the securityholders. If that occurs, delays and reductions in payments to the trust fund and the securityholders could result.

         In most cases, each home equity revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the home equity revolving credit loan.

         The mortgage note or mortgage related to each home equity revolving credit loan will usually contain a customary "due-on-sale" clause.

         As to each home equity revolving credit loan, the borrower's rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

         o a materially adverse change in the borrower's financial circumstances;

         o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

         o        a payment default by the borrower.

         However, as to each home equity revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a home equity revolving credit loan, at the discretion of the master servicer or servicer, the home equity revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

         o        the borrower's failure to make any payment as required;

         o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

         o any fraud or material misrepresentation by a borrower in connection with the loan.

         The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any home equity revolving credit loan in certain limited circumstances. In most cases, the master servicer or servicer will have an unlimited ability to allow increases provided that the specified conditions are met including:

         o        a new appraisal or other indication of value is obtained; and

         o the new combined LTV ratio is less than or equal to the original combined LTV ratio.

         If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the master servicer or servicer will have the option to allow a credit limit increase for any home equity revolving credit loan subject to the limitations described in the related agreement.

         The proceeds of the home equity revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

         ALLOCATION OF HOME EQUITY REVOLVING CREDIT LOAN BALANCES. For any series of securities backed by home equity revolving credit loans, the related trust fund may include either (i) the entire principal balance of each home equity revolving credit loan outstanding at any time, including balances attributable to draws made after the related cut-off date, or (ii) a specified portion of the total principal balance of each home equity revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date. In this prospectus, we refer to the principal balance or portion of the principal balance of each home equity revolving credit loan outstanding at any time and included in the trust fund as the trust balance.

         The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any home equity revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a home equity revolving credit loan, if any, not included in the trust balance at any time, which may include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date. In this prospectus, we refer to the portion of the principal balance of each home equity revolving credit loan outstanding at any time and not included in the trust fund as the excluded balance. Typically, the provisions (i) may provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and (ii) may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

         Even if a trust fund initially includes the entire principal balance of the home equity revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust fund may not include balances attributable to additional draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

         MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENT. Each prospectus supplement will contain specific information with respect to the mortgage assets contained in the related trust fund, as of the cut-off date specified in the prospectus supplement, which will usually be close of business on the first day of the month of formation of the related trust fund, to the extent specifically known to the depositor as of the date of the prospectus supplement, including, in summary form, the following:

         o the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the mortgage assets,

         o the type of property securing the mortgage assets and the percentage of mortgage assets in the related mortgage pool which are secured by that type of property,

         o the range of original terms to maturity of the mortgage assets,

         o        the earliest origination date and latest maturity date,

         o the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

         o the interest rates or range of interest rates borne by the mortgage loans,

         o the geographical distribution of the mortgaged properties on a state-by-state basis,

         o the number and aggregate principal balance of buydown mortgage loans, if any,

         o        a description of the retained interest, if any,

         o with respect to ARM Loans, the index, the adjustment dates, the highest, lowest and weighted average gross margin, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan,

         o the range of debt service coverage ratios for mortgage loans secured by multifamily properties or commercial properties, and

         o whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

         If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described in the bullet points above will be provided in the prospectus supplement, and specific information as to the trust fund assets to be included in the trust fund on the date of issuance of the securities will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance of the securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance. The composition and characteristics of a mortgage pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements. If mortgage assets are added to or deleted from the trust fund after the date of the related prospectus supplement other than as a result of any draws under credit line agreements relating to revolving credit loans, the addition or deletion will be noted on the report on Form 8-K. In no event, however, will more than 5%, by principal balance at the cut-off date, of the mortgage assets deviate from the characteristics of the mortgage assets set forth in the related prospectus supplement other than as a result of any draws under credit line agreements relating to revolving credit loans. In addition, a report on Form 8-K will be filed within 15 days after the end of any pre-funding period containing information respecting the trust fund assets transferred to a trust fund after the date of issuance of the related securities as described in the following paragraph.

                 Description of the Pre-Funding Account for the
                      Purchase of Additional Mortgage Loans

         The agreement governing the trust fund may provide for the transfer by the mortgage loan seller of additional mortgage assets to the related trust fund after the date of initial issuance of the securities. In that case, the trust fund will include a pre-funding account, into which all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited to be released as additional mortgage assets are transferred. Additional mortgage assets will be required to conform to the requirements set forth in the related agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage assets initially included in the trust fund. A pre-funding account will be required to be maintained as an eligible account under the related agreement and the amount held in the pre-funding account shall at no time exceed 50% of the aggregate outstanding principal balance of the securities. The related agreement providing for the transfer of additional mortgage assets will provide that all transfers must be made within 3 months, if a REMIC election has been made with respect to the trust, or within 6 months after the date on which the related securities were issued, and that amounts set aside to fund the transfers, whether in a pre-funding account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

         The depositor will be required to provide data regarding the additional mortgage assets to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security insurer. Transfer of the additional mortgage assets will be further conditioned upon confirmation by the rating agencies that the addition of mortgage assets to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of the security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage assets have been satisfied will be required.

                                  The Depositor

         Long Beach Securities Corp., the depositor, is a Delaware corporation incorporated on July 13, 2000 as a wholly-owned subsidiary of Long Beach Mortgage Company. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 1100 Town & Country Road, Orange, California 92868. Its telephone number is (714) 541-5378.

         The depositor does not have, nor is it expected in the future to have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material impact on the related trust fund and the interests of the potential investors.

                                 Use of Proceeds

         The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                        Yield And Maturity Considerations

         The yield on any offered security will depend on the following:

         o        the price paid by the securityholder,

         o        the rate at which interest accrued on the security,

         o the receipt and timing of receipt of distributions on the security,

         o the weighted average life of the mortgage assets in the related trust fund,

         o        liquidations of mortgage assets following mortgagor defaults,

         o purchases of mortgage assets in the event of optional termination of the trust fund or breaches of representations made in respect of such mortgage assets by the depositor, the master servicer and others, and

         o in the case of securities evidencing interests in ARM Loans, by changes in the interest rates or the conversions of ARM Loans to a fixed interest rate.

         SECURITY INTEREST RATE. Securities of any class within a series may have fixed, variable or adjustable security interest rates, which may or may not be based upon the interest rates borne by the mortgage assets in the related trust fund. The prospectus supplement with respect to any series of securities will specify the security interest rate for each class of securities or, in the case of a variable or adjustable security interest rate, the method of determining the security interest rate. Holders of Stripped Interest Securities or a class of securities having a security interest rate that varies based on the weighted average interest rate of the underlying mortgage assets will be affected by disproportionate prepayments and repurchases of mortgage assets having higher interest rates than the average interest rate.

         TIMING OF PAYMENT OF INTEREST AND PRINCIPAL. The effective yield to securityholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable security interest rate because, while interest on the mortgage assets may accrue from the first day of each month, the distributions of such interest will not be made until the distribution date which may be as late as the 25th day of the month following the month in which interest accrues on the mortgage assets. On each distribution date, a payment of interest on the securities, or addition to the principal balance of a class of Accrual Securities, will include interest accrued during the interest accrual period described in the related prospectus supplement for that remittance date. If the interest accrual period ends on a date other than a remittance date for the related series, the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the remittance date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of securities may be calculated on the assumption that distributions of principal, and additions to the principal balance of Accrual Securities, and allocations of losses on the mortgage assets may be made on the first day of the interest accrual period for a remittance date and not on the remittance date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period.

         When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial prepayment is made on a mortgage loan other than a home equity revolving credit loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. The mortgage loans in a trust fund may contain provisions limiting prepayments or requiring the payment of a prepayment penalty upon prepayment in full or in part. If so specified in the related prospectus supplement, a prepayment penalty collected may be applied to offset the above-described shortfalls in interest collections on the related distribution date. Otherwise, prepayment penalties collected may be available for distribution only to a specific class of securities or may not be a part of the related trust at all, and, therefore not available for distribution to any class of securities. Full and partial principal prepayments collected during the prepayment period set forth in a prospectus supplement will be available for distribution to securityholders on the related distribution date. Neither the trustee nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. The prospectus supplement for a series of securities may specify that the master servicer will be obligated to pay from its own funds, without reimbursement, those interest shortfalls attributable to full and partial prepayments by mortgagors but only up to an amount equal to its servicing fee for the related due period. See "Description of the Securities."

         In addition, if so specified in the related prospectus supplement, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. Early termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of the terminated securities, perhaps significantly. The earlier after the date of the initial issuance of the securities that the termination occurs, the greater would be the effect.

         The outstanding principal balances of home equity revolving credit loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

         For some loans, including home equity revolving credit loans and ARM loans, the loan rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans, other than a home equity revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under home equity revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the home equity revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a home equity revolving credit loan.

         The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

         PRINCIPAL PREPAYMENTS. The yield to maturity on the securities will be affected by the rate of principal payments on the mortgage assets, including principal prepayments, curtailments, defaults and liquidations. The rate at which principal prepayments occur on the mortgage assets will be affected by a variety of factors, including, without limitation, the following:

         o        the terms of the mortgage assets,

         o        the level of prevailing interest rates,

         o        the availability of mortgage credit,

         o in the case of multifamily loans and commercial loans, the quality of management of the mortgaged properties, and

         o economic, demographic, geographic, tax, legal and other factors.

         In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of lower principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the mortgage assets included in the related trust fund and is likely to be affected by the existence of prepayment premium provisions of the mortgage assets in a mortgage pool, and by the extent to which the servicer of any such mortgage asset is able to enforce such provisions. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of the related securities.

         If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of prepayments on one or more classes of securities of a series may be mitigated or exacerbated by the priority of distributions of principal to those classes as provided in the related prospectus supplement.

         The timing of changes in the rate of principal payments on the mortgage assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage assets and distributed in respect of a security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

         DEFAULTS. The rate of defaults on the mortgage assets will also affect the rate and timing of principal payments on the mortgage assets and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. However, mortgage assets that require balloon payments, including multifamily loans, risk default at maturity, or that the maturity of the balloon loan may be extended in connection with a workout. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, mortgage assets with high loan-to-value ratios, and ARM Loans may be higher than for other types of mortgage assets. Furthermore, the rate and timing of defaults and liquidations on the mortgage assets will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Maturity and Weighted Average Life

         PREPAYMENTS. The rates at which principal payments are received on the mortgage assets included in a trust fund and the rate at which payments are made from any credit support for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by, among other factors, the rate at which principal on the related mortgage assets is paid to that class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes prepayments, in whole or in part, and liquidations due to default. Prepayments on the mortgage assets in a trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

         If so provided in the prospectus supplement for a series of securities, one or more classes of securities may have a final scheduled remittance date, which is the date on or prior to which the principal balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

         In addition, the weighted average life of the securities may be affected by the varying maturities of the related mortgage assets. If any mortgage assets in a trust fund have actual terms to maturity of less than those assumed in calculating the final scheduled remittance dates for the classes of securities of the related series, one or more classes of the securities may be fully paid prior to their respective final scheduled remittance dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage pool will, to some extent, be a function of the mix of interest rates and maturities of the mortgage assets in that mortgage pool. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model or the Standard Prepayment Assumption prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans. Moreover, CPR and SPA were developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage assets will not conform to any particular level of CPR or SPA.

         The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of offered securities of the series and the percentage of the initial principal balance of each class that would be outstanding on specified remittance dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. Tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities. It is unlikely that prepayment of any mortgage assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

         There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on loans secured by properties in Puerto Rico or Guam may not occur at the same rate or be affected by the same factors as other mortgage loans.

         TYPE OF MORTGAGE ASSET. The type of mortgage assets included in a trust fund may affect the weighted average life of the related securities. A number of mortgage assets may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage assets having balloon payments may default at maturity, or that the servicer may extend the maturity of the mortgage asset in connection with a workout. In addition, a number of mortgage assets may be junior mortgage loans. The rate of default on junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage assets, the servicer may, to the extent and under the circumstances set forth in this prospectus and in the related servicing agreement, be permitted to modify mortgage assets that are in default or as to which a payment default appears imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage asset will tend to extend the weighted average life of the securities, thereby lengthening the period of time elapsed from the date of issuance of a security until it is retired.

         Although the interest rates on ARM Loans will be subject to periodic adjustments, adjustments generally will, unless otherwise specified in the related prospectus supplement, (1) not increase or decrease the interest rate by more than a fixed percentage amount on each adjustment date, (2) not increase the interest rate over a fixed percentage amount during the life of any ARM Loan and (3) be based on an index, which may not rise and fall consistently with the mortgage interest rate, plus the related fixed percentage set forth in the related mortgage note, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans. As a result, the interest rates on the ARM Loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM Loans with the result that the rate of prepayments may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of any series of securities.

         The interest rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates, as well as immediately after origination when initial interest rates are generally lower than the sum of the indices applicable at origination and the related margins, the amount of interest accruing on the principal balance of these types of mortgage assets may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage assets may become deferred interest which will be added to the principal balance thereof and will bear interest at the applicable interest rate. The addition of any deferred interest to the principal balance of any related class or classes of securities of a series will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the ARM Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced which may adversely affect yield to holders thereof, depending upon the price at which such securities were purchased.

         There can be no assurance as to the rate of principal payments or draws on the home equity revolving credit loans. In most cases, the home equity revolving credit loans may be prepaid in full or in part without penalty. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time. Such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical first lien mortgage loans.

         For any series of securities backed by home equity revolving credit loans, provisions governing whether future draws on the home equity revolving credit loans will be included in the trust fund will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

         As a result of the payment terms of the home equity revolving credit loans or of the mortgage provisions relating to future draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate draws on home equity revolving credit loans included in a trust fund may exceed the aggregate payments of principal on those home equity revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the home equity revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

         FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the mortgage assets that are foreclosed in relation to the number of mortgage assets that are repaid in accordance with their terms will affect the weighted average life of those mortgage assets and that of the related series of securities. Servicing decisions made with respect to the mortgage assets, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage assets in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage assets and thus the weighted average life of the securities.

         DUE-ON-SALE CLAUSES. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. In most cases the mortgage assets will include "due-on-sale" clauses that permit the lender in certain instances to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The master servicer, on behalf of the trust fund, will employ its usual practices in determining whether to exercise any right that the trustee may have as mortgagee to accelerate payment of the mortgage asset. An ARM Loan may be assumable under some conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage asset and, in the reasonable judgment of the servicer or the related sub-servicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Legal Aspects of Mortgage Assets--Enforceability of Provisions."

                 The Depositor's Mortgage Loan Purchase Program

         The mortgage loans to be included in a trust fund will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers.

Underwriting Standards

         All mortgage loans to be included in a trust fund will have been subject to underwriting standards acceptable to the depositor and applied as described in the following paragraph. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with these underwriting guidelines.

         The underwriting standards are applied by the originators to evaluate the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers the borrower's credit history and repayment ability as well as the type and use of the mortgaged property. As a result of this underwriting criteria, changes in the values of mortgage properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans in a trust fund than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given by the depositor that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan or commercial loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. Net operating incomes is: the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the loan-to-value ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Typically, the underwriting process used by an originator is as described in this and the next two following paragraphs. The prospectus supplement for a series will describe any variations to this process as it applies to the related mortgage assets. Initially, a prospective borrower is required to complete an application with respect to the applicant's liabilities, income and credit history and personal information, as well as an authorization to apply for a credit report that summarizes the borrower's reported credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns or other proof of business income. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements which may be pro forma and unaudited. In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes whose appraised value is determined using the list price of the unit and accessories as described above under "Description of the Trust Funds." Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income, if considered applicable by the appraiser, and, when deemed appropriate, the cost of replacing the home. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. The value of the property being financed, as indicated by the appraisal, must be high enough so that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans and contracts, once all applicable employment, credit and property information is received, the originator reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type of property being financed and reviews the property. In evaluating the credit quality of borrowers, the originator may utilize the FICO score supplied by the credit bureau with the credit report (a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and three national credit data repositories - Equifax, TransUnion and Experian).

         In the case of a mortgage loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, will be required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

         With respect to any loan insured by the FHA, the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance."

         With respect to any loan guaranteed by the VA, the mortgage loan seller will be required to represent that the VA loan complies with the applicable underwriting policies of the VA. See "Description of Primary Insurance Policies--VA Guarantees."

         The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the master servicer or, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

Qualifications of Originators and Mortgage Loan Sellers

         Each originator will be required to satisfy the qualifications set forth in this paragraph. Each originator must be an institution experienced in originating conventional mortgage loans in accordance with customary and reasonable practices and the mortgage loan seller's or the depositor's guidelines, and must maintain satisfactory facilities to originate those loans. Each originator must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the FDIC. In addition, with respect to FHA loans or VA loans, each originator must be approved to originate the mortgage loans by the FHA or VA, as applicable. Each originator and mortgage loan seller must also satisfy criteria as to financial stability evaluated on a case by case basis by the depositor.

Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation

         Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by that mortgage loan seller. The following material representations and warranties as to the mortgage loans will be made by or on behalf of each mortgage loan seller:

         o that any required hazard insurance was effective at the origination of each mortgage loan, and that each required policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

         o that either (A) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the Mortgage was effective at the origination of each mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (B) if the mortgaged property securing any mortgage loan is located in an area where title insurance policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to permissible exceptions set forth therein, the lien status of the mortgage;

         o that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive some indebtedness of a borrower;

         o that each Mortgage constituted a valid lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from material damage and was in good repair;

         o that there were no delinquent tax or assessment liens against the mortgaged property;

         o that each mortgage loan was not currently more than 90 days delinquent as to required monthly payments of principal and interest; and

         o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of the mortgage loan seller, the identity of the person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate of the mortgage loan seller or a person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

         All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between the date the representation or warranty was made to or on behalf of the depositor and the date of initial issuance of the series of securities evidencing an interest in the related mortgage loan. In the event of a breach of any representation or warranty made by a mortgage loan seller, the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan as described in the second following paragraph. Since the representations and warranties made by or on behalf of a mortgage loan seller do not address events that may occur following the sale of a mortgage loan by that mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes the breach occurs prior to the date of the sale to or on behalf of the depositor. A mortgage loan seller would have no repurchase or substitution obligations if the relevant event that causes the breach occurs after the date of the sale to or on behalf of the depositor. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

         The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of a mortgage loan by the mortgage loan seller to or on behalf of the depositor will be the limited representations of the depositor and of the master servicer described below under "Description of the Securities--Assignment of Trust Fund Assets; Review of Files by Trustee." If the master servicer is also a mortgage loan seller with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a mortgage loan seller.

         The master servicer and the trustee, or the trustee, will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan or the interests in the mortgage loan of the securityholders. If the mortgage loan seller cannot cure a breach within a specified time period from the date on which the mortgage loan seller was notified of the breach, then the mortgage loan seller will be obligated to repurchase the affected mortgage loan from the trustee within a specified time period from the date on which the mortgage loan seller was notified of the breach, at the purchase price therefor. A mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, may have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of the mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under "Description of the Securities--Assignment of Trust Fund Assets; Review of Files by Trustee." The master servicer will be required under the applicable servicing agreement to use its best efforts to enforce the repurchase or substitution obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See "Description of the Securities."

         Neither the depositor nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out their repurchase or substitution obligations with respect to mortgage loans. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under "Description of the Securities--Assignment of Trust Fund Assets; Review of Files by Trustee."

                          Description of the Securities

         The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued in accordance with a pooling and servicing agreement among the depositor, the master servicer and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or an owner trust established under an owner trust agreement between the depositor and the owner trustee for the purpose of issuing a series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which will appear in each agreement. The prospectus supplement for a series of securities will describe additional provisions of the agreement relating to a series. This prospectus together with the prospectus supplement will describe the material terms of the agreement governing the trust fund related to a series of securities. As used in this prospectus supplement with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

         The certificates of each series, including any class of certificates not offered hereby, will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created by the related pooling and servicing agreement. The notes of each series, including any class of notes not offered hereby, will be issued in fully registered form only and will represent indebtedness of the trust fund created by the related indenture. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of The Depository Trust Company. The interests of beneficial owners of securities registered in the name of DTC will be represented by entries on the records of participating members of DTC. Definitive certificates or notes will be available for securities registered in the name of DTC only under the limited circumstances provided in the related prospectus supplement. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee as specified in the related prospectus supplement. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         Each series of securities may consist of either:

         o a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

         o two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which will be senior in right of payment to one or more of the other classes;

         o two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

         o two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement; and

         o other types of classes of securities, as described in the related prospectus supplement.

         With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

         Each class of securities, other than interest only Strip Securities, will have a stated principal amount and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest on the stated principal amount based on a fixed, variable or adjustable interest rate. The security interest rate of each security offered hereby will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See "--Distribution of Interest on the Securities" and "--Distribution of Principal of the Securities" below.

         The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

         As to each series of certificates with respect to which a REMIC election is to be made, the master servicer or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations, and will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to its compliance without any right of reimbursement therefor from the trust fund or from any securityholder. A Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See "Material Federal Income Tax Consequences."

Assignment of Trust Fund Assets; Review of Files by Trustee

         At the time of issuance of any series of securities, the depositor will cause the pool of mortgage assets to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage assets after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage assets, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule of mortgage assets will include detailed information as to the mortgage assets included in the related trust fund, including the outstanding principal balance of each mortgage asset after application of payments due on the cut-off date, information regarding the interest rate on the mortgage asset, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage assets.

         If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS'r', assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS'r' System. With respect to mortgage loans registered through the MERS'r' System, MERS'r' shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

         The depositor will, with respect to each mortgage asset, deliver or cause to be delivered to the trustee, or to the custodian, the mortgage note, an assignment (except as to any mortgage loan registered on the MERS'r' System) (as defined below) and unless otherwise indicated in the applicable prospectus supplement) to the trustee or in blank of the mortgage in a form for recording or filing as maybe appropriate in the state where the mortgaged property is located, the original recorded mortgage with evidence of recording or filing indicated thereon and evidence of any FHA insurance policy or VA guaranty for such mortgage loan, if applicable; or, in the case of each cooperative loan, the related cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the assignment of proprietary lease, the recognition agreement, the related stock certificate and related blank stock powers, and a copy of the original filed financing statement together with (unless otherwise indicated in the applicable prospectus supplement) assignments thereof from the applicable mortgage loan seller to the trustee in a form sufficient for filing.

         With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either (a) secure a specific obligation for the benefit of a specified person or
(b) secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the first bullet point above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

         The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage asset from the trustee at the repurchase price or substitute for the mortgage asset. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the master servicer is obligated to use its best efforts to enforce the repurchase or substitution obligation to the extent described above under "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation," neither the master servicer nor the depositor will be obligated to repurchase or substitute for that mortgage asset if the mortgage loan seller defaults on its obligation. The assignment of the mortgage assets to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

Representations and Warranties; Repurchases

         With respect to the mortgage assets included in a trust fund, the depositor, the originator or the mortgage loan seller, will make representations and warranties as of a specified date, covering by way of example, the following matters:

         o        the type of mortgaged property;

         o        the geographical concentration of the mortgage assets;

         o        the original loan-to-value ratio;

         o        the principal balance as of the cut-off date;

         o        the interest rate and maturity; and

         o the payment status of the mortgage asset; and the accuracy of the information set forth for each mortgage asset on the related mortgage loan schedule.

         Upon a breach of any representation of the depositor, the originator or the mortgage loan seller that materially and adversely affects the value of a mortgage asset or the interests of the securityholders in the mortgage asset, the depositor, the originator or the mortgage loan seller, as applicable, will be obligated either to cure the breach in all material respects, repurchase the mortgage asset at the repurchase price or substitute for that mortgage asset as described in the paragraph below.

         If the depositor, the originator or the mortgage loan seller discovers or receives notice of any breach of its representations or warranties with respect to a mortgage asset, the depositor, the originator or the mortgage loan seller, as applicable, may be permitted under the agreement governing the trust fund to remove the mortgage asset from the trust fund, rather than repurchase the mortgage asset, and substitute in its place one or more mortgage assets, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage asset will, on the date of substitution, comply with the following requirements:

                  (1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage asset,

                  (2) have an interest rate not less than, and not more than 1% greater than, the interest rate of the deleted mortgage asset,

                  (3) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage asset,

                  (4) have a Lockout Date, if applicable, not earlier than the Lockout Date on the deleted mortgage loan, and

                  (5) comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

         In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage asset and the outstanding principal balance of the substitute mortgage asset, after deduction of all scheduled payments due in the month of substitution, together with one month's interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the retained interest, if any, on the difference, will be deposited in the distribution account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage asset is substituted for more than one deleted mortgage asset, or more than one mortgage asset is substituted for one or more deleted mortgage assets, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage assets will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

         With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller or such other party, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage asset at the purchase price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage assets following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See "Description of Primary Insurance Policies" and "Description of Credit Support" in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

         The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

         The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

Establishment of Collection Account; Deposits to Collection Account In Respect of Trust Fund Assets

         The master servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the collection account. The collection account must be either

         o maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series,

         o an account or accounts the deposits in which are insured by the FDIC, to the limits established by the FDIC or

         o a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity.

         The collateral eligible to secure amounts in the collection account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A collection account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the collection account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the collection account will be paid to the master servicer or the trustee or their designee as additional compensation. The collection account may be maintained with an institution that is an affiliate of the master servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a collection account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

         Each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to collection accounts or other standards as may be acceptable to the master servicer. The sub-servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage assets received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the master servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage asset on the monthly remittance date or dates specified in the related servicing agreement.

         The master servicer will deposit or cause to be deposited in the collection account for each trust fund including mortgage loans, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any retained interest, unless otherwise specified in the related prospectus supplement:

                  (1) all payments on account of principal, including principal prepayments, on the mortgage assets, net of any portion retained by the master servicer or a subservicer as its servicing compensation;

                  (2) all payments on account of interest on the mortgage assets, net of any portion retained by the master servicer or by a sub-servicer as its servicing compensation and net of any retained interest;

                  (3) all proceeds of the hazard insurance policies and any special hazard insurance policy, other than amounts to be not applied to the restoration or repair of the property or released to the mortgagor in accordance with the normal servicing procedures of the master servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

                  (4) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support--Letter of Credit";

                  (5) any advances made as described below under "Advances by the Master Servicer in respect of Delinquencies on the Trust Funds Assets";

                  (6) if applicable, all amounts required to be transferred to the collection account from a reserve fund, as described below under "Description of Credit Support--Reserve Fund";

                  (7) any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the collection account as described in the first paragraph below;

                  (8) all proceeds of any mortgage loan or property in respect of the mortgage asset purchased by the master servicer, the depositor, any sub-servicer or any mortgage loan seller as described under "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representations" or "--Assignment of Trust Fund Assets; Review of Files by Trustee" above, exclusive of the retained interest, if any, in respect of the mortgage asset;

                  (9) all proceeds of any mortgage loan repurchased as described under "--Termination of the Trust Fund and Disposition of Trust Fund Assets" below;

                  (10) all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance
         Policies--Primary Hazard Insurance Policies"; and

                  (11) any amount required to be deposited by the master servicer in connection with net losses realized on investments for the benefit of the master servicer of funds held in the collection account.

         With respect to each buydown mortgage loan, the master servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for collection accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the master servicer will deposit in the collection account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the master servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the master servicer will withdraw from the buydown account for deposit in the collection account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the master servicer or the insurer under any related insurance policy, the master servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the collection account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the buydown account and either deposit in the collection account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

         Any buydown funds, and any investment earnings thereon, deposited in the collection account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

         WITHDRAWALS. With respect to each series of securities, the master servicer, trustee or special servicer may make withdrawals from the collection account for the related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

                  (1) to make distributions to the related securityholders on each distribution date;

                  (2) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets" below, these reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest on and principal of the particular mortgage assets (net of related servicing fees) with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets;

                  (3) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage assets in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage assets and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets and properties;

                  (4) to reimburse the master servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in clauses
         (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage assets in the trust fund or, if and to the extent so provided by the related servicing agreement or indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage assets that is otherwise distributable on one or more classes of subordinate securities of the related series;

                  (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

                  (6) to reimburse the master servicer, the company, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding the Master Servicer and the Depositor";

                  (7) to pay the fees of the trustee;

                  (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "--Description of the Trustee";

                  (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account;

                  (10) to pay, the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

                  (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

                  (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

                  (13) to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement or indenture for the benefit of the related securityholders;

                  (14) to pay to itself, the depositor, a mortgage loan seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

                  (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

                  (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Procedures for Realization Upon Defaulted Mortgage Assets"; and

                  (17) to clear and terminate the collection account upon the termination of the trust fund.

Deposits to Distribution Account

         The trustee will, as to each trust fund, establish and maintain a distribution account which must be an eligible account. The trustee will deposit or cause to be deposited in the distribution account for each trust fund amounts received from the master servicer or otherwise in respect of the related securities.

Distributions on the Securities

         Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

         All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each series of securities will be described in the related prospectus supplement and will generally include the following amounts for each distribution date:

                  (1) the total amount of all cash on deposit in the related distribution account as of the corresponding determination date, exclusive of:

                           (a) all scheduled payments of principal and interest
                  collected but due on a date subsequent to the related Due Period,

                           (b) all prepayments, together with related payments
                  of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

                           (c) all amounts in the distribution account that are
                  due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the master servicer or that are payable in respect of specified expenses of the related trust fund;

                  (2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the distribution account;

                  (3) all advances with respect to the distribution date;

                  (4) if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

                  (5) to the extent not on deposit in the related distribution account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

                  (6) any other amounts described in the related prospectus supplement.

         The entire available distribution amount will be distributed among the related securities, including any securities not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

         DISTRIBUTIONS OF INTEREST ON THE SECURITIES. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See "Yield and Maturity Considerations" in this prospectus.

         DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The principal balance of each security offered hereby will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security. The outstanding principal balance of a security may be increased by any deferred interest if so specified in the related prospectus supplement. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

         ALLOCATION TO SECURITYHOLDERS OF LOSSES ON THE TRUST FUND ASSETS. With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the master servicer or any sub-servicer for related unreimbursed advance and expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under "Description of Credit Support" will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realizes losses will be allocated first to the most subordinate class of securities as described below under "Description of Credit Support--Subordination."

Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets

         With respect to any series of securities, the master servicer will advance, on or before each distribution date, its own funds, or funds held in the collection account that are not included in the available distribution amount for that distribution date, unless the master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage asset related to the advance. The amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date. The prospectus supplement for a series may also provide that the master servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the master servicer will not have to advance a delinquent balloon payment.

         Advances are intended to maintain a regular flow of scheduled interest payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the master servicer's funds will be reimbursable only out of related recoveries on the mortgage assets respecting which advances were made, including amounts received under any form of credit support; provided, however, that any advance will be reimbursable from any amounts in the distribution account to the extent that the master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the master servicer from excess funds in the distribution account, the master servicer will replace those funds in the distribution account on any future distribution date to the extent that funds in the distribution account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

         Advances in respect of delinquencies will not be made in connection with home equity revolving credit loans, except as otherwise provided in the related prospectus supplement. In the case of home equity revolving credit loans, the master servicer or servicer is required to advance funds to cover any draws made on a home equity revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, draws may be covered first from principal collections on the other loans in the mortgage pool.

Form of Reports to Securityholders

         With each distribution to holders of any class of securities of a series, the master servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

                  (1) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

                  (2) the amount of the distribution to holders of securities of that class allocable to interest;

                  (3) the amount of related administration or servicing compensation received by the trustee or the master servicer and any sub-servicer and any other customary information as the master servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

                  (4) if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

                  (5) the aggregate principal balance of the mortgage loans at the close of business on that distribution date;

                  (6) the number and aggregate principal balance of mortgage loans (a) delinquent one month, (b) delinquent two or more months, and
         (c) as to which foreclosure proceedings have been commenced;

                  (7) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

                  (8) the aggregate principal balance of each class of securities (including any class of securities not offered hereby) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

                  (9) the amount of any special hazard realized losses allocated to the securities, if any, at the close of business on that distribution date;

                  (10) the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;

                  (11) the amount deposited in the reserve fund, if any, on that distribution date;

                  (12) the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

                  (13) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

                  (14) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement; and

                  (15) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

         In the case of information furnished under subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

         Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1)-(3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

Collection and Other Servicing Procedures Employed by the Master Servicer

         The master servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage assets that are comparable to the mortgage assets and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support." Consistent with this servicing standard, the master servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

         In instances in which a mortgage asset is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may permit modifications of the mortgage asset rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage asset were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage asset, forgiving the payment of principal or interest or extending the final maturity date of the mortgage asset. Any modified mortgage asset may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

         In connection with any significant partial prepayment of a mortgage asset, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage asset to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage asset by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage asset for federal income tax purposes.

         In any case in which property securing a mortgage asset, other than an ARM Loan, multifamily loan or commercial loan, has been, or is about to be, conveyed by the borrower, or in any case in which property securing a multifamily loan or commercial loan has been, or is about to be, encumbered by the borrower, the master servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage asset under any due-on-sale or due-on-encumbrance clause applicable to that mortgage asset. The master servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note, manufactured housing contract or home improvement contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage asset if the master servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage asset. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the master servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage asset may not be changed except in the instance where an assumption is related to a defaulted cure. See "Legal Aspects of Mortgage Assets--Enforceability of Provisions."

         In the case of multifamily loans, commercial loans or mixed-use loans, a mortgagor's failure to make scheduled payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily loan, commercial loan or mixed-use loan that is unable to make scheduled payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required to monitor any multifamily loan, commercial loan or mixed-use loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the related servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily loan, commercial loan or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the multifamily loan, commercial loan or mixed-use loan and the laws of the jurisdiction in which the mortgaged property is located.

         If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage asset or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Assets."

Description of Sub-Servicing

         Any master servicer may delegate its servicing obligations in respect of the mortgage assets to third-party servicers, but the master servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable assets, including:

         o collecting payments from borrowers and remitting the collections to the master servicer,

         o maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

         o filing and settling claims under primary hazard insurance policies, which may be subject to the right of the master servicer to approve in advance any settlement,

         o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage asset,

         o processing assumptions or substitutions where a due-on-sale clause is not exercised,

         o        attempting to cure delinquencies,

         o        supervising foreclosures or repossessions,

         o inspecting and managing mortgaged properties, if applicable, and

         o maintaining accounting records relating to the mortgage assets.

         The master servicer will be responsible for filing and settling claims in respect of mortgage assets in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support."

         The sub-servicing agreement between any master servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage assets serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related policy and servicing agreement or servicing agreement as if the master servicer alone were servicing those mortgage assets. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

         The master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage assets. Each sub-servicer will be reimbursed by the master servicer for expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the related servicing agreement. See "Description of the Securities--Retained Interest; Servicing or Administration Compensation and Payment of Expenses."

         The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Procedures for Realization Upon Defaulted Mortgage Assets

         The master servicer will be required to foreclose upon or otherwise take title in the name of the trustee, on behalf of the securityholders, of mortgaged properties relating to defaulted mortgage assets to which no satisfactory arrangements can be made for collection of delinquent payments, but the master servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the securityholders or the provider of credit support, if any.

         In addition, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Assets--Environmental Legislation."

         As servicer of the mortgage loans, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage assets. As set forth above under "--Collection and Other Servicing Procedures Employed by the Master Servicer," all collections by or on behalf of the master servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the distribution account for the related trust fund, subject to withdrawal as previously described. The master servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage asset unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

         If any property securing a defaulted mortgage asset is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted mortgage asset under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage asset. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the collection or distribution account out of the Liquidation Proceeds recovered on any defaulted mortgage asset, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage asset and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

         If the master servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the collection account or distribution account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the master servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the collection account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage asset together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage asset can be resold for an amount exceeding the outstanding principal balance of the related mortgage asset together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Policies" and "Description of Credit Support."

         With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares. See "Legal Aspects of Mortgage Assets--Foreclosure on Cooperative Shares."

         Realization on defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement. With respect to a defaulted home improvement contract, the master servicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of such home improvement contract as a bad debt or take an unsecured note. In doing so, the master servicer will estimate the expected proceeds and expenses to determine whether a foreclosure proceeding or a repossession and resale is appropriate. If a home improvement contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for such home improvement contract are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such home improvement contract will be written off as bad debt with no foreclosure proceeding.

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

         The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage asset, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rate at which the retained interest are calculated, on a pari passu basis.

         The master servicer's primary compensation with respect to a series of securities will come from the monthly payment to it, of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer's primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the master servicer or the sub-servicers will retain all assumption fees, late payment charges and, unless otherwise stated in the prospectus supplement, prepayment penalties, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the collection account, distribution account, sub-servicing account or any other account created under the related servicing agreement may be paid as additional compensation to the master servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

         In addition to amounts payable to any sub-servicer, the master servicer may pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and other expenses, as described in the related prospectus supplement.

         The master servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage assets, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The master servicer is also entitled to reimbursement from the collection account for advances and expenses.

Annual Evidence as to the Compliance of the Master Servicer

         Each servicing agreement with respect to a series of securities will provide that, on or before a specified date in each year, the first date being at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage assets under servicing agreements substantially similar to each other, including the related servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage assets by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

         Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the related agreement throughout the preceding year.

         Copies of the annual accountants' statement and the officer's statement of the master servicer may be obtained by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Matters Regarding the Master Servicer and the Depositor

         The master servicer under each servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

         Each servicing agreement will provide that the master servicer may resign from its obligations and duties under the related agreement only if its resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the related agreement.

         Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith under the related agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense that is related to any specific mortgage loan or mortgage loans, unless that loss, liability or expense is otherwise reimbursable under the related agreement, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed and to charge the trust fund for the reimbursement. Distributions to securityholders will be reduced to pay for the reimbursement as set forth in the related prospectus supplement and servicing agreement.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, so long as that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default Under the Governing Agreement and Rights Upon Events Of
Default

         Pooling and Servicing Agreement

         Events of default under each pooling and servicing agreement will include each of the following unless otherwise stated in the related prospectus supplement:

         o any failure by the master servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, unless otherwise provided in the related prospectus supplement, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage assets, other than any retained interest of the master servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage assets, then the trustee will not be so obligated.

         If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the master servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the related agreement.

         No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

         o the certificateholder previously has given to the trustee written notice of default,

         o the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,

         o        have offered to the trustee reasonable indemnity, and

         o the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

         Servicing Agreement

         A servicing default under the related servicing agreement will include each of the following unless otherwise provided in the related prospectus supplement:

         o any failure by the master servicer to make a required deposit to the collection account or, if the master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

         o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations and

         o any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the master servicer the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement, other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

         Indenture

         An event of default under the indenture will include each of the following unless otherwise provided in the related prospectus supplement:

         o a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

         o any representation or warranty made by the depositor or the trust fund in the indenture or in any related certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

         o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

         o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

         o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

         o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

         o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

         If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

         No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

         o the holder previously has given to the trustee written notice of default and the default is continuing,

         o the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (2) have offered to the trustee reasonable indemnity,

         o the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

         o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment of the Governing Agreements

         With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the master servicer, and the trustee, upon consent of any credit support provider, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement. Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose, but no amendment may

         o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

         o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

         o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

         However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, but that no amendment may

         o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

         o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point, without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

         o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

Termination of the Trust Fund and Disposition of Trust Fund Assets

         The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the distribution account or by the master servicer and required to be paid to them under the agreements following the earlier of

         o the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and

         o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

         In no event, however, will the trust created by the related agreements continue beyond the date specified in the related agreement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

         Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus supplement which in most cases will be equal to the greater of:

         o the sum of (a) 100% of the stated principal balance of each mortgage asset as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage assets acquired for the benefit of securityholders, and

         o the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the master servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the retained interest, if any, are calculated to the first day of the month following the purchase.

         The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

         In addition to the repurchase of the assets in the related trust fund at the Clean-up Call, if so specified in the related prospectus supplement, a holder of a non-offered class of securities described in the preceding paragraph will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. If the call option is exercised, the Call Class must remit to the trustee a price equal to 100% of the principal balance of the securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable security interest rate during the related period on which interest accrues on the securities which the trustee will distribute to securityholders. If funds to terminate are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a "qualified liquidation" under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

Optional Purchase by the Master Servicer of Defaulted Mortgage Loans

         The master servicer under the related servicing agreement may have the option to purchase from the trust fund any mortgage asset 90 days or more delinquent at a purchase price generally equal to the outstanding principal balance of the delinquent mortgage asset as of the date of purchase, plus all accrued and unpaid interest on that principal balance.

Duties of the Trustee

         The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

Description of the Trustee

         The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the master servicer and its affiliates.

                          Description of Credit Support

         For any series of securities, credit support may be provided with respect to one or more classes thereof or the related mortgage assets. Credit support may be in the form of the subordination of one or more classes to other classes in a series of securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds, cross-collateralization, overcollateralization or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series of securities.

         The credit support provided for a series of securities will in most cases not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Also, if a form of credit support covers more than one pool of mortgage assets in a trust fund or more than one series of securities, holders of securities evidencing interests in any of the covered pools or covered trusts will be subject to the risk that the credit support will be exhausted by the claims of other covered pools or covered trusts prior to that covered pool or covered trust receiving any of its intended share of the coverage.

         If credit support is provided with respect to one or more classes of securities of a series, or the related mortgage assets, the related prospectus supplement will include a description of

         o        the nature and amount of coverage under such credit support,

         o any conditions to payment thereunder not otherwise described in this prospectus,

         o the conditions under which the amount of coverage under the credit support may be reduced, terminated or replaced, and,

         o        the material provisions relating to the credit support.

         Additionally, the related prospectus supplement will set forth certain information with respect to the credit support provider, including:

         o        a brief description of its principal business activities,

         o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

         o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and

         o its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

         A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

Subordination

         One or more classes of securities may be subordinate securities. In the event of any realized losses on mortgage assets not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

         All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the Prepayment Period in which the realized loss was incurred.

         As set forth under "Description of the Securities--Distributions on the Securities--Distributions of Principal of the Securities," the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class.

         The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

         If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "--Reserve Fund" and in the related prospectus supplement.

         With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

         If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

Letter of Credit

         As to any series of securities to be covered by a letter of credit, the issuer of the letter of credit will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The fees for the letter of credit will be paid as described in the related prospectus supplement.

         The master servicer or the trustee will make or cause to be made draws on the letter of credit issuer under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

                  (1) For any mortgage asset that became a liquidated asset during the related Prepayment Period, other than mortgage assets as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage asset plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed advances and servicing expenses, will equal the sum of (A) the unpaid principal balance of the liquidated asset, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation asset, which shall be paid to the master servicer;

                  (2) For each mortgage asset that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed advances and servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage asset plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

                  (3) For any mortgage asset that has been subject to bankruptcy proceedings, the amount of any debt service reduction or the amount by which the principal balance of the mortgage asset has been reduced by the related bankruptcy court.

         If the related prospectus supplement so provides, upon payment by the letter of credit issuer with respect to a liquidated asset, or a payment of the full amount owing on a mortgage asset as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated asset will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage assets that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

         In the event that the issuer that has issued a letter of credit ceases to be duly organized, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the master servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by an issuer that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor issuer shall be more than the fees charged or collateral required by the predecessor issuer, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor issuer.

Mortgage Pool Insurance Policy

         As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The premiums for each mortgage pool insurance policy will be paid as described in the related prospectus supplement.

         The master servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.

         Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

         Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:

         o an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

         o premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

         o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

         o the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

         Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or
(b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and
(b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

         Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

         The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the related series. See "Legal Aspects of Mortgage Assets--Foreclosure on Mortgages" and "--Repossession with Respect to Manufactured Housing Contracts."

         If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

         Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

Special Hazard Insurance Policy

         As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement may provide that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the master servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The premiums on each special hazard insurance policy will be paid as described in the related prospectus supplement.

         Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from

         o loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

         o loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

         Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

         Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage asset acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of:

                  (1) the cost of repair to the property; and

                  (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage asset at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the master servicer with respect to the property.

         The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

         Restoration of the property with the proceeds described under clause
(1) of the second preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage asset secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

         The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage asset plus interest thereon to the date of sale plus expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

         A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

         If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

         Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bond

         As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage asset, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The premiums for each bankruptcy bond on will be paid as described in the related prospectus supplement. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage asset, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage asset, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Legal Aspects Of Mortgage Assets--Foreclosure On Mortgages" and "--Repossession With Respect To Manufactured Housing Contracts."

Financial Guarantee Insurance

         Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of a series, timely distributions of interest only, timely distributions of interest and ultimate distribution of principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

Reserve Fund

         If so provided in the related prospectus supplement, there will be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

         Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Overcollateralization

         If so specified in the related prospectus supplement, interest collections on the mortgage assets may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on one or more classes of the securities of the related series. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage assets in the related trust fund.

Cross-Support Features

         If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-support from any other trust fund.

              Other Financial Obligations Related to the Securities

Swaps and Yield Supplement Agreements

         The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors and collars to minimize the risk of securityholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

Purchase Obligations

         Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

                    Description of Primary Insurance Policies

         Each mortgage loan will be covered by a primary hazard insurance policy and, if so specified in the prospectus supplement, a primary mortgage insurance policy.

Primary Mortgage Insurance Policies

         Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

         As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

         o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

         o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

         o tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

         Multifamily loans, commercial loans and mixed-use loans will not be covered by primary mortgage insurance policies, regardless of the related loan-to-value ratio.

Primary Hazard Insurance Policies

         Each servicing agreement will require the master servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the master servicer in respect of a claim. All amounts collected by the master servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the collection account. The agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the collection account all sums that would have been deposited in the collection account but for that clause. The master servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and
(2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         The master servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

         Since the amount of hazard insurance the master servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FHA Insurance

         The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

         There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221 (d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

         The master servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

         Some of the mortgage loans contained in a trust fund may be Title I loans as described below and in the related prospectus supplement. The regulations, rules and procedures promulgated by the FHA under Title I contain the requirements under which lenders approved for participation in the Title I Program may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, subject to the amount of insurance coverage available in such Title I lender's FHA reserve, as described below and in the related prospectus supplement. In general, an insurance claim against the FHA may be denied or surcharged if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA regulations but FHA regulations permit the Secretary of the Department of Housing and Urban Development, subject to statutory limitations, to waive a Title I lender's noncompliance with FHA regulations if enforcement would impose an injustice on the lender.

         Unless otherwise specified in the related prospectus supplement, the master servicer will either serve as or contract with the person specified in the prospectus supplement to serve as the administrator for FHA claims pursuant to an FHA claims administration agreement. The FHA claims administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I loans. The securityholders will be dependent on the FHA claims administrator to (1) make claims on the Title I loans in accordance with FHA regulations and (2) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The securityholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA claims by any FHA claims administrator is limited and governed by the related agreement and the FHA claims administration agreement and these functions are obligations of the FHA claims administrator, but not the FHA.

         Under Title I, the FHA maintains an FHA insurance coverage reserve account for each Title I lender. The amount in each Title I lender's FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA regulations. The balance of such FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Mortgage loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit such loans for FHA insurance coverage within its FHA reserve by delivering a transfer of note report or by an electronic submission to the FHA in the form prescribed under the FHA regulations. The increase in the FHA insurance coverage for such loans in the Title I lender's FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer of note report for such loans. The insurance available to any trust fund will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the amount specified in the related prospectus supplement.

         If so provided in the related prospectus supplement the trustee or FHA claims administrator may accept an assignment of the FHA reserve for the related Title I loans, notify FHA of such assignment and request that the portion of the depositor's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator on the closing date. Alternatively, in the absence of such provision, the FHA reserves may be retained by the depositor and, upon an insolvency and receivership of the depositor, the related trustee will notify FHA and request that the portion of the depositor's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator. Although each trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit a transfer of reserves. In addition, FHA has not specified how insurance reserves would be allocated in a transfer, and there can be no assurance that any reserve amount, if transferred to the trustee or the FHA claims administrator, as the case may be, would not be substantially less than 10% of the outstanding principal amount of the related Title I loans. It is likely that the depositor, the trustee or the FHA claims administrator would be the lender of record on other Title I loans, so that any FHA reserves that are retained, or permitted to be transferred, would become commingled with FHA reserves available for other Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

         Under Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve with respect to loans insured under that Title I lender's contract of insurance by (1) the amount of FHA insurance claims approved for payment related to those loans and (2) the amount of reduction of the Title I lender's FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender's contract of insurance. The FHA insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

         Unlike certain other government loan insurance programs, loans under Title I (other than loans in excess of $25,000) are not subject to prior review by the FHA. The FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to the lender. Under the FHA regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

         The proceeds of loans under the Title I Program may be used only for permitted purposes, including the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place the home or the purchase of both a manufactured home and the lot (or cooperative interest therein) on which the home is placed.

         Subject to certain limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of

         o the net unpaid principal amount and the uncollected interest earned to the date of default,

         o interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,

         o        uncollected court costs,

         o        title examination costs,

         o fees for required inspections by the lenders or its agents, up to $75, and

         o        origination fees up to a maximum of 5% of the loan amount.

         Accordingly if sufficient insurance coverage is available in such FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

         In general, the FHA will insure home improvement contracts up to $25,000 for a single family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multifamily homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

         With respect to Title I loans, the FHA regulations do not require that a borrower obtain title or fire and casualty insurance. However, if the related mortgaged property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows). Accordingly, if a mortgaged property that secures a Title I loan suffers any uninsured hazard or casualty losses, holders of the related series of securities that are secured in whole or in part by such Title I loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the defaulted loans or from any FHA insurance proceeds. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of securities, if specified in the related prospectus supplement.

         Following a default on a Title I loan insured by the FHA, the master servicer may, subject to certain conditions and mandatory loss mitigation procedures, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Title I loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the Title I loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Title I loan in default and submitting a claim to FHA, the master servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the master servicer or other entity as specified in the related prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

VA Guarantees

         The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

         Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

         The master servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.

                        Legal Aspects of Mortgage Assets

         The following discussion contains general summaries of legal aspects of loans secured by residential and commercial properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage assets is situated. If there is a concentration of the mortgage assets included in a trust fund in a particular state, the prospectus supplement for the related series of securities will discuss any laws of that state that could materially impact the interest of the securityholders.

Mortgage Loans

         The single-family loans, multifamily loans, commercial loans and mixed-use loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to that mortgage loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, sometimes, the directions of the beneficiary.

Cooperative Loans

         The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under "--Foreclosure on Cooperative Shares" below.

Manufactured Housing Contracts

         Under the laws of most states, manufactured housing that is not permanently affixed to its site constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements must be renewed periodically. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         The master servicer or depositor will be required under the related transaction documents to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer or depositor fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the mortgage loan seller or the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to cause the lien of the mortgage loan seller to have priority over the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the mortgage loan seller or the depositor has failed to perfect or cause to be perfected the security interest in the manufactured home, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests.

         The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the mortgage loan seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in other states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller, subsequent purchasers of the manufactured home, or subsequent lenders who take a security interest in the manufactured home.

         If the owner of a manufactured home moves it to a state other than the state in which the manufacture home is registered, then the security interest in the manufactured home will become unperfected unless the master servicer is able to reregister the manufactured home in the new state within the time period specified by law. The master servicer, however, may not learn that the manufactured home has been moved, in time to prevent the security interest from becoming unperfected. Under each related servicing agreement, the master servicer will be obligated to take those steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any liens of that type with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

Home Improvement Contracts

         The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser or secured creditor were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of the materials into the related property, will not be secured by a security interest in the home improvement being financed, but the priority of the security interest may be affected.

         So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful," i.e., without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Foreclosure on Mortgages

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. A mortgagor is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action established a waiver of fraud, bad faith, oppressive or unconscionable conduct warranted a court of equity to refuse affirmative relief to the mortgagee. A court may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent. Similarly, a suit against the debtor on the mortgage note may take several years.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

         Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it may either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

         If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

         Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

         There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

         Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (1) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (2) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Cooperative Shares

         The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Repossession with Respect to Manufactured Housing Contracts

         Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. Unless as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary, the general repossession procedure established by the UCC is as follows:

         o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

         o Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While all states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment subject to the provisions of the UCC unless there is a complete prohibition on deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor or to the holder of any junior lien. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Rights of Redemption with Respect to Mortgage Loans

         In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with Respect to Manufactured Housing Contracts

         While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession of a manufactured home. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under federal bankruptcy law, the filing of a petition acts as a stay against any effort to collect any debt or to enforce any remedy. Moreover, a bankruptcy court may permit a debtor to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's bankruptcy petition. Bankruptcy courts have approved plans, based on the particular facts of the bankruptcy case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Bankruptcy courts jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified in bankruptcy. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. The secured creditor is generally entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

         Tax liens arising under the Internal Revenue Code, may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

         In addition, the mortgage loans included in a trust fund may also be subject to the Home Ownership and Equity Protection Act of 1994, if the mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires additional disclosures, specifies the timing of the disclosures and limits or prohibits inclusion of specific provisions in mortgages subject to the Homeownership Act. Remedies available to the mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The Homeownership Act also provides that any purchaser or assignee of a mortgage covered by the Homeownership Act is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by the Homeownership Act or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. The maximum damages that may be recovered under the Homeownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

For Cooperative Loans

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. A deficiency judgment may be prohibited unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner. See also "--Repossession with Respect to Manufactured Housing Contracts."

Junior Mortgages

         The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages."

         Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

Home Equity Line of Credit Loans

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make home equity line of credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage liens securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after a tax lien or judgment lien imposed on the property.

Consumer Protection Laws with Respect to Manufactured Housing Contracts and Home Improvement Contracts

         Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. This liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the manufactured housing contracts or home improvement contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

         Manufactured housing contracts and home improvement contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller, and related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the manufactured housing contracts and home improvement contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts or home improvement contracts, will be subject to any claims or defenses that the purchaser of the related home or manufactured home may assert against the seller of the home or manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract or home improvement contract. If an obligor is successful in asserting this type of claim or defense, and if the mortgage loan seller had or should have had knowledge of that claim or defense, the master servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract or home improvement contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract or home improvement contract.

Enforceability of Provisions

         The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982. This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan in accordance with a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

Transfer of Manufactured Homes under Manufactured Housing Contracts

         Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. The transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

         In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related manufactured housing contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, the master servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.

Prepayment Charges and Prepayments

         Applicable regulations prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

Leases and Rents

         Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, and, unless rents are to be paid directly to the lender, retains a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

Subordinate Financing

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of that state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

         Title V also provides that state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing if certain conditions are met, including the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Alternative Mortgage Instruments

         ARM Loans and home equity revolving credit loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary,

         o state-chartered banks may originate alternative mortgage instruments, including ARM Loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,

         o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

         o all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

         Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting prior to October 15, 1985 a law or constitutional provision expressly rejecting the applicability of these provisions. Several states have taken this type of action.

         The Alternative Mortgage Transactions Parity Act permits the collection of prepayment charges in connection with some types of eligible mortgage loans, preempting any contrary state law prohibitions.

         All of the ARM Loans and home equity revolving credit loans in a trust fund that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law. All of the ARM Loans and home equity revolving credit loans in a trust fund that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on or an enforce rights with respect to an affected mortgage asset, during the borrower's period of active duty status, and, sometimes, during an additional three month period thereafter. Thus, if the Relief Act applies to any mortgage asset that goes into default, there may be delays in payment and losses incurred by the related securityholders.

Environmental Legislation

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the master servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the master servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The master servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The master servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was at the time of execution of the mortgage "reasonably without cause to believe" that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

Negative Amortization Loans

         A recent case decided by the United States Court of Appeals, for the First Circuit held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

Installment Contracts

         The trust fund may also consist of installment sales contracts. Under an installment sales contract the seller, referred to in this section as the "lender," retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the "borrower," for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able pursuant to state statute to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is pursued if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states courts may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

                    Material Federal Income Tax Consequences

General

         The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

         The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of five general types:

         o REMIC Certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,

         o Notes representing indebtedness of an owner trust for federal income tax purposes,

         o Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC or FASIT election will be made,

         o Partnership Certificates representing interests in a Partnership Trust Fund which is treated as a partnership for federal income tax purposes, and

         o Debt Certificates representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

         o FASIT Securities representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a FASIT under the FASIT Provisions of the Code.

         The prospectus supplement for each series of certificates will indicate whether one or more REMIC of FASIT elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs or the "regular interests," "high yield regular interests" or "ownership interests" in the FASIT, as the case may be. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

REMICs

         Classification of REMICs. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under "--Taxation of Owners of REMIC Regular Certificates" and "--Taxation of Owners of REMIC Residual Certificates." Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. Except as provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The Trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

         The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For a series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

         GENERAL. Except as described in "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a de minimis amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The Congressional committee reports accompanying the enactment of Section 1272(a)(6) of the Code indicate that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class that will be used in making reports to investors and the IRS will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the OID regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

         An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         MARKET DISCOUNT. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS. See "--Premium" below.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above. See "--Original Issue Discount" above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the committee report apply. The Congressional committee reports accompanying the enactment of Section 1276(b)(3) of the Code indicate that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

                  (1) on the basis of a constant yield method,

                  (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

                  (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

         PREMIUM. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The Congressional committee reports accompanying the enactment of
Section 1276(b)(3) of the Code state that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. See "--Market Discount" above.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC. See "--Prohibited Transactions and Other Possible REMIC Taxes" below.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The Congressional committee reports accompanying enactment of the REMIC Provisions indicate that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "--Noneconomic REMIC Residual Certificates." The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

         Issue premium is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price. If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below.

         Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by the REMIC Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder. See "--General" above.

         EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of

                  (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over

                  (2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

         The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have significant value.

         For REMIC Residual Certificateholders, an excess inclusion:

                  (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

                  (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

                  (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is "noneconomic" unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the REMIC Residual Certificate, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, equals at least the present value of the expected tax on the anticipated excess inclusions, and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of a transfer of REMIC Residual Certificates being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, for which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding residual interest reduced by the present value of the projected payments to be received on the residual interest. In Revenue Procedure 2001-12, pending finalization of the new regulations, the IES has expanded the "safe harbor" for transfers of noneconomic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfer will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low costs for the transfer specifically mentioned as negating eligibility. The changes are proposed to be effective for transfers of residual interest occurring after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, a prospective purchaser should consider the possibility that a purported transfer of the REMIC Residual Certificate by that prospective purchaser to another purchaser at a future date may be disregarded in accordance with the rule described in the first sentence of this paragraph, which would result in the retention of tax liability by the purchaser.

         The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         MARK-TO-MARKET RULES. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, IRS regulations which provide that for purposes of this mark-to-market requirement a REMIC Residual Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

         o an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

         o the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

         Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

         SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will be:

         o equal the cost of the REMIC Regular Certificate to the certificateholder,

         o increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

         o reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium.

         The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC Certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

         o the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and

         o the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

         o residual interests in the entity are not held by disqualified organizations and

         o information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

         o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or

         o a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

         For these purposes, a disqualified organization means:

         o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

         o        any organization, other than a cooperative described in
                  Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

         o any organization described in Section 1381(a)(2)(C) of the Code.

         For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         TERMINATION. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The Trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The Trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the Trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the Trustee or other party designated in the related prospectus supplement.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

New Withholding Regulations

         The IRS has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

Notes

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

Status as Real Property Loans

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--Taxation of Owners of REMIC Regular Certificates" and "--Taxation of Owners of REMIC Residual Certificates--Sales of REMIC Certificates."

Grantor Trust Funds

         Classification of Grantor Trust Funds

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that Grantor Trust Fractional Interest Certificates will represent interests in "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and real estate assets within the meaning of
Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         The assets constituting certain Grantor Trust Funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes buydown mortgage loans.

         GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Market Discount" below.

         Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest

Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply" below for a definition of qualified stated interest.

         In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see "--Sales of Grantor Trust Certificates," and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month.

         A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option:
(1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

         It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments. See "--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount."

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--Stripped Bond Rules Apply" above.

         As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the "Contingent Payment Regulations," but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

         The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "--Taxation of Owners of Grantor Trust Strip Certificates." Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under
Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         BACKUP WITHHOLDING. In general, the rules described in "--REMICS-- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates-- Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Partnership Trust Funds

         CLASSIFICATION OF PARTNERSHIP TRUST FUNDS. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

         CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES. For federal income tax purposes,

                  (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

                  (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code
         Section 856(c)(4)(A) and interest on Partnership Certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
         Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts; and

                  (3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

         Taxation of Owners of Partnership Certificates

         Treatment of the Partnership Trust Fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

         A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership Trust Fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

         PARTNERSHIP TAXATION. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Ruled Do Not Apply," "--Market Discount" and "--Premium," and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust Fund for each due period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the Trust Fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

         A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

         Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT AND PREMIUM. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. As stated in the previous paragraph, the Partnership Trust Fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis. See "--Grantor Trust Funds--Characterization of Investments in Grantor Trust Certificates--Market Discount" and "--Premium."

         If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership Trust Fund, the old partnership, to a new Partnership Trust Fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of any liabilities of the Partnership Trust Fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

         Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Partnership Trust Fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

         The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 731 DISTRIBUTIONS. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership Certificate does not exceed the adjusted basis of the certificateholder's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

         SECTION 754 ELECTION. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

         ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership Trust Fund and will report each certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 BEN or Form W-8ECI in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, Notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

FASIT Securities

         GENERAL. The FASIT Provisions were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

                        State and Other Tax Consequences

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Material Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                              ERISA Considerations

         Sections 404 and 406 of ERISA, impose fiduciary and prohibited transaction restrictions on ERISA Plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance depositor general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax-Favored Plans.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. However, any such plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction restrictions imposed under Section 503 of the Code.

         In addition to imposing general fiduciary standards, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to penalties and/or excise taxes imposed under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction.

Plan Asset Regulation

         An investment of Plan Assets in securities may cause the underlying mortgage loans, cooperative loans, agency securities, private securities, and/or other assets held in a trust to be deemed "plan assets" of such Plan. The DOL has issued the DOL Regulation for purposes of applying the general fiduciary standards of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code, when a Plan acquires an equity interest (such as a security) in such entity. Because of the factual nature of certain rules in the DOL Regulation, it cannot be predicted whether the assets of a Plan will be deemed to include either (i) an interest in the assets of a entity in which the Plan holds an equity interest (such as a trust), or (ii) merely the Plan's interest in the instrument evidencing such interest. Therefore, neither Plans nor certain entities in which assets of Plans are invested should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulation

         Under the DOL Regulations, the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code may apply to a trust and cause the depositor, the master servicer, any other servicer, any trustee, the obligor under any credit enhancement mechanism and certain of their affiliates to be considered or become Parties in Interest with respect to a Plan investing in the securities, whether directly or through an entity holding Plan Assets. In such circumstances, the acquisition or holding of securities by or with Plan Assets of the investing Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. Under the DOL Regulation, the assets of a Plan which holds a security would include such security and may also be deemed to include the mortgage loans and/or other assets held in the related trust. Special caution should be exercised before Plan Assets are used to acquire a security in such circumstances, especially if, with respect to such Plan Assets, the depositor, the master servicer, any other servicer, any trustee, the obligor under any credit enhancement mechanism or any of their affiliates has either (i) investment discretion with respect to such Plan Assets, or (ii) authority or responsibility to give (or regularly gives) investment advice with respect to such Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

         Any person who has discretionary authority or control as to the management or disposition of Plan Assets, or who provides investment advice with respect to Plan Assets for a fee (in the manner described above), is a fiduciary with respect to such Plan Assets. If the mortgage loans and/or other assets held in a trust were to constitute Plan Assets, any party exercising management or discretionary control with respect to such assets may be deemed to be a "fiduciary" with respect to any investing Plan and subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. In addition, if the mortgage loans and/or other assets held in a trust constitute Plan Assets, the acquisition or holding of securities by, on behalf of or with Plan Assets of a Plan, and the operation of such trust, may be deemed to constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

Underwriter's Exemption

         The Underwriter's Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Code certain transactions, among others, relating to (i) the servicing and operation of pools of certain secured obligations (such as mortgage loans) that are held in an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through securities, issued by such entity as to which an underwriter (or its affiliate) which has received an Underwriter's Exemption is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the Underwriter's Exemption are satisfied. For purposes of this section, the term "Underwriter" includes both such an underwriter (or affiliate) and any member of the underwriting syndicate or selling group with respect to the class of securities as to which such underwriter (or affiliate) is the manager or a co-manager.

         Each Underwriter's Exemption sets forth the following eight general conditions, which must be satisfied in order for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Underwriter's Exemption:

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Underwriter's Exemption only applies to securities or other securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the securities or other securities issued by the same trust or other entity, unless none of the mortgage loans or other assets has a loan-to-value ratio or converted loan-to-value ratio that exceeds 100% at the date of issuance of the securities or other securities.

         Third, the securities, at the time of acquisition by a Plan or with Plan Assets, must be rated in one of the four highest generic rating categories by the Exemption Rating Agencies. The securities must be rated in one of the two highest generic categories by at least one of the Exemption Rating Agencies if the loan-to-value ratio or converted loan-to-value ratio of any one- to four-family residential mortgage loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities. However, in that case the Underwriter's Exemption will not apply (i) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan) has a loan-to-value ratio or converted loan-to-value ratio that exceeds 100% at the date of issuance of the securities or (y) any one- to four-family residential mortgage loan has a loan-to-value ratio or converted loan-to-value ratio that exceeds 125% at the date of issuance of the securities or (ii) to any Subordinated securities.

         Fourth, the trustee must not be an affiliate of any other member of the "Restricted Group," which consists of the depositor, the master servicer, any other servicer, the trustee, the swap counterparty under any swap arrangement and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets held in the trust as of the date of initial issuance of the securities.

         Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer or any other servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith.

         Sixth, the Plan or other person investing Plan Assets in the securities must be an accredited investor (as defined in Rule 501(a)(1) of Regulation D under the securities Act of 1933, as amended).

         Seventh, (i)the trust must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or with Plan Assets of a Plan in reliance on the Underwriter's Exemption; and (iii) securities in such other investment pools must have been purchased by investors (other than Plans) for at least one year prior to any acquisition of securities by or with Plan Assets of a Plan in reliance on the Underwriter's Exemption.

         The exemptive relief afforded by the Underwriter's Exemption does not apply to any securities where the related trust or other entity contains revolving credit loans or unsecured loans. In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the Underwriter's Exemption may not apply to any securities where the related trust or other entity contains certain purchase obligations, a swap or a pre-funding arrangement.

         Any fiduciary or other person who proposes to use Plan Assets to acquire securities or other securities in reliance upon the Underwriter's Exemption must make its own determination as to whether the general conditions set forth above will be satisfied with respect to its acquisition and holding of such securities or other securities.

         If the general conditions of the Underwriter's Exemption are satisfied, the Exemption may provide exemptive relief from:

         (a) The restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer or holding, or the direct or indirect acquisition or disposition in the secondary market, of securities or other securities by or with Plan Assets of a Plan, provided that no exemptive relief is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a security or other security by or with Plan Assets of a Plan sponsored by any member of the Restricted Group (an "Excluded Plan"), or by any person who has discretionary authority or renders investment advice for a fee (as described above) with respect to Plan Assets of such Excluded Plan;

         (b) When certain additional conditions are met, the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of securities or other securities in the initial issuance of securities or other securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice for a fee (as described above) with respect to the investment of the relevant Plan Assets in the securities or other securities is a mortgagor with respect to 5% or less of the fair market value of the assets of a trust (or its affiliate), (ii) the direct or indirect acquisition or disposition in the secondary market of securities or other securities by or with Plan Assets of a Plan, and (iii) the holding of securities or other securities by or with Plan Assets of a Plan; and

         (c) The restrictions imposed by Sections 406 and 407(a) of ERISA and Section 4975(c) of the Code for certain transactions in connection with the servicing, management and operation of the Mortgage Pools, subject to certain specific conditions which the depositor expects will be satisfied if the general conditions of the Underwriter's Exemption are satisfied.

         The Underwriter's Exemption also may provide exemptive relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise be deemed to apply merely because a person is deemed to be a Party in Interest with respect to a Plan investing in the securities or other securities (whether directly or through an entity holding Plan Assets) by virtue of providing services to the Plan (or such Plan Assets), or by virtue of having certain specified relationships to such a person, solely as a result of the Plan's ownership of securities or other securities.

         Before purchasing a security or other security, a fiduciary or other investor of Plan Assets should itself confirm that (i) the securities or other securities constitute "securities" for purposes of the Underwriter's Exemption, and (ii) the specific and general conditions and other requirements set forth in the Underwriter's Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption, the fiduciary or other Plan Asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities or other securities with Plan Assets.

Other Exemptions

         Any fiduciary or other person who proposes to use Plan Assets to acquire securities or other securities should consult with its legal counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of exemptive relief under the Underwriter's Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with an acquisition of securities or other securities representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans or Agency securities, such fiduciary or other Plan Asset investor should also consider the availability of exemptive relief under PTCE 83-1 for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to securities or other securities evidencing an interest in a trust with assets that include cooperative loans, private securities, mortgage loans secured by third or more junior liens, contracts, multifamily or mixed-use mortgage loans, or certain other assets, or which contain a swap or a pre-funding arrangement. In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance depositor general accounts. The applicable prospectus supplement may contain additional information regarding the application of the Underwriter's Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the securities or other securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the securities or other securities or, even if an exemption were applicable, that such exemption would apply to all prohibited transactions that may occur in connection with such an investment.

Insurance Depositor General Accounts

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000, and became generally applicable on July 5, 2001.

Representations from Investing Plans

         If the criteria specified in the Underwriter's Exemption as described above are not satisfied by one or more classes of securities or other securities, or by a trust or the mortgage loans and other assets held by the trust, except as otherwise specified in the accompanying prospectus supplement, transfers of those securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor and the trustee with an opinion of counsel satisfactory to the depositor and the trustee, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the acquisition of such securities or other securities by or on behalf of such Plan or with Plan Assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement. Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of a subordinated security offered by this Prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such security (or interest therein), that either (i) it is not a Plan, a trustee or other person acting on behalf of any Plan, or any other person using Plan Assets to effect such acquisition or holding, (ii) it has acquired and is holding such subordinated security in reliance on the Underwriter's Exemption and the subordinated security was rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies or (iii)(1) such acquirer or holder is an insurance depositor, (2) the source of funds used to acquire or hold such security (or interest therein) is an "insurance depositor general account" (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         If any subordinated security (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinated security, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinated security (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Plan Investors

         A Plan which is exempt from federal income taxation pursuant to Section 501 of the Code generally will be subject to federal income taxation to the extent that its income constitutes unrelated business taxable income (or "UBTI") within the meaning of Section 512 of the Code. Excess inclusions of a REMIC allocated to a REMIC Residual security held by such a Plan will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates-- Excess Inclusions." In addition, the exemptive relief afforded by the Underwriter's Exemption does not apply to the purchase, sale or holding of any class of REMIC Residual securities.

Consultation with Counsel

         There can be no assurance that the Underwriter's Exemption or any other exemption granted by the DOL will apply with respect to any particular Plan that acquires securities (whether directly or through an entity holding Plan Assets) or, even if all of the conditions specified in the Underwriter's Exemption were satisfied, that exemptive relief would be available for all transactions involving a trust. Prospective Plan Asset investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences in their specific circumstances prior to making an investment in securities.

         Any fiduciary or other person who proposes to acquire or hold securities on behalf of a Plan or with Plan Assets should consult with its legal counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the availability of exemptive relief under the Underwriter's Exemption, PTCE 83-1, Sections I and III of PTCE 95-60, and/or any other class exemption granted by the DOL. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption or any other DOL exemption, any fiduciary of an ERISA-subject Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase securities on behalf of such Plan.

         Any fiduciary or other person who proposes to use Plan Assets to acquire securities should consult with its own legal counsel with respect to the potential consequences under ERISA and the Code of the acquisition and ownership of securities.

                                Legal Investment

         The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with SMMEA certificates without limitation as to the percentage of their assets represented by SMMEA certificates, federal credit unions may invest in SMMEA certificates and national banks may purchase SMMEA certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

         Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              Methods of Distribution

         The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

         The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

         1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

         2. By placements by the depositor with institutional investors through dealers; and

         3. By direct placements by the depositor with institutional investors.

         If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

         In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made in respect thereof.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

         The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  Legal Matters

         Certain legal matters in connection with the securities will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                              Financial Information

         The depositor has determined that its financial statements are not material to the offering made hereby. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.

                                     Rating

         It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

         Any ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. The ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                              Available Information

         This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and the related prospectus supplement. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

         This prospectus does not contain all of the information set forth in the registration statement, of which this prospectus forms a part, and exhibits thereto which the depositor has filed with the Commission under the securities Act of 1933 and to which reference is hereby made.

                Incorporation of Certain Information by Reference

         There are incorporated into this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of securities offered hereby evidencing interest in a trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered hereby, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent those documents or reports relate to one or more of the classes of those offered securities, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in the documents). Requests to the depositor should be directed in writing to its principal executive office at 1100 Town & Country Road, Orange, California 92868, Attention: Secretary, or by telephone at (714) 541-5378. The depositor has determined that its financial statements are not material to the offering of any securities offered hereby.

                                    Glossary

         ACCRUAL SECURITIES: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

         APPLICABLE FEDERAL RATE: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

         ARM LOAN: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

         CALL CLASS: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under "Description of the Securities--Termination of the Trust Fund and Disposition of Trust Fund Assets" in this prospectus.

         CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

         CLEAN-UP CALL: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

         CLOSING DATE: With respect to any series of securities, the date on which the securities are issued.

         CODE: The Internal Revenue Code of 1986, as amended.

         COMMISSION: The Securities and Exchange Commission.

         CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

         CRIME CONTROL ACT: The Comprehensive Crime Control Act of 1984, as amended.

         DIDMC: The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL: The U.S. Department of Labor.

         DOL REGULATIONS: The regulations promulgated by the U.S. Department of Labor at 29 C.F.R.ss.2510.3-101

         DUE PERIOD: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA PERMITTED INVESTMENTS: The types of investments permitted by the rating agencies named in the Underwriter's Exemption issued by the DOL in which funds in a pre-funding account may be invested.

         ERISA PLANS: Employee pension and welfare benefit plans subject to ERISA.

         EXEMPTION RATING AGENCIES: Collectively, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings.

         FASIT: A financial asset securitization investment trust as defined in Sections 860H through 860L of the Code.

         FASIT PROVISIONS: Sections 860H through 860L of the Code.

         FASIT SECURITIES: Securities evidencing interests in a trust fund as to which a FASIT election has been made.

         FTC RULE: The "Holder in the Due Course" Rule of the Federal Trade Commission.

         GARN-ST. GERMAIN ACT: The Garn-St. Germain Depositor Institutions Act of 1982, as amended.

         GRANTOR TRUST CERTIFICATE: A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL CERTIFICATE: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         GRANTOR TRUST STRIP CERTIFICATE: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

         HIGH COST LOAN: A mortgage loan subject to the Home Ownership and Equity Protection Act of 1994, as amended.

         HIGH LTV LOAN: mortgage loans with loan-to-value ratios in excess of 80% and as high as 150% and which are not insured by a primary insurance policy.

         HOMEOWNERSHIP ACT: The Home Ownership and Equity Protection Act of 1994, as amended.

         INSURANCE PROCEEDS: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

         LIQUIDATED LOAN: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

         LIQUIDATION PROCEEDS: All amounts, other than Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

         LOCKOUT DATE: The date of expiration of the Lockout Period with respect to a mortgage loan.

         LOCKOUT PERIOD: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

         MORTGAGE: The mortgage, deed of trust or similar instrument securing a mortgage loan.

         NCUA: The National Credit Union Administration.

         NONRECOVERABLE ADVANCE: An advance made or to be made with respect to a mortgage loan which the master servicer determines is not ultimately recoverable from Related Proceeds.

         OID REGULATIONS: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         PARTIES IN INTEREST: Collectively, persons who are "parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975 of the Code, who have certain specified relationships to a Plan.

         PARTNERSHIP CERTIFICATE: A certificate representing an interest in a Partnership Trust Fund.

         PARTNERSHIP TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

         PLAN ASSETS: Collectively, "plan assets" and "assets of a Plan" as those terms are described in the DOL Regulation and include an undivided interest in the underlying assets of certain entities in which a Plan holds an equity interest.

         PLANS: Collectively, ERISA Plans and Tax-Favored Plans.

         PREPAYMENT ASSUMPTION: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

         PREPAYMENT PERIOD: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

         PTCE: Prohibited Transaction Class Exemption issued by the DOL under ERISA.

         PTE: Prohibited Transaction Exemption issued by the DOL under ERISA.

         PURCHASE PRICE: As to any mortgage loan, an amount equal to the sum of
(1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses and advances payable or reimbursable to the master servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and
(6) if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

         RECORD DATE: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

         RELATED PROCEEDS: Recoveries on a mortgage loan related to amounts which the master servicer has previously advanced to the related trust fund.

         RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940.

         REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC CERTIFICATES: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS: Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE: A REMIC Certificate designated as a regular interest in the related REMIC.

         REMIC RESIDUAL CERTIFICATE: A REMIC Certificate designated as a residual interest in the related REMIC.

         REMIC REGULATIONS: The REMIC Provisions and the related Treasury regulations.

         RETAINED INTEREST: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

         RICO: The Racketeer Influenced and Corrupt Organizations statute.

         SCHEDULED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

         SENIOR/SUBORDINATE SERIES: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

         SINGLE FAMILY PROPERTIES: One-to-four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimus planned-unit developments.

         SMMEA: The Secondary Mortgage Market Enhancement Act of 1984, as amended.

         SPECIAL HAZARD SUBORDINATION AMOUNT: The amount of any Special Hazard Realized Loss that is allocated to the subordinate securities of a series.

         STATED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

         STRIP SECURITIES: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or (b) interest distributions, with disproportionate, nominal or no principal distributions.

         STRIPPED INTEREST: The distributions of interest on a Strip Security with no or a nominal principal balance.

         TAX-FAVORED PLANS: Tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code.

         UNDERWRITER'S EXEMPTION: The essentially identical individual exemptions DOL has issued to various underwriters (collectively, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), and PTE 2000-

58, 65 Fed. Reg. 67765 (November 13, 2000)).EQUITY CERTIFICATES: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.

         UNITED STATES PERSON: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         SEC Registration Fee....................................................   $1,225,851.00
         Printing and Engraving Fees.............................................       20,000.00*
         Legal Fees and Expenses.................................................      150,000.00*
         Accounting Fees and Expenses............................................       50,000.00*
         Trustee Fees and Expenses..............................................        20,000.00*
         Rating Agency Fees......................................................       75,000.00*
         Miscellaneous...........................................................       15,000.00*
                  Total..........................................................   $1,555,851.00
                                                                                    =============

         -------------
         * Based on the offering of a single series of securities.

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of Long Beach Securities Corp. (the "Depositor") against certain liabilities, including liabilities under the Securities Act of 1933.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in





                                      II-1
good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The By-Laws of the Depositor provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of Delaware, the Depositor (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or in testate is or was a director or officer of the Depositor against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

         The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing




                                      II-2

Agreement, Trust Agreement, Servicing Agreement, Indenture or Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Item 16. EXHIBITS.

         1.1    Form of Underwriting Agreement*

         3.1    Certificate of Incorporation of the Registrant*

         3.2    By-laws of the Registrant*

         4.1    Form of Pooling and Servicing Agreement, for a series consisting of
                Senior and Subordinate Certificates*

         4.2    Form of Pooling and Servicing Agreement, for a series of Certificates with various combinations of credit support*

         4.3    Form of Servicing Agreement, for a series consisting of Mortgage-Backed
                Notes*

         4.4    Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes*

         4.5    Form of Indenture, for a series consisting of Mortgage-Backed Notes*

         5.1    Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality*

         8.1    Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters*

         23.1   Consent of Orrick, Herrington & Sutcliffe LLP (included in
                Exhibits 5.1 and 8.1)*

         24.1   Power of Attorney*



* Filed previously with the initial filing of the Registration Statement on June 14, 2002.


Item 17. UNDERTAKINGS.

A. UNDERTAKING PURSUANT TO RULE 415.

         The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,




                                      II-3
         represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. UNDERTAKING IN CONNECTION WITH INCORPORATION BY REFERENCE OF CERTAIN FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. UNDERTAKING IN RESPECT OF INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.



                                      II-4

                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on the 25th day of June, 2002.

                                        LONG BEACH SECURITIES CORP.



                                        By:     /s/ Jeffrey A. Sorensen
                                            ---------------------------------
                                            Jeffrey A. Sorensen
                                            Vice President





                                      II-5

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



              Signature                            Title                                    Date
---------------------------------     ---------------------------------         --------------------------
       /s/ Craig S. Davis*              Director and President                          June 25, 2002
--------------------------------        (Principal Executive Officer)
          (Craig S. Davis)


      /s/ Marc R. Kittner*              Director                                        June 25, 2002
--------------------------------
         (Marc R. Kittner)


      /s/ Marangal I. Domingo*          Director                                        June 25, 2002
--------------------------------
         (Marangal I. Domingo)


      /s/ Domenic A. Borriello*         Director                                        June 25, 2002
--------------------------------
         (Domenic A. Borriello)


      /s/ Troy A. Gotschall*            Chief Operations Officer and                    June 25, 2002
--------------------------------        Executive Vice President
         (Troy A. Gotschall)            (Principal Executive Officer)



      /s/ Art Den-Heyer*                Controller and Assistant Vice President         June 25, 2002
--------------------------------        (Principal Accounting Officer)
         (Art Den-Heyer)


      /s/ Richard D. Lodge*             Treasurer and Senior Vice President             June 25, 2002
--------------------------------        (Principal Financial Officer)
         (Richard D. Lodge)




* By: /s/ Thomas G. Lehmann
-----------------------------
          Thomas G. Lehmann
          Attorney-In-Fact

Note: Powers of Attorney appointing Thomas G. Lehmann to execute the Registration Statement and any amendments thereto on behalf of these above-named individuals were previously filed with the Securities and Exchange Commission with the initial filing of the Registration Statement on June 14, 2002.




                                      II-6

                                  EXHIBIT INDEX

  Exhibit
  Number
  ------
   1.1     Form of Underwriting Agreement*

   3.1     Certificate of Incorporation of the Registrant*

   3.2     By-laws of the Registrant*

   4.1 Form of Pooling and Servicing Agreement, for a series consisting of Senior and Subordinate Certificates*

   4.2 Form of Pooling and Servicing Agreement, for a series of Certificates with various combinations of credit support*

   4.3 Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes*

   4.4 Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes*

   4.5     Form of Indenture, for a series consisting of Mortgage-Backed
           Notes*

   5.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality*

   8.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters*

   23.1    Consent of Orrick, Herrington & Sutcliffe LLP (included in
           Exhibits 5.1 and 8.1)*

   24.1    Power of Attorney*


* Filed previously with the initial filing of the Registration Statement on June 14, 2002.




                          STATEMENT OF DIFFERENCES
                          ------------------------

 The registered trademark symbol shall be expressed as.................. 'r'
 The section symbol shall be expressed as............................... 'SS'